                                                                     EXHIBIT 4.1



===============================================================================

                         ------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1998
                         ------------------------------


           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                  as Depositor


                           FIRST UNION NATIONAL BANK,
               as Seller, Master Servicer and Trust Administrator


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                        as Trustee and Document Custodian




===============================================================================

                        FURST MORTGAGE LOAN TRUST 1998-B

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  Series 1998-B

                                TABLE OF CONTENTS


                                                                                     Page

                                    ARTICLE I
                                   DEFINITIONS
Section 1.1. Definitions............................................................   1
Section 1.2. Other Definitional Provisions..........................................  73
Section 1.3. Calculations...........................................................  73

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.1. Conveyance of Mortgage Loans...........................................  74
Section 2.2. Acceptance by Trustee; Retransfer of Mortgage Loans....................  78
Section 2.3. Representations and Warranties Regarding the Depositor.................  78
Section 2.4. Representations and Warranties Regarding the Master Servicer...........  80
Section 2.5. Representations and Warranties Regarding the Seller....................  82
Section 2.6. Representations and Warranties of the Seller Regarding
             this Agreement and the Mortgage Loans; Transfer of Certain
             Mortgage Loans.........................................................  84
Section 2.7. Substitution of Mortgage Loans.........................................  92
Section 2.8. Execution and Authentication of Certificates...........................  93
Section 2.9. REMIC Provisions.......................................................  93

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 3.1. The Master Servicer....................................................  95
Section 3.2. Collection of Certain Mortgage Loan Payments...........................  97
Section 3.3. Withdrawals from the Collection Account................................  99
Section 3.4. Monthly Advances; Compensating Interest...............................  100
Section 3.5. Maintenance of Hazard Insurance; Property Protection Expenses.........  100
Section 3.6. Assumption and Modification Agreements................................  101
Section 3.7. Realization Upon Defaulted Mortgage Loans.............................  102
Section 3.8. Trustee to Cooperate..................................................  103
Section 3.9. Servicing Compensation; Payment of Certain Expenses by Master
             Servicer..............................................................  104
Section 3.10. Annual Statement as to Compliance....................................  105
Section 3.11. Annual Servicing Report..............................................  105
Section 3.12. Access to Certain Documentation and Information Regarding
              the Mortgage Loans...................................................  105
Section 3.13. Maintenance of Certain Insurance Policies............................  106
Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged
              Property, Returns Relating to Mortgage Interest Received
              from Individuals and Returns Relating to Cancellation of
              Indebtedness.........................................................  107
Section 3.15. Reports to the Securities and Exchange Commission....................  107
Section 3.16. Custody of Mortgage Files............................................  107
Section 3.17. Duties of Document Custodian; Authority; Indemnification.............  108


Section 3.18. [RESERVED]...........................................................  109
Section 3.19. Payment of Taxes, Insurance and Other Charges........................  109
Section 3.20. [RESERVED]...........................................................  109

                                   ARTICLE IV

               DISTRIBUTIONS IN RESPECT OF SERVICING CERTIFICATES;
Section 4.1 Distributions with Respect to Pool 1...................................  110
Section 4.2 Allocation of Realized Losses with Respect to Pool 1...................  115
Section 4.3 Distributions with Respect to Pool 2...................................  117
Section 4.4 Allocation of Realized Losses with Respect to Pool 2...................  120
Section 4.5 Servicing Certificate..................................................  122

                                    ARTICLE V

 DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS;
Section 5.1. Distributions.........................................................  123
Section 5.2. Statements............................................................  125
Section 5.3. Distribution Account..................................................  128
Section 5.4. Investment of Accounts................................................  128
Section 5.05. Determination of Certificate Rates for LIBOR Certificates............  129

                                   ARTICLE VI

                                THE CERTIFICATES
Section 6.1. The Certificates......................................................  130
Section 6.2. Registration of Transfer and Exchange of the Certificates.............  133
Section 6.3. Mutilated, Destroyed, Lost or Stolen Certificates.....................  139
Section 6.4. Persons Deemed Owners.................................................  139
Section 6.5. Appointment of Paying Agent...........................................  139
Section 6.6. Maintenance of Office or Agency.......................................  140

                                   ARTICLE VII

   THE DEPOSITOR, THE SELLER, THE MASTER SERVICER AND THE TRUST ADMINISTRATOR
Section 7.1. Liability of the Depositor, the Seller, the Master
             Servicer and the Trust Administrator..................................  140
Section 7.2. Merger or Consolidation of, or Assumption of the
             Obligations of, the Seller, the Master Servicer or the
             Trust Administrator...................................................  140
Section 7.3. Limitation on Liability of the Master Servicer, the Trust
             Administrator and Others..............................................  140
Section 7.4. Master Servicer Not to Resign.........................................  141
Section 7.5. Delegation of Duties..................................................  142
Section 7.6. Indemnification of the Trust by the Seller and Master Servicer........  142

                                  ARTICLE VIII

                                     DEFAULT

Section 8.1. Events of Default.....................................................  143
Section 8.2. Trustee to Act; Appointment of Successor..............................  145
Section 8.3. Waiver of Defaults....................................................  146
Section 8.4. Notification to Certificateholders....................................  146

                                   ARTICLE IX

                                   THE TRUSTEE
Section 9.1. Duties of Trustee.....................................................  146
Section 9.2. Certain Matters Affecting the Trustee.................................  148
Section 9.3. Trustee Not Liable for Certificates or Mortgage Loans.................  149
Section 9.4. Trustee May Own Certificates..........................................  150
Section 9.5. Trustee's and Document Custodian's Expenses...........................  150
Section 9.6. Eligibility Requirements for Trustee..................................  151
Section 9.7. Resignation or Removal of Trustee.....................................  151
Section 9.8. Successor Trustee.....................................................  152
Section 9.9. Merger or Consolidation of Trustee....................................  153
Section 9.10. Appointment of Co-Trustee or Separate Trustee........................  153
Section 9.11. Limitation of Liability..............................................  154
Section 9.12. Trustee May Enforce Claims Without Possession of Certificates........  154
Section 9.13. Suits for Enforcement................................................  155
Section 9.14. Waiver of Bond Requirement...........................................  155
Section 9.15. Waiver of Inventory, Accounting and Appraisal Requirement............  155

                                    ARTICLE X

                                   TERMINATION
Section 10.1. Termination..........................................................  155
Section 10.2. Additional Termination Requirements..................................  157

                                   ARTICLE XI

                              REMIC ADMINISTRATION
Section 11.1. REMIC Administration.................................................  158
Section 11.2. Prohibited Transactions and Activities...............................  160
Section 11.3. Indemnification with Respect to Certain Taxes and Loss of
              REMIC Status.........................................................  161

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
Section 12.1. Amendment............................................................  162
Section 12.2. Recordation of Agreement.............................................  163
Section 12.3. Limitation on Rights of Certificateholders...........................  163
Section 12.4. Governing Law........................................................  164
Section 12.5. Notices..............................................................  164
Section 12.6. Severability of Provisions...........................................  165
Section 12.7. Certificates Nonassessable and Fully Paid............................  165


Section 12.8. Third-Party Beneficiaries............................................  165
Section 12.9. Counterparts.........................................................  165
Section 12.10. Effect of Headings and Table of Contents............................  165
Section 12.11. Provision of Information to Prospective Purchasers; Rule 144A.......  165



EXHIBITS
Exhibit A-1       Forms of Class 1A Certificates.....................................A-1-1
Exhibit A-2       Forms of Class 2A Certificates.....................................A-2-1
Exhibit A-3       Form of Class 1M Certificate.......................................A-3-1
Exhibit A-4       Form of Class 2M Certificates......................................A-4-1
Exhibit B-1       Forms of Class 1B Certificates.......................................B-1
Exhibit B-2       Forms of Class 2B Certificates.......................................B-2
Exhibit B-3       Forms of Class A-R Certificates......................................B-3
Exhibit C         [Reserved]...........................................................C-1
Exhibit D         Mortgage Loan Schedule...............................................D-1
Exhibit E         Form of Assignment...................................................E-1
Exhibit F         Form of Mortgage and Note............................................F-1
Exhibit G         Form of Officer's Certificate of Master Servicer.....................G-1
Exhibit H         Form of Servicing Certificate........................................H-1
Exhibit I         Form of Trust Receipt................................................I-1
Exhibit J         Form of Representation Letter........................................J-1
Exhibit K         Form of Remittance Report............................................K-1
Exhibit L-1       Form of Transfer Certificate for Non-Registered Certificates.......L-1-1
Exhibit L-2A      Form I of Transfer Certificate for Non-Registered Certificates....L-2A-1
Exhibit L-2B      Form II of Transfer Certificate for Non-Registered Certificates...L-2B-1
Exhibit L-3       Form of Opinion of Counsel.........................................L-3-1
Exhibit M         Form of Residual Certificateholder Affidavit.........................M-1
Exhibit N         Schedule of Mortgage Loans as to which related Mortgage
                  Notes will be delivered after the Closing Date.......................N-1
Exhibit O         Form of Liquidation Report...........................................O-1
Exhibit P         [Reserved]...........................................................P-1
Exhibit Q         Form of Estimated Net Liquidation Analysis...........................Q-1
Exhibit R         [Reserved]...........................................................R-1
Schedule 1        Offices of the Document Custodian

                         POOLING AND SERVICING AGREEMENT


        POOLING AND SERVICING AGREEMENT, dated as of July 1, 1998, among FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC., as Depositor (the "Depositor"), FIRST UNION NATIONAL BANK, as Seller (the "Seller"), as Master Servicer (the "Master Servicer") and as Trust Administrator (the "Trust Administrator") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Trustee") and as Document Custodian (the "Document Custodian").

        In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.1.      DEFINITIONS.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accounts:  The Collection Account and the Distribution Account.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

Aggregate Class 1A Interest Accrual Amount: As to any Distribution Date, the sum of the Class 1A Interest Accrual Amounts with respect to such Distribution Date.

Aggregate Class 1A Principal Balance: As of any date, an amount equal to the sum of the Class A Principal Balances for the Class 1A-1 Certificates, Class 1A-2 Certificates, Class 1A-3 Certificates, Class 1A-4 Certificates, Class 1A-5 Certificates, Class 1A-6 Certificates, Class 1A-7 Certificates, Class 1A-8 Certificates, Class 1A-9 Certificates, Class 1A-10 Certificates, Class 1A-11 Certificates, Class 1A-12 Certificates, Class 1A-PO Certificates and Class A-R Certificate.

Aggregate Class 1A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class 1A Unpaid Interest Shortfalls for all the Class 1A Certificates.

Aggregate Class 1B Interest Accrual Amount: As to any Distribution Date, the sum of the Class 1B Interest Accrual Amounts with respect to the Class 1B Certificates.

Aggregate Class 1B Principal Balance: As of any date, an amount equal to the sum of the Class 1B-1 Principal Balance, Class 1B-2 Principal Balance, Class 1B-3 Principal Balance, Class 1B-4 Principal Balance and Class 1B-5 Principal Balance.

Aggregate Class 2B Interest Accrual Amount: As to any Distribution Date, the sum of the Class 2B Interest Accrual Amounts with respect to the Class 2B Certificates.

Aggregate Class 2B Principal Balance: As of any date, an amount equal to the sum of the Class 2B-1 Principal Balance, Class 2B-2 Principal Balance, Class 2B-3 Principal Balance, Class 2B-4 Principal Balance and Class 2B-5 Principal Balance.

Aggregate Class Principal Balance: As of any date of determination thereof, the aggregate of the then outstanding Class Principal Balances of all Classes of Certificates.

Aggregate Loan Balance: As of any date of determination, the sum of the Loan Balances of all the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Anniversary:  Each anniversary of the Cut-Off Date.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

Available Servicing Compensation: The Pool 1 Available Servicing Compensation or the Pool 2 Available Servicing Compensation, as applicable.

Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction.

BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Book-Entry Certificates: The Class 1A Certificates (other than the Class A-R Certificate), the Class 2A Certificates, the Class 1M Certificates, the Class 2M Certificates, the Class 1B-1 Certificates, the Class 2B-1 Certificates, the Class 1B-2 Certificates and the Class 2B-2 Certificates, beneficial ownership and transfers of which shall be made through book entries as described in
Section 6.2(b)(i).

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of Maryland or the State of Minnesota are authorized or obligated by law or executive order to remain closed.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, B-1, B-2 or B-3 hereto.

Certificate Group: The Group 1 Certificates or Group 2 Certificates, as applicable.

Certificate Owner: The Person who is a beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

Certificate Rate:  The certificate rates set forth in Section 6.1(c).

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.2(a).

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Certificate registered in the name of the Depositor or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor and (y) any Certificate for which the Depositor or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor is the Certificate Owner shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer of the Trustee (i) the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificates or (ii) the Depositor or such Affiliate is the Certificate Owner of all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

Class: With respect to each of Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12, Class 1A-PO, Class 1A-WIO, Class A-R, Class 1M, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5, Class 2A, Class 2M, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5, all of the Certificates of such class.

Class 1A Certificate: Any of the Class 1A-1 Certificates, Class 1A-2 Certificates, Class 1A-3 Certificates, Class 1A-4 Certificates, Class 1A-5 Certificates, Class 1A-6 Certificates, Class 1A-7 Certificates, Class 1A-8 Certificates, Class 1A-9 Certificates, Class 1A-10 Certificates, Class 1A-11 Certificates, Class 1A-12 Certificates, Class 1A-WIO Certificates, Class 1A-PO Certificates and Class A-R Certificates.

Class 1A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates, the amount distributable to such Class pursuant to Paragraphs first, second, third and fourth of Section 4.1(a).

Class 1A Interest Accrual Amount: As to any Distribution Date and any Class 1A Certificates (other than the Class A-WIO and Class A-PO Certificates), (i) the product of (a) 1/12th of the Certificate Rate for such Class and (b) the Class 1A Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class 1A Interest Percentage of such Class of
(x) any Pool 1 Non-Supported Interest Shortfall allocated to the Class 1A Certificates with respect to such Distribution Date, (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1A Certificates with respect to such Distribution Date pursuant to Section 4.2(e) and (z) the interest portion of any Realized Losses (other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) allocated to the Class 1A Certificates on or after the Group 1 Cross-Over Date pursuant to Section 4.2(e). As to any Distribution Date and the Class 1A-WIO Certificates, the Class 1A-WIO Interest Accrual Amount. The Class 1A-PO Certificates have no Class 1A Interest Accrual Amount.

Class 1A Interest Percentage: As to any Distribution Date and any Class of Class 1A Certificates, the percentage calculated by dividing the Class 1A Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Aggregate Class 1A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 1A Interest Accrual Amount).

Class 1A Interest Shortfall Amount: As to any Distribution Date and any Class of Class 1A Certificates, any amount by which the Class 1A Interest Accrual Amount of such Class 1A Certificates with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.1(a).

Class 1A Loss Percentage: As to any Determination Date and any Class of Class 1A Certificates (other than the Class 1A-PO Certificates) then outstanding, the percentage calculated by dividing the Class 1A Principal Balance of such Class by the Class 1A Non-PO Principal Balance (determined without regard to the Class 1A Principal Balance of any Class of Class 1A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

Class 1A Non-PO Optimal Amount: As to any Distribution Date and Group 1, the sum for such Distribution Date of (i) the Aggregate Class 1A Interest Accrual Amount, (ii) the sum of the Class A Unpaid Interest Shortfalls for each Class of Class 1A Certificates and (iii) the Class 1A Non-PO Optimal Principal Amount.

Class 1A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

        (i) the Class 1A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1A Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 1 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1A Prepayment Percentage of the Scheduled Principal Balance of each such Pool 1 Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
Section 2.6; and

        (iv) the Class 1A Percentage of the excess of the unpaid principal balance of such Pool 1 Mortgage Loan substituted for a defective Pool 1 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan.

Class 1A Non-PO Principal Balance: As of any date, an amount equal to the Aggregate Class A Principal Balance less the Class 1A Principal Balance of the Class 1A-PO Certificates.

Class 1A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class 1A Certificates pursuant to paragraph third clause (A) of Section 4.1(a).

Class 1A Percentage: As to any Distribution Date occurring on or prior to the Group 1 Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class 1A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Group 1 Cross-Over Date, 100% or such lesser percentage which will cause the Class 1A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

Class 1A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2003, 100%. As to any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Class 1A Percentage as of such Distribution Date plus 70% of the Group 1 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class 1A Percentage as of such Distribution Date plus 60% of the Group 1 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class 1A Percentage as of such Distribution Date plus 40% of the Group 1 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class 1A Percentage as of such Distribution Date plus 20% of the Group 1 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007, the Class 1A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class 1A Certificates on any Distribution Date of the Class 1A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class 1A Non-PO Principal Balance below zero, the Class 1A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class 1A Non-PO Principal Balance to zero and thereafter the Class 1A Prepayment Percentage shall be zero, and (ii) if the Class 1A Percentage as of any Distribution Date is greater than the Original Class 1A Percentage, the Class 1A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class 1A Prepayment Percentage described in the second through sixth sentences of this definition of Class 1A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class 1A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class 1A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class 1A Prepayment Percentage for the current Distribution Date, the current Class 1A Percentage and Group 1 Subordinate Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Pool 1 Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Pool 1 Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class 1M Principal Balance and the current Aggregate Class 1B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Group 1 Subordinate Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004 (2) 35% of the Original Group 1 Subordinate Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (3) 40% of the Original Group 1 Subordinate Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (4) 45% of the Original Group 1 Subordinate Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, and (5) 50% of the Original Group 1 Subordinate Principal Balance if such Distribution Date occurs during or after August 2007. With respect to any Distribution Date on which the Class 1A Prepayment Percentage is reduced below the Class 1A Prepayment Percentage for the prior

Distribution Date, the Master Servicer shall certify to the Trustee that the criteria set forth in the preceding sentence are met.

Class 1A Principal Balance: As of the first Determination Date and as to any Class of Class 1A Certificates (other than the Class 1A-WIO Certificate), the Original Class 1A Principal Balance of such Class of Class 1A Certificates. As of any subsequent Determination Date prior to the Group 1 Cross-Over Date and as to any Class of Class 1A Certificates (other than the Class 1A-WIO and Class 1A-PO Certificates), the Original Class 1A Principal Balance of such Class of Class 1A Certificates less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.1(a) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.2(b). After the Group 1 Cross-Over Date, each such Class 1A Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class 1A Loss Percentage of such Class and the excess, if any, of (i) the Class 1A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Pool 1 Adjusted Pool Amount for the preceding Distribution Date and (B) the Pool 1 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. The Class 1A-WIO Certificates will have no Class 1A Principal Balance.

As of any subsequent Determination Date prior to the Group 1 Cross-Over Date and as to the Class 1A-PO Certificates, the Original Class 1A Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class 1A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.1(a) and (b) the Realized Losses allocated through such Determination Date to the Class 1A-PO Certificates pursuant to Section 4.2(b). After the Group 1 Cross-Over Date, such Class 1A Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class 1A Principal Balance for such Class as of such Determination Date without regard to this sentence and the Pool 1 Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

Class 1A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class 1A Certificates, the amount, if any, by which the aggregate of the Class 1A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class of Class 1A Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.1(a).

Class 1A-1 Certificates: The Certificates designated as "Class 1A-1" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-1 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-2 Certificates: The Certificates designated as "Class 1A-2" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-2 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-3 Certificates: The Certificates designated as "Class 1A-3" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-3 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-4 Certificates: The Certificates designated as "Class 1A-4" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-4 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-5 Certificates: The Certificates designated as "Class 1A-5" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-5 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-6 Certificates: The Certificates designated as "Class 1A-6" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-6 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-7 Certificates: The Certificates designated as "Class 1A-7" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-7 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-8 Certificates: The Certificates designated as "Class 1A-8" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-8 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-9 Certificates: The Certificates designated as "Class 1A-9" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-9 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-10 Certificates: The Certificates designated as "Class 1A-10" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-10 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-10 Percentage: The percentage calculated by dividing the Class 1A Principal Balance of the Class 1A-10 Certificates by the Class 1A Non-PO Principal Balance.

Class 1A-10 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Principal Balance of the Class 1A-10 Certificates and (ii) the product of (A) the Class 1A-10 Percentage, (B) the Class 1A-10 Shift Percentage, and (C) the Class 1A Non-PO Distribution Amount.

Class 1A-10 Shift Percentage: As to any Distribution Date, the percentage indicated below:


                                                                 Class 1A-10
        Distribution Date Occurring In                         Shift Percentage
        ------------------------------                         ----------------
        August 1998 through July 2003............................     0%
        August 2003 through July 2004............................     30%
        August 2004 through July 2005............................     40%
        August 2005 through July 2006............................     60%
        August 2006 through July 2007............................     80%
        August 2007 and thereafter...............................    100%


Class 1A-11 Certificates: The Certificates designated as "Class 1A-11" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-11 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-12 Certificates: The Certificates designated as "Class 1A-12" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-12 Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-PO Certificates: The Certificates designated as "Class 1A-PO" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-PO Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-PO Deferred Amount: For any Distribution Date prior to the Group 1 Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class 1A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class 1A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.1(a) and (y) the sum of the product for each Discount Pool 1 Mortgage Loan which became a Liquidated Mortgage Loan at any time on or prior to the last day of the applicable Collection Period for the current Distribution Date of (a) the PO Fraction for such Discount Pool 1 Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses and (B) amounts distributed on the Class 1A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.1(a). On and after the Group 1 Cross-Over Date, the Class 1A-PO Deferred Amount will be zero. No interest will accrue on any Class 1A-PO Deferred Amount.

Class 1A-PO Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Class 1A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.1(a) on such Distribution Date.

Class 1A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

        (i) the scheduled payment of principal due on such Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, less, if the Pool 1 Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

        (ii) all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt.

        (iii) the Scheduled Principal Balance of each such Pool 1 Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
Section 2.6;

        (iv) the excess of the unpaid principal balance of any defective Pool 1 Mortgage Loan for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Pool 1 Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances in respect of such defective Pool 1 Mortgage Loan.

Class 1A-WIO Certificates: The Certificates designated as "Class 1A-WIO" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class 1A-WIO Certificates are related to the Pool 1 Mortgage Loans.

Class 1A-WIO Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class 1A-WIO Certificate Rate and (b) the Class 1A-WIO Notional Amount as of the Determination Date preceding such Distribution Date minus (ii) the Class 1A Interest Percentage of the Class 1A-WIO Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class 1A Certificates with respect to such Distribution Date, (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1A Certificates with respect to such Distribution Date pursuant to Section 4.2(e) and (z) the interest portion of any Realized Losses (other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) allocated to the Class 1A Certificates on or after the Group 1 Cross-Over Date pursuant to
Section 4.2(e).

Class 1A-WIO Notional Amount: With respect to any Distribution Date, an amount equal to the aggregate Scheduled Balance of the Premium Pool 1 Mortgage Loans as of such Distribution Date.

Class 1B Certificate: Any of the Class 1B-1 Certificates, Class 1B-2 Certificates, Class 1B-3 Certificates, Class 1B-4 Certificates or Class 1B-5 Certificates.

Class 1B Distribution Amount: Any of the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 or Class 1B-5 Distribution Amounts.

Class 1B Interest Accrual Amount: As to any Distribution Date and any Class of Class 1B Certificates, an amount equal to (i) the product of 1/12th of the Certificate Rate and the Class 1B Principal Balance of such Class 1B Certificate as of the Determination Date preceding such Distribution Date minus (ii) the Class 1B Interest Percentage of such Class of Class 1B Certificates of (x) any Pool 1 Non-Supported Interest Shortfall allocated to the Class 1B

Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1B Certificates with respect to such Distribution Date pursuant to Section 4.2(e).

Class 1B Interest Percentage: As to any Distribution Date and any Class of Class 1B Certificates, the percentage calculated by dividing the Class 1B Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Aggregate Class 1B Interest Accrual Amount (determined for each Class without regard to clause (ii) of the definition of Class 1B Interest Accrual Amount).

Class 1B Interest Shortfall Amount: Any of the Class 1B-1 Interest Shortfall Amount, Class 1B-2 Interest Shortfall Amount, Class 1B-3 Interest Shortfall Amount, Class 1B-4 Interest Shortfall Amount or Class 1B-5 Interest Shortfall Amount.

Class 1B Loss Percentage: As to any Determination Date and any Class of Class 1B Certificates then outstanding, the percentage calculated by dividing the Class 1B Principal Balance of such Class by the Aggregate Class 1B Principal Balance (determined without regard to any Class 1B Principal Balance of any Class of Class 1B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

Class 1B Percentage: Any one of the Class 1B-1 Percentage, Class 1B-2 Percentage, Class 1B-3 Percentage, Class 1B-4 Percentage or Class 1B-5 Percentage.

Class 1B Prepayment Percentage: Any of the Class 1B-1 Prepayment Percentage, Class 1B-2 Prepayment Percentage, Class 1B-3 Prepayment Percentage, Class 1B-4 Prepayment Percentage or Class 1B-5 Prepayment Percentage.

Class 1B Principal Balance: Any of the Class 1B-1 Principal Balance, Class 1B-2 Principal Balance, Class 1B-3 Principal Balance, Class 1B-4 Principal Balance or Class 1B-5 Principal Balance.

Class 1B Unpaid Interest Shortfall: Any of the Class 1B-1 Unpaid Interest Shortfall, Class 1B-2 Unpaid Interest Shortfall, Class 1B-3 Unpaid Interest Shortfall, Class 1B-4 Unpaid Interest Shortfall or Class 1B-5 Unpaid Interest Shortfall.

Class 1B-1 Certificates: The Certificates designated as "Class 1B-1" on the face thereof in substantially the form attached hereto as Exhibit B-1. The Class 1B-1 Certificates are related to the Pool 1 Mortgage Loans.

Class 1B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.1(a).

Class 1B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1B Interest Accrual Amount of the Class 1B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.1(a).

Class 1B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

        (i) the Class 1B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1B-1 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 1B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1B-1 Optimal Principal Amount will equal the lesser of (A) the Class 1B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1B-1 Certificates.

Class 1B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 1B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in
Section 4.1(d)(ii), in the event that the Class 1B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.1(d)(i), the Class 1B-1 Percentage for such Distribution Date will be zero.

Class 1B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in Section 4.1(d)(ii), in the event that the Class 1B-1 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.1(d)(i), the Class 1B-1 Prepayment Percentage for such Distribution Date will be zero.

Class 1B-1 Principal Balance: As to the first Determination Date, the Original Class 1B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.1(a) and
(B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1B-1 Certificates pursuant to Section 4.2(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1A Principal Balance and the Class 1M Principal Balance as of such Determination Date.

Class 1B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1B-1 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 1B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of
Section 4.1(a).

Class 1B-2 Certificates: The Certificates designated as "Class 1B-2" on the face thereof in substantially the form attached hereto as Exhibit B-1. The Class 1B-2 Certificates are related to the Pool 1 Mortgage Loans.

Class 1B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.1(a).

Class 1B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1B Interest Accrual Amount of the Class 1B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.1(a).

Class 1B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

        (i) the Class 1B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1B-2 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 1B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1B-2 Optimal Principal Amount will equal the lesser of (A) the Class 1B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1B-2 Certificates.

Class 1B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 1B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in
Section 4.1(d)(ii), in the event that the Class 1B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.1(d)(i), the Class 1B-2 Percentage for such Distribution Date will be zero.

Class 1B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in Section 4.1(d)(ii), in the event that the Class 1B-2 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.1(d)(i), the Class 1B-2 Prepayment Percentage for such Distribution Date will be zero.

Class 1B-2 Principal Balance: As to the first Determination Date, the Original Class 1B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.1(a) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1B-2 Certificates pursuant to Section 4.2(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1A Principal Balance, the Class 1M Principal Balance and the Class 1B-1 Principal Balance as of such Determination Date.

Class 1B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.1(a).

Class 1B-3 Certificates: The Certificates designated as "Class 1B-3" on the face thereof in substantially the form attached hereto as Exhibit B-1. The Class 1B-3 Certificates are related to the Pool 1 Mortgage Loans.

Class 1B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.1(a).

Class 1B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1B Interest Accrual Amount of the Class 1B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.1(a).

Class 1B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

        (i) the Class 1B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1B-3 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 1B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1B-3 Optimal Principal Amount will equal the lesser of (A) the Class 1B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1B-3 Certificates.

Class 1B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 1B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in
Section 4.1(d)(ii), in the event that the Class 1B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.1(d)(i), the Class 1B-3 Percentage for such Distribution Date will be zero.

Class 1B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in Section 4.1(d)(ii), in the event that the Class 1B-3 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.1(d)(i), the Class 1B-3 Prepayment Percentage for such Distribution Date will be zero.

Class 1B-3 Principal Balance: As to the first Determination Date, the Original Class 1B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.1(a) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class 1B-3 Certificates pursuant to Section 4.2(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1A Principal Balance, the Class 1M Principal Balance, the Class 1B-1 Principal Balance and the Class 1B-2 Principal Balance as of such Determination Date.

Class 1B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1B-3 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 1B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of
Section 4.1(a).

Class 1B-4 Certificates: The Certificates designated as "Class 1B-4" on the face thereof in substantially the form attached hereto as Exhibit B-1. The Class 1B-4 Certificates are related to the Pool 1 Mortgage Loans.

Class 1B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.1(a).

Class 1B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1B Interest Accrual Amount of the Class 1B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.1(a).

Class 1B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

        (i) the Class 1B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1B-4 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 1B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1B-4 Optimal Principal Amount will equal the lesser of (A) the Class 1B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1B-4 Certificates.

Class 1B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 1B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in
Section 4.1(d)(ii), in the event that the Class 1B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.1(d)(i), the Class 1B-4 Percentage for such Distribution Date will be zero.

Class 1B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in Section 4.1(d)(ii), in the event that the Class 1B-4 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.1(d)(i), the Class 1B-4 Prepayment Percentage for such Distribution Date will be zero.

Class 1B-4 Principal Balance: As to the first Determination Date, the Original Class 1B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.1(a) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1B-4 Certificates pursuant to Section 4.2(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1A Principal Balance, the Class 1M Principal Balance, the Class 1B-1 Principal Balance, the Class 1B-2 Principal Balance and the Class 1B-3 Principal Balance as of such Determination Date.

Class 1B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1B-4 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 1B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.1(a).

Class 1B-5 Certificates: The Certificates designated as "Class 1B-5" on the face thereof in substantially the form attached hereto as Exhibit B-1. The Class 1B-5 Certificates are related to the Pool 1 Mortgage Loans.

Class 1B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.1(a).

Class 1B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1B Interest Accrual Amount of the Class 1B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.1(a).

Class 1B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

        (i) the Class 1B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1B-5 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 1B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1B-5 Optimal Principal Amount will equal the lesser of (A) the Class 1B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1B-5 Certificates.

Class 1B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 1B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in
Section 4.1(d)(ii), in the event that the Class 1B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.1(d)(i), the Class 1B-5 Percentage for such Distribution Date will be zero.

Class 1B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d). Except as set forth in Section 4.1(d)(ii), in the event that the Class 1B-5 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.1(d)(i), the Class 1B-5 Prepayment Percentage for such Distribution Date will be zero.

Class 1B-5 Principal Balance: As to the first Determination Date, the Original Class 1B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.1(a) and (b) the Realized Losses allocated through such Determination Date to the Class 1B-5 Certificates pursuant to Section 4.2(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1A Principal Balance, the Class 1M Principal Balance, the Class 1B-1 Principal Balance, the Class 1B-2 Principal Balance, the Class 1B-3 Principal Balance and the Class 1B-4 Principal Balance as of such Determination Date.

Class 1B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1B-5 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 1B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.1(a).

Class 1M Certificates: The Certificates designated as "Class 1M" on the face thereof in substantially the form attached hereto as Exhibit A-3. The Class 1M Certificates are related to the Pool 1 Mortgage Loans.

Class 1M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.1(a).

Class 1M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class 1M Certificate Rate and the Class 1M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) the sum of (x) any Pool 1 Non-Supported Interest Shortfall allocated to the Class 1M Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Class 1M Certificates with respect to such Distribution Date pursuant to Section 4.2(e).

Class 1M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 1M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.1(a).

Class 1M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 1 Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

        (i) the Class 1M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 1 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 1M Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 1M Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 1M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1M Optimal Principal Amount will equal the lesser of (A) the Class 1M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1M Certificates.

Class 1M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 1 Subordinate Percentage by either (a) if any Class 1B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d), a fraction, the numerator of which is the Class 1M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.1(d) or (b) except as set forth in Section 4.1(d)(ii), if the Class 1B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d)(i), one.

Class 1M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 1 Subordinate Prepayment Percentage by either (a) if any Class 1B

Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d), a fraction, the numerator of which is the Class 1M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 1M Principal Balance and the Class 1B Principal Balances of the Class 1B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.1(d) or (b) except as set forth in Section 4.1(d)(ii), if the Class 1B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.1(d)(i), one.

Class 1M Principal Balance: As to the first Determination Date, the Original Class 1M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.1(a) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1M Certificates pursuant to Section 4.2(b) and (ii) the Pool 1 Adjusted Pool Amount as of the preceding Distribution Date less the Class 1A Principal Balance as of such Determination Date.

Class 1M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1M Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 1M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.1(a).

Class 2A Certificates: The Certificates designated as "Class 2A" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class 2A Certificates are related to the Pool 2 Mortgage Loans.

Class 2A Distribution Amount: As to any Distribution Date, the amount distributable to such Class pursuant to Paragraphs first, second, third and fourth of Section 4.3(a).

Class 2A Interest Accrual Amount: As to any Distribution Date, the excess of (i) the product of (a) 1/12th of the Certificate Rate for such Class and (b) the Class 2A Principal Balance as of the Determination Date preceding such Distribution Date over (ii) the sum of (x) any Pool 2 Non-Supported Interest Shortfall allocated to the Class 2A Certificates with respect to such Distribution Date, (y) the interest portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2A Certificates with respect to such Distribution Date pursuant to
Section 4.4(e) and (f) the interest portion of any Realized Losses (other than Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses) allocated to the Class 2A Certificates on or after the Group 2 Cross-Over Date pursuant to Section 4.4(e).

Class 2A Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2A Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.3(a).

Class 2A Optimal Amount: As to any Distribution Date and Group 2, the sum for such Distribution Date of (i) the Class 2A Interest Accrual Amount and (ii) the Class 2A Unpaid Interest Shortfalls.

Class 2A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool 2 Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2A Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Pool 2 Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2A Prepayment Percentage of the Scheduled Principal Balance of each such Pool 2 Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
Section 2.6; and

        (iv) the Class 2A Percentage of the excess of the unpaid principal balance of such Pool 2 Mortgage Loan substituted for a defective Pool 2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan.

Class 2A Percentage: As to any Distribution Date occurring on or prior to the Group 2 Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class 2A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool 2 Pool Balance. As to any Distribution Date occurring subsequent to the Group 2 Cross-Over Date, 100% or such lesser percentage which will cause the Class 2A Principal Balance to decline to zero following the distribution made on such Distribution Date.

Class 2A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2003, 100%. As to any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Class 2A Percentage as of such Distribution Date plus 70% of the Group 2 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class 2A Percentage as of such Distribution Date plus 60% of the Group 2 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class 2A Percentage as of such Distribution Date plus 40% of the Group 2 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class 2A Percentage as of such Distribution Date plus 20% of the Group 2 Subordinate Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007, the Class 2A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class 2A Certificates on any Distribution Date of the Class 2A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class 2A Principal Balance below zero, the Class 2A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class 2A Principal Balance to zero and thereafter the Class 2A Prepayment Percentage shall be zero, and
(ii) if the Class 2A Percentage as of any Distribution Date is greater than the Original Class 2A Percentage, the Class 2A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class 2A Prepayment Percentage described in the second through sixth sentences of this definition of Class 2A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class 2A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class 2A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class 2A Prepayment Percentage for the current Distribution Date, the current Class 2A Percentage and Group 2 Subordinate Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Pool 2 Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Pool 2 Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class 2M Principal Balance and the current Class 2B Principal Balance and (b) cumulative Aggregate Realized Losses shall not exceed
(1) 30% of the Original Group 2 Subordinate Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004 (2) 35% of the Original Group 2 Subordinate Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (3) 40% of the Original Group 2 Subordinate Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (4) 45% of the Original Group 2 Subordinate Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, and (5) 50% of the Original Group 2 Subordinate Principal Balance if such Distribution Date occurs during or after August 2007. With respect to any Distribution Date on which the Class 2A Prepayment Percentage is reduced below the Class 2A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee that the criteria set forth in the preceding sentence are met.

Class 2A Principal Balance: As of the first Determination Date, the Original Class 2A Principal Balance of such Class of Class 2A Certificates. As of any subsequent Determination Date prior to the Group 2 Cross-Over Date, the Original Class 2A Principal Balance less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.3(a) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.4(b). After the Group 2 Cross-Over Date, the Class 2A Principal Balance will also be reduced on each Determination Date by an amount equal to the excess, if any, of (i) the Class 2A Principal Balance as of such Determination Date without regard to this sentence over (ii) the Pool 2 Adjusted Pool Amount for the preceding Distribution Date.

Class 2A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class 2A Certificates pursuant to paragraph third of Section 4.3(a).

Class 2A Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2A Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of such Class 2A Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.3(a).

Class 2B Certificate: Any one of the Class 2B-1 Certificates, Class 2B-2 Certificates, Class 2B-3 Certificates, Class 2B-4 Certificates or Class 2B-5 Certificates.

Class 2B Distribution Amount: Any of the Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 or Class 2B-5 Distribution Amounts.

Class 2B Interest Accrual Amount: As to any Distribution Date and any Class of Class 2B Certificates, an amount equal to (i) the product of 1/12th of the Certificate Rate and the Class 2B Principal Balance of such Class 2B Certificate as of the Determination Date preceding such Distribution Date minus (ii) the Class 2B Interest Percentage of such Class of Class 2B Certificates of (x) any Pool 2 Non-Supported Interest Shortfall allocated to the Class 2B Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2B Certificates with respect to such Distribution Date pursuant to Section 4.4(e).

Class 2B Interest Percentage: As to any Distribution Date and any Class of Class 2B Certificates, the percentage calculated by dividing the Class 2B Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Aggregate Class 2B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class 2B Interest Accrual Amount).

Class 2B Interest Shortfall Amount: Any of the Class 2B-1 Interest Shortfall Amount, Class 2B-2 Interest Shortfall Amount, Class 2B-3 Interest Shortfall Amount, Class 2B-4 Interest Shortfall Amount or Class 2B-5 Interest Shortfall Amount.

Class 2B Loss Percentage: As to any Determination Date and any Class of Class 2B Certificates then outstanding, the percentage calculated by dividing the Class 2B Principal Balance of such Class by the Aggregate Class 2B Principal Balance (determined without regard to any Class 2B Principal Balance of any Class of Class 2B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

Class 2B Percentage: Any one of the Class 2B-1 Percentage, Class 2B-2 Percentage, Class 2B-3 Percentage, Class 2B-4 Percentage or Class 2B-5 Percentage.

Class 2B Prepayment Percentage: Any of the Class 2B-1 Prepayment Percentage, Class 2B-2 Prepayment Percentage, Class 2B-3 Prepayment Percentage, Class 2B-4 Prepayment Percentage or Class 2B-5 Prepayment Percentage.

Class 2B Principal Balance: Any of the Class 2B-1 Principal Balance, Class 2B-2 Principal Balance, Class 2B-3 Principal Balance, Class 2B-4 Principal Balance or Class 2B-5 Principal Balance.

Class 2B Unpaid Interest Shortfall: Any of the Class 2B-1 Unpaid Interest Shortfall, Class 2B-2 Unpaid Interest Shortfall, Class 2B-3 Unpaid Interest Shortfall, Class 2B-4 Unpaid Interest Shortfall or Class 2B-5 Unpaid Interest Shortfall.

Class 2B-1 Certificates: The Certificates designated as "Class 2B-1" on the face thereof in substantially the form attached hereto as Exhibit B-2. The Class 2B-1 Certificates are related to the Pool 2 Mortgage Loans.

Class 2B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2B-1 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.3(a).

Class 2B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2B Interest Accrual Amount of the Class 2B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.4(a).

Class 2B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2B-1 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 2B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2B-1 Optimal Principal Amount will equal the lesser of (A) the Class 2B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2B-1 Certificates.

Class 2B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 2B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in
Section 4.3(d)(ii), in the event that the Class 2B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.3(d)(i), the Class 2B-1 Percentage for such Distribution Date will be zero.

Class 2B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in Section 4.3(d)(ii), in the event that the Class 2B-1 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.3(d)(i), the Class 2B-1 Prepayment Percentage for such Distribution Date will be zero.

Class 2B-1 Principal Balance: As to the first Determination Date, the Original Class 2B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph ninth of Section 4.3(a) and
(B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2B-1 Certificates pursuant to Section 4.4(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2A Principal Balance and the Class 2M Principal Balance as of such Determination Date.

Class 2B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2B-1 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 2B-1 Certificates on prior Distribution Dates pursuant to Paragraph eighth of
Section 4.3(a).

Class 2B-2 Certificates: The Certificates designated as "Class 2B-2" on the face thereof in substantially the form attached hereto as Exhibit B-2. The Class 2B-2 Certificates are related to the Pool 2 Mortgage Loans.

Class 2B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2B-2 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.3(a).

Class 2B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2B Interest Accrual Amount of the Class 2B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2B-2 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.3(a).

Class 2B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2B-2 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 2B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2B-2 Optimal Principal Amount will equal the lesser of (A) the Class 2B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2B-2 Certificates.

Class 2B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 2B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in
Section 4.3(d)(ii), in the event that the Class 2B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.3(d)(i), the Class 2B-2 Percentage for such Distribution Date will be zero.

Class 2B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in Section 4.3(d)(ii), in the event that the Class 2B-2 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.3(d)(i), the Class 2B-2 Prepayment Percentage for such Distribution Date will be zero.

Class 2B-2 Principal Balance: As to the first Determination Date, the Original Class 2B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.3(a) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2B-2 Certificates pursuant to Section 4.4(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B-1 Principal Balance as of such Determination Date.

Class 2B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2B-2 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 2B-2 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of
Section 4.3(a).

Class 2B-3 Certificates: The Certificates designated as "Class 2B-3" on the face thereof in substantially the form attached hereto as Exhibit B-2. The Class 2B-3 Certificates are related to the Pool 2 Mortgage Loans.

Class 2B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2B-3 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.3(a).

Class 2B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2B Interest Accrual Amount of the Class 2B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.3(a).

Class 2B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2B-3 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 2B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2B-3 Optimal Principal Amount will equal the lesser of (A) the Class 2B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2B-3 Certificates.

Class 2B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 2B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in
Section 4.3(d)(ii), in the event that the Class 2B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.3(d)(i), the Class 2B-3 Percentage for such Distribution Date will be zero.

Class 2B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in Section 4.3(d)(ii), in the event that the Class 2B-3 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.3(d)(i), the Class 2B-3 Prepayment Percentage for such Distribution Date will be zero.

Class 2B-3 Principal Balance: As to the first Determination Date, the Original Class 2B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.3(a) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class 2B-3 Certificates pursuant to Section 4.4(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2A Principal Balance, the Class 2M Principal Balance, the Class 2B-1 Principal Balance and the Class 2B-2 Principal Balance as of such Determination Date.

Class 2B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2B-3 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 2B-3 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.3(a).

Class 2B-4 Certificates: The Certificates designated as "Class 2B-4" on the face thereof in substantially the form attached hereto as Exhibit B-2. The Class 2B-4 Certificates are related to the Pool 2 Mortgage Loans.

Class 2B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2B-4 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.3(a).

Class 2B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2B Interest Accrual Amount of the Class 2B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.3(a).

Class 2B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2B-4 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 2B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2B-4 Optimal Principal Amount will equal the lesser of (A) the Class 2B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2B-4 Certificates.

Class 2B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 2B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in
Section 4.3(d)(ii), in the event that the Class 2B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.3(d)(i), the Class 2B-4 Percentage for such Distribution Date will be zero.

Class 2B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in Section 4.3(d)(ii), in the event that the Class 2B-4 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.3(d)(i), the Class 2B-4 Prepayment Percentage for such Distribution Date will be zero.

Class 2B-4 Principal Balance: As to the first Determination Date, the Original Class 2B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of

Section 4.3(a) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2B-4 Certificates pursuant to Section 4.4(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2A Principal Balance, the Class 2M Principal Balance, the Class 2B-1 Principal Balance, the Class 2B-2 Principal Balance and the Class 2B-3 Principal Balance as of such Determination Date.

Class 2B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2B-4 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 2B-4 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.3(a).

Class 2B-5 Certificates: The Certificates designated as "Class 2B-5" on the face thereof in substantially the form attached hereto as Exhibit B-2. The Class 2B-5 Certificates are related to the Pool 2 Mortgage Loans.

Class 2B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2B-5 Certificates pursuant to Paragraphs nineteenth, twentieth and twenty-first of Section 4.3(a).

Class 2B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2B Interest Accrual Amount of the Class 2B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.3(a).

Class 2B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2B-5 Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 2B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2B-5 Optimal Principal Amount will equal the lesser of (A) the Class 2B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2B-5 Certificates.

Class 2B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Percentage by (ii) a fraction, the numerator of which is the Class 2B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in
Section 4.3(d)(ii), in the event that the Class 2B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.3(d)(i), the Class 2B-5 Percentage for such Distribution Date will be zero.

Class 2B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinate Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d). Except as set forth in Section 4.3(d)(ii), in the event that the Class 2B-5 Certificates are not eligible to receive distributions of principal in accordance with
Section 4.3(d)(i), the Class 2B-5 Prepayment Percentage for such Distribution Date will be zero.

Class 2B-5 Principal Balance: As to the first Determination Date, the Original Class 2B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.3(a) and (b) the Realized Losses allocated through such Determination Date to the Class 2B-5 Certificates pursuant to Section 4.4(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2A Principal Balance, the Class 2M Principal Balance, the Class 2B-1 Principal Balance, the Class 2B-2 Principal Balance, the Class 2B-3 Principal Balance and the Class 2B-4 Principal Balance as of such Determination Date.

Class 2B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2B-5 Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 2B-5 Certificates on prior Distribution Dates pursuant to Paragraph twentieth of
Section 4.3(a).

Class 2M Certificates: The Certificates designated as "Class 2M" on the face thereof in substantially the form attached hereto as Exhibit A-4. The Class 2M Certificates are related to the Pool 2 Mortgage Loans.

Class 2M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2M Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.3(a).

Class 2M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class 2M Certificate Rate and the Class 2M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Pool 2 Non-Supported Interest Shortfall allocated to the Class 2M Certificates with respect to such Distribution Date and (y) the interest portion of any Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2M Certificates with respect to such Distribution Date pursuant to Section 4.4(e).

Class 2M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class 2M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2M Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.3(a).

Class 2M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each outstanding Pool 2 Mortgage Loan, of the sum of:

        (i) the Class 2M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Pool 2 Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

        (ii) the Class 2M Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Master Servicer with respect to such Mortgage Loan during the Collection Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

        (iii) the Class 2M Prepayment Percentage of the Scheduled Principal Balance of each such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.6; and

        (iv) the Class 2M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Monthly Advances previously made by the Master Servicer in respect of such defective Mortgage Loan;

provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2M Optimal Principal Amount will equal the lesser of (A) the Class 2M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2M Certificates.

Class 2M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 2 Subordinate Percentage by either (a) if any Class 2B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d), a fraction, the numerator of which is the Class 2M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.3(d) or (b) except as set forth in Section 4.3 (d)(ii), if the Class 2B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d)(i), one.

Class 2M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 2 Subordinate Prepayment Percentage by either (a) if any Class 2B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.3(d), a fraction, the numerator of which is the Class 2M Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class 2M Principal Balance and the Class 2B Principal Balances of the Class 2B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.3(d) or (b) except as set forth in Section 4.3(d)(ii), if the Class 2B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.3(d)(i), one.

Class 2M Principal Balance: As to the first Determination Date, the Original Class 2M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.3(a) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2M Certificates pursuant to Section 4.4(b) and (ii) the Pool 2 Adjusted Pool Amount as of the preceding Distribution Date less the Class 2A Principal Balance as of such Determination Date.

Class 2M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2M Interest Shortfall Amounts for prior Distribution Dates exceeds the amounts distributed in respect of the Class 2M Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.3(a).

Class A Certificates: The Class 1A Certificates or the Class 2A Certificates, as applicable.

Class A Percentage: The Class 1A Percentage or the Class 2A Percentage, as applicable.

Class A Prepayment Percentage: The Class 1A Prepayment Percentage or the Class 2A Prepayment Percentage, as applicable.

Class A-R Certificates: The Certificates designated as "Class A-R" on the face thereof in substantially the form attached hereto as Exhibit B-3.

Class B-3 Certificates: The Class 1B-3 Certificates or the Class 2B-3 Certificates, as applicable.

Class B-4 Certificates: The Class 1B-4 Certificates or the Class 2B-4 Certificates, as applicable.

Class B-5 Certificates: The Class 1B-5 Certificates or the Class 2B-5 Certificates, as applicable.

Class M Certificates: The Class 1M Certificates or Class 2M Certificates, as applicable.

Closing Date:  July 30, 1998.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Account: The account created and maintained for the benefit of the Holders of Certificates pursuant to Section 3.2(b).

Collection Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Compensating Interest: As to any Distribution Date and a Pool, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans in the related Pool with respect to such Distribution Date and (b) the Available Servicing Compensation for such Distribution Date and such Pool.

Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Current Class 1A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 1A Certificates pursuant to Paragraph first of Section 4.1(a) on such Distribution Date.

Current Class 1B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 1B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.1(a) on such Distribution Date.

Current Class 1B-1 Fractional Interest: As to any Distribution Date subsequent to the First Distribution Date, the percentage obtained by dividing the sum of the Class 1B Principal Balances of the Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Class 1B Principal Balance. As to the first Distribution Date, the Original Class 1B-1 Fractional Interest.

Current Class 1B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 1B Principal Balances of the Class 1B-3, Class 1B-4 and Class 1B-5 Certificates by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Class 1B Principal Balance. As to the first Distribution Date, the Original Class 1B-2 Fractional Interest.

Current Class 1B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 1B Principal Balances of the Class 1B-4 and Class 1B-5 Certificates by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Class 1B Principal Balance. As to the first Distribution Date, the Original Class 1B-3 Fractional Interest.

Current Class 1B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 1B Principal Balance of the Class 1B-5 Certificates by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Class 1B Principal Balance. As to the first Distribution Date, the Original Class 1B-4 Fractional Interest.

Current Class 1M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 1B Principal Balance by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Class 1B Principal Balance. As to the first Distribution Date, the Original Class 1M Fractional Interest.

Current Class 1M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 1M Certificates pursuant to Paragraph fifth of Section 4.1(a) on such Distribution Date.

Current Class 2A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 2A Certificates pursuant to Paragraph first of Section 4.3(a) on such Distribution Date.

Current Class 2B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 2B Certificates pursuant to Paragraphs seventh, tenth, thirteenth, sixteenth and nineteenth of Section 4.3(a) on such Distribution Date.

Current Class 2B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 2B Principal Balances of the Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance. As to the first Distribution Date, the Original Class 2B-1 Fractional Interest.

Current Class 2B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 2B Principal Balances of the Class 2B-3, Class 2B-4 and Class 2B-5 Certificates by the sum of the Class 2A

Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance. As to the first Distribution Date, the Original Class 2B-2 Fractional Interest.

Current Class 2B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class 2B Principal Balances of the Class 2B-4 and Class 2B-5 Certificates by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance. As to the first Distribution Date, the Original Class 2B-3 Fractional Interest.

Current Class 2B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 2B Principal Balance of the Class 2B-5 Certificates by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance. As to the first Distribution Date, the Original Class 2B-4 Fractional Interest.

Current Class 2M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class 2B Principal Balance by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance. As to the first Distribution Date, the Original Class 2M Fractional Interest.

Current Class 2M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class 2M Certificates pursuant to Paragraph fifth of Section 4.3(a) on such Distribution Date.

Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Collection Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Collection Period and which is not intended to satisfy the Mortgage Loan in full, is not a Payahead, is not intended to cure a delinquency or is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month such payment is received.

Cut-Off Date:  July 1, 1998.

Cut-Off Date Aggregate Loan Balance: The sum of the Cut-Off Date Aggregate Pool 1 Loan Balance and the Cut-Off Date Aggregate Pool 2 Loan Balance equal to $478,463,912.73.

Cut-Off Date Aggregate Pool 1 Loan Balance: The aggregate of the Cut-Off Date Principal Balances of the Pool 1 Mortgage Loans equal to $411,940,261.82.

Cut-Off Date Aggregate Pool 2 Loan Balance: The aggregate of the Cut-Off Date Principal Balances of the Pool 2 Mortgage Loans equal to $66,523,650.91.

Cut-Off Date Loan Balance: With respect to any Mortgage Loan, the principal balance thereof as of the Cut-Off Date.

Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of scheduled principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the Master Servicer on or before the Cut-Off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

Defective Mortgage Loan: Any Mortgage Loan subject to retransfer pursuant to
Section 2.2 or 2.6.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Definitive Certificates:  As defined in Section 6.2(b)(ii).

Depositary Agreement: The Letter of Representations, dated July 29, 1998 by and among DTC, the Depositor and the Trustee.

Depositor: First Union Residential Securitization Transactions, Inc., a North Carolina corporation, and any successor thereto.

Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

Depository Participant or DTC Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the eighteenth day of the month in which such Distribution Date occurs (or if such day is not a Business Day, the Business Day immediately succeeding such eighteenth day).

Discount Pool 1 Mortgage Loan: A Pool 1 Mortgage Loan with a Net Mortgage Interest Rate of less than 6.75%.

Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in
Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation or regulations amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit. For purposes of this definition, the terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

Distribution Account: The Eligible Account established and maintained by the Trustee pursuant to Section 5.3.

Distribution Date: The twenty-fifth day of each month, or if such day is not a Business Day, then the next Business Day, beginning in August, 1998.

Document Custodian: The Person designated pursuant to Section 3.16, initially, the Trustee.

DTC:  The Depository Trust Company or its successor in interest.

Due Date: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor.

Electronic Ledger: The electronic master record of mortgage loans maintained by the Master Servicer.

Eligible Account: An account that is either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by S&P and are rated P-1 by Moody's, (ii) one or more accounts with a depository institution which accounts are fully insured by either the SAIF or the BIF with a minimum long-term unsecured debt rating of BBB by S&P and A2 by Moody's, (iii) a segregated trust account maintained with the corporate trust department of (A) the Trustee or an affiliate of the Trustee in its fiduciary capacity or (B) an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term secured debt rating of BBB by S&P, (iv) an account the deposits in which are fully FDIC insured or (v) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by S&P and Moody's in its highest short-term rating category (which is A-1+ by S&P and P-1 for Moody's);

                   (iii) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of S&P and Moody's in its highest unsecured short-term debt rating category;

                    (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P and Moody's in their highest short-term rating categories;

                     (v) interests in any money market fund, including any such fund advised by the Trustee or an affiliate thereof, which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of Aaa by Moody's and either AAAm or AAAm G by S&P; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from each Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Loan Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate outstanding Loan Balance), equal to or not more than 10% less than the Loan Balance of such Defective Mortgage Loan; (ii) have a Loan Rate not less than the current Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Mortgage of the same or higher level of lien priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; provided, however, that a Mortgage Loan that meets all the other requirements of this definition, but has a remaining term to maturity that is
(A) not more than one year longer than that of the Defective Mortgage Loan and
(B) not later than the maturity date of the latest maturing Mortgage Loan then owned by the Trust, will not fail to qualify as an Eligible Substitute Mortgage Loan if the Loan Balance of such Mortgage Loan on the date of such substitution, when added to the Loan Balances (determined as of the date of the substitution of such loan) that qualified as Eligible Substitute Mortgage Loans in reliance upon the provisions of this proviso clause, does not exceed an amount equal to $5,000,000; (v) comply with each representation and warranty set forth in
Section 2.6 (deemed to be made as of the date of substitution); (vi) have an original Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (vii) have an Original Loan Balance of not greater than $1,000,000. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

ERISA:  As defined in Section 6.2(c).

Event of Default:  As defined in Section 8.1.

Excess Liquidation Proceeds: With respect to any Distribution Date, the excess, if any, of aggregate Liquidation Proceeds in the Collection Period over the amount that would have been received if a Payoff had been made on the last day of such Collection Period with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during such Collection Period.

Expenses:  As defined in Section 11.3(b).

Fannie Mae:  The Federal National Mortgage Association or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHA:  The Federal Housing Administration, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

Final Scheduled Distribution Date: For each Class of Certificates, as set out in
Section 2.9(d).

First Distribution Date:  The Distribution Date occurring in August, 1998.

Fitch:  Fitch IBCA, Inc., provided that at any time it is a Rating Agency.

Foreclosure Proceedings: Proceedings or action for foreclosure, deed in lieu of foreclosure or trustee's sale with respect to any Mortgage Loan and the related Mortgaged Property.

Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

Fraud Loss: A Liquidated Loan Loss incurred with respect to Liquidated Mortgage Loans as to which there was fraud in the origination of such Liquidated Mortgage Loan.

Group 1 Adjusted Principal Balance: As to any Distribution Date and the Class 1M Certificates or any Class 1B Certificates, the greater of (A) zero and (B) (i) the principal balance of such Class with respect to such Distribution Date minus
(ii) the Group 1 Adjustment Amount for such Distribution Date less, with respect to the Class 1M Certificates, the Aggregate Class 1B Principal Balance or, with respect to any Class of Class 1B Certificates, the Class 1B Principal Balances for any Class of Class 1B Certificates with a higher numerical designation.

Group 1 Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Aggregate Class 1A Principal Balance, Class 1M Principal Balance and Aggregate Class 1B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class 1A Principal Balance, Class 1M Principal Balance and Aggregate Class 1B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses allocated to the Group 1 Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all such Classes as principal in accordance with Section 4.1(a) for such Distribution Date without regard to the provisos in the definitions of Class 1M Optimal Principal Amount, Class 1B-1 Optimal Principal Amount, Class 1B-2 Optimal Principal Amount, Class 1B-3 Optimal Principal Amount, Class 1B-4 Optimal Principal Amount and Class 1B-5 Optimal Principal Amount.

Group 1 Certificates: The Class 1A, Class 1M and Class 1B Certificates, collectively.

Group 1 Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class 1A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

Group 1 Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Group 1 Cross-Over Date as to which an Unscheduled Principal Receipt (other than a Prepayment in Full) has been received the amount of interest that would have accrued at the Net Mortgage Loan Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Master Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

Group 1 Junior Subordinate Certificates: The Class 1B-3, Class 1B-4 and Class 1B-5 Certificates, collectively.

Group 1 Optimal Adjustment Event: With respect to the Class 1M Certificates or any Class of Class 1B Certificates and any Distribution Date, a Group 1 Optimal Adjustment Event will occur with respect to such Class if: (i) the principal balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class 1A Principal Balance would be subject to further reduction as a result of the third or fifth sentences of the definition of Class 1A Principal Balance or (b) with respect to any Class 1B Certificate, the Class 1M Principal Balance or the Class 1B Principal Balance of a Class 1B Certificate with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class 1M Principal Balance, Class 1B-1 Principal Balance, Class 1B-2 Principal Balance, Class 1B-3 Principal Balance, Class 1B-4 Principal Balance or Class 1B-5 Principal Balance.

Group 1 Principal Adjustment: In the event that the Class 1M Optimal Principal Amount, Class 1B-1 Optimal Principal Amount, Class 1B-2 Optimal Principal Amount, Class 1B-3 Optimal Principal Amount, Class 1B-4 Optimal Principal Amount or Class 1B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Group 1 Principal Adjustment for the Class 1M Certificates or such Class 1B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.1(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Group 1 Principal Adjustments for such Distribution Date and (ii) the Group 1 Adjusted Principal Balance for such Class.

Group 1 Rating Agencies:  Moody's and Fitch.

Group 1 Senior Certificates:  The Class 1A Certificates, collectively.

Group 1 Subordinate Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 1A Percentage for such date.

Group 1 Subordinate Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 1A Prepayment Percentage for such date.

Group 2 Adjusted Principal Balance: As to any Distribution Date and the Class 2M Certificates or any Class 2B Certificates, the greater of (A) zero and (B) (i) the principal balance of such Class with respect to such Distribution Date minus
(ii) the Group 2 Adjustment Amount for such Distribution Date less, with respect to the Class 2M Certificates, the Class 2B Principal Balance or, with respect to any Class of Class 2B Certificates, the Class 2B Principal Balances for any Class of Class 2B Certificates with higher numerical designations.

Group 2 Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class 2A Principal Balance, Class 2M Principal Balance and Aggregate Class 2B Principal Balance as of the related Determination Date and
(B) the sum of (i) the sum of the Class 2A Principal Balance, Class 2M Principal Balance and Aggregate Class 2B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Group 2 Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all such Classes as principal in accordance with Section 4.3(a) for such Distribution Date without regard to the provisos in the definitions of Class 2M Optimal Principal Amount, Class 2B-1 Optimal Principal Amount, Class 2B-2 Optimal Principal Amount, Class 2B-3 Optimal Principal Amount, Class 2B-4 Optimal Principal Amount and Class 2B-5 Optimal Principal Amount.

Group 2 Certificates: The Class 2A, Class 2M and Class 2B Certificates, collectively.

Group 2 Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class 2A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

Group 2 Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Group 2 Cross-Over Date as to which an Unscheduled Principal Receipt (other than a Prepayment in Full) has been received the amount of interest that would have accrued at the Net Mortgage Loan Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Master Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

Group 2 Junior Subordinate Certificates: The Class 2B-3, Class 2B-4 and Class 2B-5 Certificates, collectively.

Group 2 Optimal Adjustment Event: With respect to the Class 2M Certificates or any Class of Class 2B Certificates and any Distribution Date, a Group 2 Optimal Adjustment Event will occur with respect to such Class if: (i) the principal balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class 2A Principal Balance would be subject to further reduction as a result of the third or fifth sentences of the definition of Class 2A Principal Balance or (b) with respect to any Class 2B Certificate, the Class 2M Principal Balance or the Class 2B Principal Balance of a Class 2B Certificate with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class 2M Principal Balance, Class 2B-1 Principal Balance, Class 2B-2 Principal Balance, Class 2B-3 Principal Balance, Class 2B-4 Principal Balance or Class 2B-5 Principal Balance.

Group 2 Principal Adjustment: In the event that the Class 2M Optimal Principal Amount, Class 2B-1 Optimal Principal Amount, Class 2B-2 Optimal Principal Amount, Class 2B-3 Optimal Principal Amount, Class 2B-4 Optimal Principal Amount or Class 2B-5 Optimal Principal

Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Group 2 Principal Adjustment for the Class 2M Certificates or such Class 2B Certificates shall equal the difference between
(i) the amount that would have been distributed to such Class as principal in accordance with Section 4.3(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Group 2 Principal Adjustments for such Distribution Date and (ii) the Group 2 Adjusted Principal Balance for such Class.

Group 2 Rating Agencies:  S&P and Fitch.

Group 2 Subordinate Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 2A Percentage for such date.

Group 2 Subordinate Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 2A Prepayment Percentage for such date.

Holder:  A Certificateholder.

Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Insolvency Event: With respect to a Mortgagor, any of the following events: (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Mortgagor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, sequestrator (or other similar official) of the Mortgagor or for all or substantially all of its property, or order the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the Mortgagor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to Section 3.5 hereof, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

Interest Accrual Period: As to any Distribution Date and each Class of Certificates, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

Interested Person: The Depositor, the Master Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

Junior Subordinate Certificates: The Group 1 Junior Subordinate Certificates and the Group 2 Junior Subordinate Certificates.

LIBOR: The London Interbank Offered Rate for one-month U.S. dollar deposits, calculated as set forth in Section 5.5.

LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the state where the Corporate Trust Office is located or in the City of London, England are required or authorized by law to be closed.

LIBOR Certificates:  The Class 1A-11 and Class 1A-12 Certificates.

LIBOR Determination Date: As to any Distribution Date (other than the first Distribution Date), the second LIBOR Business Day prior to the day on which the related Interest Accrual Period commences.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated Loan Loss: With respect to any Distribution Date and a Pool, the aggregate of the amount of losses with respect to each Mortgage Loan in such Pool which became a Liquidated Mortgage Loan during the related Collection Period equal to the excess of (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgage Loan have been recovered.

Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees

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

and expenses and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Principal: The principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the related Collection Period.

Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO or any condemnation or taking by eminent domain, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

Liquidation Report:  As defined in Section 3.7.

Loan Balance: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the applicable Cut-Off Date, after deduction of all principal payments due on or before such Cut-Off Date whether or not paid, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

        In the case of a Substitute Mortgage Loan, "Loan Balance" shall mean, at the time of any determination, the principal balance of such Substitute Mortgage Loan transferred to the Trust on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Mortgage Loan.

        The Loan Balance of a Mortgage Loan (including a Substitute Mortgage
Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Mortgage Loan during a calendar month, the Loan Balance of such Mortgage Loan shall be reduced by the amount of such Realized Loss as of the Distribution Date next following the end of such calendar month after giving effect to the allocation of Realized Losses and distributions of principal to the Certificates.

Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Loan Balance.

Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date, the percentage equivalent of the fraction, the numerator of which is the Original Loan Balance and the denominator of which is the Valuation of the related Mortgaged Property as of the date of the execution of the related original Mortgage.

Losses:  As defined in Section 11.3(a).

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

Majority Holders: The Holder or Holders of each Class of Certificates evidencing Percentage Interests in excess of 51% in the aggregate of such Class.

Master Servicer: First Union National Bank, in its capacity as servicer under this Agreement, and its successors in interest or any successor servicer appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Master Servicer Removal Right Event:  The occurrence of:

        (i) on any Distribution Date, the Rolling Three Month Delinquency Rate with respect to a Pool exceeds 10%; or

        (ii) (A) on any Distribution Date on or prior to the Distribution Date that is the fifth annual anniversary of the initial Distribution Date, the Total Losses with respect to a Pool exceed 5% of the Cut-Off Date Aggregate Loan Balance; or (B) on any Distribution Date on or prior to the Distribution Date that is the tenth annual anniversary of the initial Distribution Date, Total Losses with respect to a Pool exceed 6% of the Cut-Off Date Aggregate Loan Balance.

Master Servicing Fee: The Pool 1 Master Servicing Fee or the Pool 2 Master Servicing Fee, as applicable.

Merged Holder:  As defined in Section 2.1(a).

Monthly Advance:  As defined in Section 3.4.

Monthly Payment: For any Collection Period with respect to any Mortgage Loan, the scheduled monthly payment of principal of and interest due on such Mortgage Loan (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) that is payable by the Mortgagor under the related Mortgage Note during such Collection Period (without regard to any rescheduling pursuant to Section 3.2(a)(ii)).

Moody's: Moody's Investors Service, Inc., provided that at any time it is a Rating Agency.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Loan.

Mortgage File: The mortgage documents listed in Section 2.1(a) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans included in the Trust on such date. The Mortgage Loan Schedule as of the Cut-Off Date is the schedule set forth herein as Exhibit D. The Mortgage Loan Schedule shall set forth as to each Mortgage Loan (i) the Cut-Off Date Loan Balance, (ii) the name of the Mortgagor, (iii) the account number, (iv) the State and Zip Code in which the Mortgaged Property is located, (v) the Loan Rate, (vi) the stated maturity date of the Mortgage Note, (vii) the Loan-to-Value Ratio, (viii) the Original Loan Balance, (ix) the Master Servicing Fee Rate; (x) the Subservicing Fee Rate; (xi) the Due Date, (xii) the remaining number of months to maturity as of the Cut-Off Date, (xiii) the first date on which a Monthly Payment is due, (xiv) whether the Mortgaged Property is owner occupied or non-owner occupied, (xv) whether the Mortgaged Property is a single family residence, two-to-four family residence, a condominium or other property, and (xvi) the applicable Pool and any other information set forth on Exhibit D. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of one or more Eligible Substitute Mortgage Loans for a Defective Mortgage Loan from time to time hereunder.

Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee pursuant to Sections 2.1 (including, without limitation, all Eligible Substitute Mortgage Loans that are at any time substituted for any Defective Mortgage Loans), together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller from time to time pursuant to Section
2.2 or 2.6, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered at the Closing Date.

Mortgage Note: With respect to a Mortgage Loan, the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

Mortgagor:  The obligor or obligors under a Mortgage Note.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to
(i) the Loan Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Master Servicing Fee Rate and (b) the applicable Subservicing Fee Rate, (iii) the Trustee Fee Rate and (iv) the Trust Administration Fee Rate.

Non-PO Fraction: With respect to any Pool 1 Mortgage Loan, the lesser of (i)
1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Pool 1 Mortgage Loan by 6.75%.

Nondisqualification Opinion: An Opinion of Counsel that a contemplated action will not cause the REMIC I to fail to qualify as a REMIC at any time that the Certificates are outstanding or cause a "prohibited transaction" or "prohibited contribution" tax (as defined in the REMIC Provisions) to be imposed on such REMIC.

Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Monthly Advance or Servicing Advance previously made and not reimbursed pursuant to
Section 3.3(ii), or (ii) a

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

Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Seller and the Trustee no later than the Business Day following such determination, (A) would not be ultimately recoverable based on the Master Servicer's determination of whether the amount of such advance together with all previous advances exceeds the recoverable value of the Mortgaged Property (without regard to the outstanding principal balance of the related Mortgage Loan) net of any senior liens and estimated foreclosure costs and estimated REO operation, management and maintenance costs or (B) would not be ultimately reimbursed pursuant to Section 3.3(ii).

Notice of Default:  As defined in Section 8.1.

Officer's Certificate: A certificate signed by the President, a Senior Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor, the Seller or the Master Servicer, as the case may be.

Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be in-house counsel for the Depositor, the Seller or the Master Servicer (except that any opinion relating to taxation must be an opinion of independent outside counsel).

Original Aggregate Class 1B Principal Balance: The sum of the Original Class 1B-1 Principal Balance, Original Class 1B-2 Principal Balance, Original Class 1B-3 Principal Balance, Original Class 1B-4 Principal Balance and Original Class 1B-5 Principal Balance, which is equal to $12,358,643.44.

Original Aggregate Class 2B Principal Balance: The sum of the Original Class 2B-1 Principal Balance, Original Class 2B-2 Principal Balance, Original Class 2B-3 Principal Balance, Original Class 2B-4 Principal Balance and Original Class 2B-5 Principal Balance, which is equal to $1,350,650.91.

Original Class 1A Non-PO Principal Balance: The sum of the Original Class 1A Principal Balances of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class 1A-11, Class 1A-12 and Class A-R Certificates, which is equal to $393,029,100.

Original Class 1A Percentage: The Class 1A Percentage as of the Cut-Off Date, which is equal to 95.49560340%.

Original Class 1A Principal Balance: Any of the original principal balances of any Class of Class 1A Certificates.

Original Class 1B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1B-2 Principal Balance, the Original Class 1B-3 Principal Balance, the Original Class 1B-4 Principal Balance and the Original Class 1B-5 Principal Balance by the sum of the Original Class 1A Non-PO Principal Balance, the Original

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

Class 1M Principal Balance and the Original Class 1B Principal Balance. The Original Class 1B-1 Fractional Interest is 1.75175133%.

Original Class 1B-1 Percentage: The Class 1B-1 Percentage as of the Cut-Off Date, which is 1.25106986%.

Original Class 1B-1 Principal Balance: The Class 1B-1 Principal Balance as of the Cut-Off Date, which is $5,149,000.

Original Class 1B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1B-3 Principal Balance, the Original Class 1B-4 Principal Balance and the Original Class 1B-5 Principal Balance by the sum of the Original Class 1A Non-PO Principal Balance, the Original Class 1M Principal Balance and the Original Class 1B Principal Balance. The Original Class 1B-2 Fractional Interest is 1.25122620%.

Original Class 1B-2 Percentage: The Class 1B-2 Percentage as of the Cut-Off Date, which is 0.50052513%.

Original Class 1B-2 Principal Balance: The Class 1B-2 Principal Balance as of the Cut-Off Date, which is $2,060,000.

Original Class 1B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1B-4 Principal Balance and the Original Class 1B-5 Principal Balance by the sum of the Original Class 1A Non-PO Principal Balance, the Original Class 1M Principal Balance and the Original Class 1B Principal Balance. The Original Class 1B-3 Fractional Interest is 0.45062896%.

Original Class 1B-3 Percentage: The Class 1B-3 Percentage as of the Cut-Off Date, which is 0.80059724%.

Original Class 1B-3 Principal Balance: The Class 1B-3 Principal Balance as of the Cut-Off Date, which is $3,295,000.

Original Class 1B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 1B-5 Principal Balance by the sum of the Original Class 1A Non-PO Principal Balance, the Original Class 1M Principal Balance and the Original Class 1B Principal Balance. The Original Class 1B-4 Fractional Interest is 0.25041891%.

Original Class 1B-4 Percentage: The Class 1B-4 Percentage as of the Cut-Off Date, which is 0.20021005%.

Original Class 1B-4 Principal Balance: The Class 1B-4 Principal Balance as of the Cut-Off Date, which is $824,000.

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

Original Class 1B-5 Percentage: The Class 1B-5 Percentage as of the Cut-Off Date, which is 0.25041891.

Original Class 1B-5 Principal Balance: The Class 1B-5 Principal Balance as of the Cut-Off Date, which is $1,030,643.44.

Original Class 1M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 1B Principal Balance by the sum of the Original Class 1A Non-PO Principal Balance, the Original Class 1M Principal Balance and the Original Class 1B Principal Balance. The Original Class 1M Fractional Interest is 3.00282120%.

Original Class 1M Percentage: The Class 1M Percentage as of the Cut-Off Date, which is 1.50157540%.

Original Class 1M Principal Balance: The Class 1M Principal Balance as of the Cut-Off Date, which is $6,180,000.

Original Class 2A Percentage: The Class 2A Percentage as of the Cut-Off Date, which is 96.75%.

Original Class 2A Principal Balance: The Class 2A Principal Balance as of the Cut-Off Date, which is $64,361,000.

Original Class 2B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2B-2 Principal Balance, the Original Class 2B-3 Principal Balance, the Original Class 2B-4 Principal Balance and the Original Class 2B-5 Principal Balance by the sum of the Original Class 2A Principal Balance, the Original Class 2M Principal Balance and the Original Class 2B Principal Balance. The Original Class 2B-1 Fractional Interest is 1.50119679%.

Original Class 2B-1 Percentage: The Class 2B-1 Percentage as of the Cut-Off Date, which is 0.49907062%.

Original Class 2B-1 Principal Balance: The Class 2B-1 Principal Balance as of the Cut-Off Date, which is $332,000.

Original Class 2B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2B-3 Principal Balance, the Original Class 2B-4 Principal Balance and the Original Class 2B-5 Principal Balance by the sum of the Original Class 2A Principal Balance, the Original Class 2M Principal Balance and the Original Class 2B Principal Balance. The Original Class 2B-2 Fractional Interest is 0.65037157%.

Original Class 2B-2 Percentage: The Class 2B-2 Percentage as of the Cut-Off Date, which is 0.85082522%.

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

Original Class 2B-2 Principal Balance: The Class 2B-2 Principal Balance as of the Cut-Off Date, which is $566,000.

Original Class 2B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2B-4 Principal Balance and the Original Class 2B-5 Principal Balance by the sum of the Original Class 2A Principal Balance, the Original Class 2M Principal Balance and the Original Class 2B Principal Balance. The Original Class 2B-3 Fractional Interest is 0.40083625%.

Original Class 2B-3 Percentage: The Class 2B-3 Percentage as of the Cut-Off Date, which is 0.24953531%.

Original Class 2B-3 Principal Balance: The Class 2B-3 Principal Balance as of the Cut-Off Date, which is $166,000.

Original Class 2B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 2B-5 Principal Balance by the sum of the Original Class 2A Principal Balance, the Original Class 2M Principal Balance and the Original Class 2B Principal Balance. The Original Class 2B-4 Fractional Interest is 0.20090736%.

Original Class 2B-4 Percentage: The Class 2B-4 Percentage as of the Cut-Off Date, which is 0.19992889%.

Original Class 2B-4 Principal Balance: The Class 2B-4 Principal Balance as of the Cut-Off Date, which is $133,000.

Original Class 2B-5 Percentage: The Class 2B-5 Percentage as of the Cut-Off Date, which is 0.20090736%.

Original Class 2B-5 Principal Balance: The Class 2B-5 Principal Balance as of the Cut-Off Date, which is $133,650.91.

Original Class 2M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 2B Principal Balance by the sum of the Original Class 2A Principal Balance, the Original Class 2M Principal Balance and the Original Class 2B Principal Balance. The Original Class 2M Fractional Interest is 2.00026741%.

Original Class 2M Percentage: The Class 2M Percentage as of the Cut-Off Date, which is 1.25068301%.

Original Class 2M Principal Balance: The Class 2M Principal Balance as of the Cut-Off Date, which is $832,000.

Original Class Principal Balance: With respect to any Class, the original aggregate principal balance of such Class.

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

Original Group 1 Subordinate Percentage: The Group 1 Subordinate Percentage as of the Cut-Off Date, which is 4.5%.

Original Group 1 Subordinate Principal Balance: The sum of the Original Class 1M Principal Balance and the Original Aggregate Class 1B Principal Balance.

Original Group 2 Subordinate Percentage: The Group 2 Subordinate Percentage as of the Cut-Off Date, which is 3.25%.

Original Group 2 Subordinate Principal Balance: The sum of the Original Class 2M Principal Balance and the Original Aggregate Class 2B Principal Balance.

Original Loan Balance: As to any Mortgage Loan, the original principal amount of such Mortgage Loan outstanding on the date such loan was made.

Owner:  As defined in Section 6.4.

Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payahead: With respect to any Due Date and Mortgage Loan, a Monthly Payment received by the Master Servicer with the scheduled Monthly Payment for such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

Paying Agent:  Any paying agent appointed pursuant to Section 6.5.

Payoff: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Percentage Interest: With respect to any Certificate (other than a Class 1A-WIO Certificate or Class A-R Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to the Class 1A-WIO Certificate and the Class A-R Certificate, the percentage interest specified on the face of such Certificate.

Permitted Transferee: Any Person other than (i) the United States, a State or any political subdivision or possession thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (except certain farmers' cooperatives described in Code Section 521) unless such organization is subject to the tax imposed by Code Section 511, (iv) a rural electric and telephone cooperative

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

described in Code Section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, other than any such Person that holds its Residual Certificate in connection with the conduct of a trade or business within the United States, and (vi) any Person so designated in an Officer's Certificate delivered to the Trustee by the Master Servicer based on a Nondisqualification Opinion delivered to the Master Servicer and the Trustee to the effect that any Transfer to such Person may cause the REMIC I or any Holder of a Class A-R Certificate to incur tax liability that would not be imposed other than on account of such Transfer. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHMLC, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PO Fraction: With respect to any Discount Pool 1 Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Pool 1 Mortgage Loan, zero.

Pool:  The Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable.

Pool 1 Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Pool 1 Loan Balance minus the sum of (i) all amounts in respect of principal received in respect of the Pool 1 Mortgage Loans (including, without limitation, amounts received as Monthly Advances, principal payments and Liquidation Proceeds in respect of principal) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool 1 Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

Pool 1 Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the following amounts, calculated as follows, with respect to all Pool 1 Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Advances, principal payments and Liquidation Proceeds in respect of principal) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt

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

Service Reduction) incurred on such Pool 1 Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

Pool 1 Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Pool 1 Mortgage Loans in the month preceding the month of such Distribution Date.

Pool 1 Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Pool 1 Mortgage Loans in the month preceding the month of such Distribution Date.

Pool 1 Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Pool 1 Mortgage Loans in the month preceding the month of such Distribution Date.

Pool 1 Available Servicing Compensation: As to any Distribution Date, the aggregate Pool 1 Subservicing Fee for such Distribution Date.

Pool 1 Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Pool 1 Bankruptcy Loss Amount will equal $150,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class 1B Certificates or, following the reduction of the Class 1B Principal Balance to zero, solely to the Class 1M Certificates in accordance with Section 4.2(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool 1 Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Group 1 Rating Agency minus
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Class 1B Certificates or, following the reduction of the Class 1B Principal Balance to zero, solely to the Class 1M Certificates in accordance with Section 4.2(a) since the Relevant Anniversary. On and after the Group 1 Cross-Over Date the Pool 1 Bankruptcy Loss Amount shall be zero.

Pool 1 Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group 1 Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Pool 1 Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Pool 1 Mortgage Loan by the Seller and any Substitution Adjustment Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Monthly Advances made by the Master Servicer and
(iii) all other amounts required to be placed in the Collection Account by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

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

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

        (b) all Curtailments received after the Collection Period immediately preceding such Determination Date (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

        (c) all Payoffs received after the Collection Period immediately preceding such Determination Date (together with any interest payment received with such a Payoff to the extent that it represents the payment of interest accrued on the related Pool 1 Mortgage Loan for the period subsequent to the previous calendar month);

        (d) Liquidation Proceeds and Insurance Proceeds received on such Pool 1 Mortgage Loans after the previous calendar month;

        (e) all amounts in the Collection Account which are due and reimbursable to the Master Servicer pursuant to the terms of this Agreement;

        (f) the Pool 1 Master Servicing Fees, the Pool 1 Subservicing Fees, the Trustee Fee and the Trust Administration Fee for each such Mortgage Loan; and

        (g) Excess Liquidation Proceeds.

Pool 1 Excess Bankruptcy Loss: With respect to any Distribution Date and any Pool 1 Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 1 Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Pool 1 Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Pool 1 Aggregate Current Bankruptcy Losses over the then-applicable Pool 1 Bankruptcy Loss Amount, divided by (b) the Pool 1 Aggregate Current Bankruptcy Losses or
(ii) if the Pool 1 Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 1 Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Pool 1 Mortgage Loan on or after the Group 1 Cross-Over Date will be a Pool 1 Excess Bankruptcy Loss.

Pool 1 Excess Fraud Loss: With respect to any Distribution Date and any Pool 1 Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 1 Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Pool 1 Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Pool 1 Aggregate Current Fraud Losses over the then-applicable Pool 1 Fraud Loss Amount, divided by (b) the Pool 1 Aggregate Current Fraud Losses, or (ii) if the Pool 1 Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 1 Fraud Loss Amount, then zero. In

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

addition, any Fraud Loss occurring with respect to a Pool 1 Mortgage Loan on or after the Group 1 Cross-Over Date will be a Pool 1 Excess Fraud Loss.

Pool 1 Excess Special Hazard Loss: With respect to any Distribution Date and any Pool 1 Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 1 Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Pool 1 Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Pool 1 Aggregate Current Special Hazard Losses over the then-applicable Pool 1 Special Hazard Loss Amount, divided by (b) the Pool 1 Aggregate Current Special Hazard Losses, or (ii) if the Pool 1 Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 1 Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Pool 1 Mortgage Loan on or after the Group 1 Cross-Over Date will be a Pool 1 Excess Special Hazard Loss.

Pool 1 Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $8,238,805 minus the aggregate amount of Fraud Losses allocated to the Group 1 Certificates in accordance with Section 4.2(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Pool 1 Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated to the Group 1 Certificates in accordance with Section 4.2(a) since the most recent anniversary of the Cut-Off Date. On and after the Group 1 Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Pool 1 Fraud Loss Amount shall be zero.

Pool 1 Master Servicing Fee: With respect to any Collection Period, the product of (i) the Pool 1 Master Servicing Fee Rate divided by 12 and (ii) the Aggregate Pool 1 Loan Balance as of the first day of such Collection Period.

Pool 1 Master Servicing Fee Rate:  0.02% per annum.

Pool 1 Mortgage Loan: Each Mortgage Loan designated on the Mortgage Loan Schedule as a Pool 1 Mortgage Loan.

Pool 1 Mortgage Loans: Those Mortgage Loans listed on the Mortgage Loan Schedule as being in Pool 1.

Pool 1 Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Pool 1 Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Group 1 Cross-Over Date, the Pool 1 Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Group 1 Cross-Over Date Interest Shortfall for such Distribution Date. Any Pool 1 Non-Supported Interest Shortfall will be allocated to (a) the Class 1A Certificates according to the

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percentage obtained by dividing the Class 1A Non-PO Principal Balance by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Class 1B Principal Balance, (b) the Class 1M Certificates according to the percentage obtained by dividing the Class 1M Principal Balance by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Aggregate Class 1B Principal Balance and (c) the Class 1B Certificates according to the percentage obtained by dividing the Aggregate Class 1B Principal Balance by the sum of the Class 1A Non-PO Principal Balance, the Class 1M Principal Balance and the Aggregate Class 1B Principal Balance.

Pool 1 Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Pool 1 Mortgage Loan that is an outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

Pool 1 Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each outstanding Pool 1 Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

Pool 1 Scheduled Principal Amount: The sum for each outstanding Pool 1 Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) of the product of (A) the Non-PO Fraction for such Mortgage Loan and
(B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class 1A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class 1A Percentage.

Pool 1 Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Pool 1 Mortgage Loans that were outstanding on the Due Date in the month preceding the month of such Distribution Date.

Pool 1 Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class 1A Non-PO Optimal Amount and (b) the Class 1A-PO Optimal Principal Amount.

Pool 1 Special Hazard Loss Amount: As of any Distribution Date, the lesser of
(a) an amount equal to $4,119,403 minus the sum of the aggregate amount of Special Hazard Losses incurred since the Closing Date, and (b) the greatest of
(i) 1% of the aggregate Loan Balances of the Pool 1 Mortgage Loans, (ii) twice the Loan Balance of the largest Pool 1 Mortgage Loan and (iii) the aggregate Loan Balance of the Pool 1 Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code having the highest aggregate Loan Balances of any such zip code area. On and or after the Group 1 Cross-Over Date, the Special Hazard Loss Amount shall be zero.

Pool 1 Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by

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

Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

Pool 1 Subservicing Fee: With respect to any Collection Period, the product of
(i) the Pool 1 Subservicing Fee Rate divided by 12 and (ii) the Aggregate Pool 1 Loan Balance as of the first day of such Collection Period.

Pool 1 Subservicing Fee Rate:  0.25% per annum.

Pool 1 Unpaid Interest Shortfalls: Each of the Class 1A Unpaid Interest Shortfalls, the Class 1M Unpaid Interest Shortfall, the Class 1B-1 Unpaid Interest Shortfall, the Class 1B-2 Unpaid Interest Shortfall, the Class 1B-3 Unpaid Interest Shortfall, the Class 1B-4 Unpaid Interest Shortfall and the Class 1B-5 Unpaid Interest Shortfall.

Pool 1 Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all outstanding Pool 1 Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Pool 2 Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Pool 2 Loan Balance minus the sum of (i) all amounts in respect of principal received in respect of the Pool 2 Mortgage Loans (including, without limitation, amounts received as Monthly Advances, principal payments and Liquidation Proceeds in respect of principal) and distributed to Holders of the Group 2 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool 2 Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

Pool 2 Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Pool 2 Mortgage Loans in the month preceding the month of such Distribution Date.

Pool 2 Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Pool 2 Mortgage Loans in the month preceding the month of such Distribution Date.

Pool 2 Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Pool 2 Mortgage Loans in the month preceding the month of such Distribution Date.

Pool 2 Available Servicing Compensation: As to any Distribution Date, the aggregate Pool 2 Subservicing Fee for such Distribution Date.

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

Pool 2 Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Pool 2 Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class 2B Certificates or, following the reduction of the Class 2B Principal Balance to zero, solely to the Class 2M Certificates in accordance with Section 4.4(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool 2 Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Group 2 Rating Agency minus
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Class 2B Certificates or, following the reduction of the Class 2B Principal Balance to zero, solely to the Class 2M Certificates in accordance with Section 4.4(a) since the Relevant Anniversary. On and after the Group 2 Cross-Over Date the Pool 2 Bankruptcy Loss Amount shall be zero.

Pool 2 Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group 2 Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Pool 2 Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Pool 2 Mortgage Loan by the Seller and any Substitution Adjustment Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Monthly Advances made by the Master Servicer and
(iii) all other amounts required to be placed in the Collection Account by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

        (b) all Curtailments received after the Collection Period immediately preceding such Determination Date (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

        (c) all Payoffs received after the Collection Period immediately preceding such Determination Date (together with any interest payment received with such a Payoff to the extent that it represents the payment of interest accrued on the related Pool 2 Mortgage Loan for the period subsequent to the previous calendar month);

        (d) Liquidation Proceeds and Insurance Proceeds received on such Pool 2 Mortgage Loans after the previous calendar month;

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

        (e) all amounts in the Collection Account which are due and reimbursable to the Master Servicer pursuant to the terms of this Agreement;

        (f) the Pool 2 Master Servicing Fees, the Pool 2 Subservicing Fees, the Trustee Fee and the Trust Administration Fee for each such Mortgage Loan; and

        (g) Excess Liquidation Proceeds.

Pool 2 Excess Bankruptcy Loss: With respect to any Distribution Date and any Pool 2 Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 2 Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Pool 2 Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Pool 2 Aggregate Current Bankruptcy Losses over the then-applicable Pool 2 Bankruptcy Loss Amount, divided by (b) the Pool 2 Aggregate Current Bankruptcy Losses or
(ii) if the Pool 2 Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 2 Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Pool 2 Mortgage Loan on or after the Group 2 Cross-Over Date will be a Pool 2 Excess Bankruptcy Loss.

Pool 2 Excess Fraud Loss: With respect to any Distribution Date and any Pool 2 Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 2 Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Pool 2 Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Pool 2 Aggregate Current Fraud Losses over the then-applicable Pool 2 Fraud Loss Amount, divided by (b) the Pool 2 Aggregate Current Fraud Losses, or (ii) if the Pool 2 Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 2 Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Pool 2 Mortgage Loan on or after the Group 2 Cross-Over Date will be a Pool 2 Excess Fraud Loss.

Pool 2 Excess Special Hazard Loss: With respect to any Distribution Date and any Pool 2 Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool 2 Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Pool 2 Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Pool 2 Aggregate Current Special Hazard Losses over the then-applicable Pool 2 Special Hazard Loss Amount, divided by (b) the Pool 2 Aggregate Current Special Hazard Losses, or (ii) if the Pool 2 Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool 2 Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Pool 2 Mortgage Loan on or after the Group 2 Cross-Over Date will be a Pool 2 Excess Special Hazard Loss.

Pool 2 Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $665,237 minus the

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

aggregate amount of Fraud Losses allocated solely to the Class 2B Certificates in accordance with Section 4.4(a) since the Cut-Off Date, and (Y) from the first through the third and from the third through the fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% through the third anniversary, and 0.50% from the third to the fifth of the aggregate outstanding principal balance of all of the Pool 2 Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class 2B Certificates in accordance with Section 4.4(a) since the most recent anniversary of the Cut-Off Date. On and after the Group 2 Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Pool 2 Fraud Loss Amount shall be zero.

Pool 2 Master Servicing Fee: With respect to any Collection Period, the product of (i) the Pool 2 Master Servicing Fee Rate divided by 12 and (ii) the Aggregate Pool 2 Loan Balance as of the first day of such Collection Period.

Pool 2 Master Servicing Fee Rate:  0.04% per annum.

Pool 2 Mortgage Loan: The Mortgage Loans designated on the Mortgage Loan Schedule as Pool 2 Mortgage Loans.

Pool 2 Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Pool 2 Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Group 2 Cross-Over Date, the Pool 2 Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Group 2 Cross-Over Date Interest Shortfall for such Distribution Date. Any Pool 2 Non-Supported Interest Shortfall will be allocated to (a) the Class 2A Certificates according to the percentage obtained by dividing the Class 2A Principal Balance by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance, (b) the Class 2M Certificates according to the percentage obtained by dividing the Class 2M Principal Balance by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Class 2B Principal Balance and (c) the Class 2B Certificates according to the percentage obtained by dividing the Aggregate Class 2B Principal Balance by the sum of the Class 2A Principal Balance, the Class 2M Principal Balance and the Aggregate Class 2B Principal Balance.

Pool 2 Pool Balance: As of any Distribution Date, the sum of the Scheduled Principal Balance of each Pool 2 Mortgage Loan.

Pool 2 Scheduled Principal Amount: The sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) of the sum of the amounts described in clauses (i) and (iv) of the definition of Class 2A Optimal Principal Amount, but without that amount being multiplied by the Class 2A Percentage.

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

Pool 2 Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Pool 2 Mortgage Loans that were outstanding on the Due Date in the month preceding the month of such Distribution Date.

Pool 2 Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $1,421,438 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class 2M or Class 2B Certificates in accordance with
Section 4.4(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Pool 2 Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Pool 2 Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Pool 2 Mortgage Loan in the Trust which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Group 2 Certificates as evidenced by letters to that effect delivered by the Group 2 Rating Agencies to the Master Servicer and the Trustee. On and or after the Group 2 Cross-Over Date, the Special Hazard Loss Amount shall be zero.

Pool 2 Special Hazard Percentage: As of each anniversary of the Cut-Off Date, 1.00%.

Pool 2 Subservicing Fee: With respect to any Collection Period, the product of
(i) the Pool 2 Subservicing Fee Rate divided by 12 and (ii) the Aggregate Pool 2 Loan Balance as of the first day of such Collection Period.

Pool 2 Subservicing Fee Rate:  0.125% per annum.

Pool 2 Unpaid Interest Shortfalls: Each of the Class 2A Unpaid Interest Shortfalls, the Class 2M Unpaid Interest Shortfall, the Class 2B-1 Unpaid Interest Shortfall, the Class 2B-2 Unpaid Interest Shortfall, the Class 2B-3 Unpaid Interest Shortfall, the Class 2B-4 Unpaid Interest Shortfall and the Class 2B-5 Unpaid Interest Shortfall.

Pool 2 Unscheduled Principal Amount: The sum for each outstanding Pool 2 Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust) of the sum of the amounts described in clauses (ii) and
(iii) of the definition of Class 2A Optimal Principal Amount, but without that amount being multiplied by the Class 2A Prepayment Percentage.

Pool 2 Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all outstanding Pool 2 Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

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Pool Delinquency Rate: As to any Collection Period and a Pool, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate Loan Balance of all Mortgage Loans in such Pool that are 90 or more days delinquent (including Mortgage Loans in foreclosure and REO) as of the close of business on the last day of such Collection Period and the denominator of which is equal to the Aggregate Loan Balance of such Pool as of the close of business on the last day of such Collection Period.

Premium Pool 1 Mortgage Loan: A Pool 1 Mortgage Loan with a Net Mortgage Interest Rate of 6.75% or greater.

Prepayment Assumption: A conditional rate of prepayment equal to 0.2% per annum in the first month of the life of the mortgage loans and an additional approximate 0.2% (expressed as a percentage per annum) in each month thereafter until the thirtieth month; beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 6% per annum each month is assumed.

Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full through the last day of the month prior to the month of such Distribution Date.

Principal Balance: Each of the Class 1A Principal Balances, the Class 1M Principal Balance, the Class 1B-1 Principal Balance, the Class 1B-2 Principal Balance, the Class 1B-3 Principal Balance, the Class 1B-4 Principal Balance, the Class 1B-5 Principal Balance, the Class 2A Principal Balance, the Class 2M Principal Balance, the Class 2B-1 Principal Balance, the Class 2B-2 Principal Balance, the Class 2B-3 Principal Balance, the Class 2B-4 Principal Balance and the Class 2B-5 Principal Balance.

Principal Collections: As to any Distribution Date, all payments by or on behalf of Mortgagors and any other amounts constituting principal (including without limitation such portion of any payments of the Purchase Price for any Mortgage Loan, Insurance Proceeds, Net Liquidation Proceeds and any Monthly Advance as is allocable to principal of the applicable Mortgage Loan, all Principal Prepayments received during the related Collection Period, any portion of Payaheads constituting principal intended by the Mortgagor for application in the related Collection Period and any Substitution Adjustment Amounts, but excluding Foreclosure Profits and any portion of any Unreimbursed Advance as is allocable to principal of the applicable Mortgage Loan and any portion of Payaheads constituting principal intended by the Mortgagor for application in any subsequent Collection Period) collected by the Master Servicer under the Mortgage Loans during the related Collection Period.

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

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

Prospectus:  The base prospectus dated July 24, 1998.

Prospectus Supplement: The prospectus supplement dated July 24, 1998 relating to the offering of the Class 1A Certificates, the Class 2A Certificates, the Class 1M Certificates, the Class 2M Certificates, the Class 1B-1 Certificates, the Class 2B-1 Certificates, the Class 1B-2 Certificates and the Class 2B-2 Certificates.

Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

Purchase Obligation: An obligation of the Seller to repurchase Mortgage Loans under the circumstances and in the manner provided in Section 2.2 or Section 2.6(b).

Purchase Price: With respect to any Mortgage Loan to be repurchased or purchased pursuant to Sections 2.2 or 2.6 on any date pursuant to any provision of this Agreement, an amount equal to the sum of (i) the Loan Balance of such Mortgage Loan as of the last day of the Collection Period ended immediately preceding the date of repurchase or purchase, (ii) accrued and unpaid interest through such Collection Period computed at the applicable Loan Rate on the Loan Balance calculated as set forth in clause (i) of this definition, (iii) any delinquent interest on such Mortgage Loan as to which no Monthly Advance has been made, and
(iv) all Unreimbursed Advances relating to such Mortgage Loan.

Qualified Mortgage: Has the meaning from time to time given to that term in
Section 860G(a)(3) of the Code.

Rating Agency: Each of the Group 1 Rating Agencies and the Group 2 Rating Agencies.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agency.

Realized Losses: With respect to any Distribution Date and a Pool, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) with respect to such Pool and (ii) Bankruptcy Losses with respect to such Pool incurred in the month preceding the month of such Distribution Date.

Record Date: The close of business on the last day of the calendar month preceding the month in which the related Distribution Date occurs.

Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

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

Reference Bank:  As defined in Section 5.5 hereof.

Related Documents:  As defined in Section 2.1(a).

Relevant Anniversary:  As defined in the definition of "Bankruptcy Loss Amount."

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC I: The pool of assets consisting of the Trust Assets specified in Section
2.1 but not including the Distribution Account.

REMIC I Regular Interests: The regular interests in REMIC I as described in
Section 2.7 of this Agreement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear in Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Report:  As defined in Section 5.2(a).

REO: A Mortgaged Property that is acquired by the Trustee in foreclosure or by deed in lieu of foreclosure.

Reserve Interest Rate:  As defined in Section 5.5(c).

Residual Certificateholder: The person in whose name a Residual Certificate is registered on the Certificate Register.

Residual Certificates: The Class A-R Certificate, which is hereby designated the sole Class of "residual interests" in REMIC I for purposes of Section 860G(a)(2) of the Code.

Responsible Officer: When used with respect to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: As to any Distribution Date, the average of the Pool Delinquency Rates for each of the three (or one and two in the case of the first and second Distribution Dates) immediately preceding Collection Periods.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., provided that at any time it be a Rating Agency.

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SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Collection Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan at any time through the last day of such related Collection Period shall be zero.

Securities Act:  As defined in Section 12.11.

Seller: First Union National Bank, in its capacity as seller under this Agreement, and its successors in interest.

Servicing Advances: All reasonable and customary unanticipated "out of pocket" costs and expenses incurred in the performance by the Master Servicer or a Subservicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) compliance with the obligations under Sections 3.5, 3.7 and 3.19, all of which reasonable and customary unanticipated out-of-pocket costs and expenses are reimbursable to the extent provided in Sections 3.3(ii) and 3.3(vii) and 3.7.

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section 4.1.

Servicing Compensation: The Master Servicing Fees, Subservicing Fees and other amounts to which the Master Servicer is entitled pursuant to Section 3.9.

Servicing Officer: Any officer of the Master Servicer or a Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

Single-Family Residence: Has the meaning from time to time given to that term in
Section 25(e)(10) of the Code.

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Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a subservicing agreement and (b) any loss caused by or resulting from:

                (1) normal wear and tear;

                (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

                (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues; or (ii) any Liquidated Loan Loss suffered by the Trust arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property.

Startup Day:  As specified in Section 2.9(i).

Subservicer: Any Person with whom the Master Servicer has entered into an arrangement to subservice the Mortgage Loans.

Subservicing Fee: The Pool 1 Subservicing Fee or the Pool 2 Subservicing Fee, as applicable.

Substitute Mortgage Loan:  As defined in Section 2.2(b).

Substitution Adjustment Amount: As to any Collection Period related to the Distribution Date with respect to which the Seller substitutes one or more Eligible Substitute Mortgage Loans pursuant to any provision hereof, the amount, if any, by which (i) the aggregate Loan Balances at the end of such Collection Period of all such Eligible Substitute Mortgage Loans being added to the Trust is less than (ii) the aggregate Loan Balances at the end of such Collection Period of the related Mortgage Loans being removed from the Trust, such amount to be deposited into the Collection Account as provided in Section 2.7(a).

Substitution Date:  As defined in Section 2.7(b).

Supplemental Mortgage Loan Schedule:  As defined in Section 2.7(b).

Tax Matters Person: The Person designated by Section 11.1(a) as the "tax matters person" of REMIC I as required by and in conformity with Treasury Regulations
Section 1.860F-4(d).

Total Losses: On any Distribution Date, the sum of the aggregate of all Liquidated Loan Losses through and including such Distribution Date.

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Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transfer Affidavit:  As defined in Section 6.2(c)(iii)(A).

Transfer Date: With respect to any Mortgage Loan transferred to or retransferred from the Trust hereunder, the date on which such transfer or retransfer is made under the terms hereof, which date shall be the Closing Date in the case of all of the Mortgage Loans originally listed on the Mortgage Loan Schedule.

Trust:  The trust created by this Agreement.

Trust Administration Fee: As to any Distribution Date, an amount equal to the product of the Trust Administration Fee Rate divided by 12 and the Certificate Principal Balance as of the first day of the preceding Collection Period.

Trust Administration Fee Rate:  0.0085% per annum.

Trust Administrator:  First Union National Bank and its successors in interest.

Trust Assets:  As specified in Section 2.1.

Trustee: Norwest Bank Minnesota, National Association and its successors in interest or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Trustee Fee: As to any Distribution Date, an amount equal to the product of the Trustee Fee Rate divided by 12 and the Certificate Principal Balance as of the first day of the preceding Collection Period.

Trustee Fee Rate:  0.0025% per annum.

United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

Unpaid Interest Shortfall: With respect to each Class of Certificates, the unpaid interest shortfall for each such Class.

Unreimbursed Advances: With respect to any Distribution Date, an amount equal to the aggregate of all Monthly Advances made on prior Distribution Dates that have not been reimbursed to the Master Servicer.

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

Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage, but excluding any Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Adjustment Amounts. Except as set forth in the last sentence of Section 4.2(d) or 4.4(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

Valuation: With respect to any Mortgaged Property at any time referred to herein, the appraised value of the Mortgaged Property based upon the most recent appraisal made by or on behalf of the Master Servicer or the originator of the related Mortgage Loan.

        SECTION 1.2.      OTHER DEFINITIONAL PROVISIONS.

        (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

        (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement is intended to be illustrative and not exclusive; Section, subsection, paragraph, clause and Exhibit references contained in this Agreement are references to Sections, subsections, paragraphs, clauses and Exhibits in or to this Agreement unless otherwise specified; and the definitions of terms set forth herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

        SECTION 1.3.      CALCULATIONS.

        The calculation of interest on the Certificates and the calculation of the Master Servicing Fees, Subservicing Fees, Trustee Fee and Trust Administration Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.




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                                   ARTICLE II


                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

        SECTION 2.1.      CONVEYANCE OF MORTGAGE LOANS.

        (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.2 and 2.6), (1) all of its right, title and interest in and to each Mortgage Loan (including all substitutions therefor), including its Cut-Off Date Loan Balance, all interest accruing thereon on and after the Cut-Off Date and all collections in respect of interest and principal received on and after the Cut-Off Date (exclusive of payments in respect of interest on the Mortgage Loans accrued prior to the Cut-Off Date and received thereafter); (2) any Mortgaged Property converted to ownership through Foreclosure Proceedings or otherwise; (3) any insurance policies related to the Mortgage Loans; (4) all rights under any guaranty executed in connection with a Mortgage Loan; (5) the related Mortgage Notes, Mortgages and other documents related to the Mortgage Loans; (6) all other assets included or to be included in the Trust for the benefit of the Certificateholders; (7) the Collection Account and the Distribution Account and all funds and other assets deposited therein and all instruments, securities (including, without limitation, Eligible Investments) or other property in which the Collection Account and the Distribution Account may be invested in whole or in part from time to time, including all amounts from time to time on deposit therein (other than investment income earned on such Eligible Investments); (8) the Depositor's rights under the Purchase Agreement, including, without limitation, the representations and warranties of the Seller thereunder together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with the Purchase Agreement; and (9) the proceeds of all of the foregoing (all of the foregoing being referred to as the "Trust Assets"). The foregoing sale, transfer, assignment, set over and conveyance does not and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto except as specifically set forth herein.

        In connection with such transfer, assignment and conveyance by the Depositor, the Seller shall deliver to, and deposit with the Trustee, as Document Custodian, on or before the Closing Date and, subject to the provisions of Sections 3.16 and 3.17, the Document Custodian shall retain, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents"):

                     (i) the original Mortgage Note, endorsed "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders from time to time of FURST Mortgage Loan Trust 1998-B, Mortgage Pass-Through Certificates, Series 1998-B, without recourse," signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller or to the Merged Holder, if applicable;

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

                    (ii) the original Mortgage, with evidence of recording thereon, provided, that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall cause to be delivered to the Document Custodian a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Depositor certifying that such original Mortgage has been so delivered to such recording office;

                   (iii) the original assignment of Mortgage, from the Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered holders from time to time of FURST Mortgage Loan Trust 1998-B, Mortgage Pass-Through Certificates, Series 1998-B," which assignment shall be in form and substance acceptable for recording;

                    (iv) the original attorney's opinion of title or the original policy of title insurance, provided, that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall cause to be delivered to the Document Custodian a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                     (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller or to the Merged Holder, if applicable, provided, that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may have delivered to the Document Custodian a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office;

                    (vi) originals of all assumption and modification agreements, if any; and

provided, however, the Seller may deliver to the Document Custodian all Related Documents other than those referred to in clause (i) above (except for those Mortgage Notes relating to Mortgage Loans listed on Exhibit N which Mortgage Notes may be delivered within 30 days after the Closing Date) within 180 days after the Closing Date.

        In all such instances, the Seller will deliver or cause to be delivered the original recorded Mortgage and assignments thereof to the Document Custodian promptly upon receipt of the original recorded Mortgage.

        For all Mortgage Loans that were owned by the Seller on the Cut-Off Date as successor by merger to the originator or previous holder, the Seller shall deliver to the Trustee, as Document Custodian, on or before the Closing Date, an officer's certificate identifying such

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

Mortgage Loans and the identities of the Persons (each, a "Merged Holder") that are reflected on the related Mortgage Notes and Mortgage or assignment of Mortgage as the holder, certifying that the Seller is successor by merger to each such Merged Holder and certifying as to the authority of the officer signing the endorsement referred to in clause (i) above and the assignment of Mortgage referred to in clause (iii) above to execute the same. Such officer's certificate shall constitute part of the Mortgage File of each such Mortgage Loan.

        The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgages, the related Mortgage Notes and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgages, the related Mortgage Notes and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

        In connection with such assignment, transfer, sale and conveyance, the Seller shall file, on or prior to the Closing Date, in the appropriate office of any applicable state, county or other relevant jurisdiction, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party (and indicating that the security interest in such loans has been assigned to the Trustee) and listing as collateral the Mortgages, the Mortgage Notes, the Related Documents and other property constituting the Trust. The characterization of the Seller as "debtor" and the Depositor as "secured party" in any such financing statement is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that the transfer of the Mortgage Loans by the Seller to the Depositor and the transfer of the Mortgage Loans by the Depositor to the Trust be treated as a sale to the Depositor and the Trust, respectively, of the respective Seller's entire right, title and interest in and to the property specified in the preceding sentence. In connection with such filing, the Seller shall cause to be filed all necessary continuation statements thereof and amendments thereto and take or cause to be taken such actions and execute such documents as are necessary to continue the perfection and protect the Certificateholders' interest in such property.

        (b) The Seller shall use its best efforts, within 180 days of the Closing Date with respect to the Mortgage Loans, at its own expense, to either
(i) record the assignment of each Mortgage in favor of the Trustee in the appropriate real property office or other records office or (ii) deliver to the Trustee the assignment of each Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in the event a court should recharacterize the conveyance of the Mortgage Loans as a loan or a security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in

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

no event later than one year after the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this Section. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Depositor shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section 2.1(b) shall result in the obligation of the Seller to purchase or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.2.

        (c) The Document Custodian agrees, for the benefit of Certificateholders and the Trustee, within 180 days after delivery to it of the Mortgage Files and the Related Documents hereunder to review the Mortgage Files (and deliver a certificate to the Master Servicer and the Seller as to the findings of such review) to ascertain that all required documents set forth in paragraphs (i) -
(vi) of Section 2.1(a) have been executed and received, and that the Mortgage Notes have been endorsed without recourse as specified in Section 2.1(a)(i), and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Document Custodian may rely on the purported due execution and genuineness of any signature thereon. Within 90 days of the Closing Date, the Document Custodian will deliver a certificate to the Master Servicer and the Seller as to the status of such review. If within such 180-day period the Document Custodian finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Document Custodian determines that such Mortgage File is otherwise defective in any material respect, the Document Custodian shall promptly upon the conclusion of its review of all of the Mortgage Files notify the Trustee, the Depositor, the Master Servicer and the Seller, and the Seller shall have a period of 60 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 60-day period due primarily to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Document Custodian and the Trustee in writing and the period during which such defect may be corrected or cured shall be extended until such time as any such documents are returned from such related office (in no event, however, will such period extend beyond one (1) year from the date of discovery of such defect); provided, that prior to any such extension the Seller shall deliver to the Document Custodian a true copy of such document with a certification by the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation."

        (d) The Document Custodian shall have no responsibility for reviewing any Mortgage File except as expressly provided in subsection (c) of Section 2.1. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Document Custodian and the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to

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

do so or whether any signature thereon is genuine. In addition, with respect to documents referred to in clause (vi) of Section 2.1(a), the Document Custodian shall only be obligated to identify whether any such documents are included in the Mortgage File for each Mortgage Loan.

        SECTION 2.2.      ACCEPTANCE BY TRUSTEE; RETRANSFER OF MORTGAGE LOANS.

        (a) The Trustee hereby acknowledges the sale and assignment of the Mortgage Loans and the Related Documents pursuant to the terms of this Agreement and declares that the Trustee holds and will hold such documents (to the extent required to be held by the Trustee hereunder) and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. The parties hereto do hereby create and establish, pursuant to the laws of the State of North Carolina and this Agreement, the Trust, which, for convenience, shall be known as "FURST Mortgage Loan Trust 1998-B."

        (b) If the time to correct or cure any defect of which the Trustee or the Document Custodian, as the case may be, has notified the Seller following review of the Mortgage Files by the Trustee or the Document Custodian, as the case may be, has expired without any correction or cure, the Seller shall, no later than two Business Days immediately preceding the Distribution Date in the month following the Collection Period in which the time to correct or cure such defect expired, repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) from the Trust at a price equal to the Purchase Price, which amount shall be deposited into the Collection Account pursuant to Section 3.2 on such Business Day or substitute a Mortgage Loan (each, a "Substitute Mortgage Loan") that is an Eligible Substitute Mortgage Loan for such Mortgage Loan in accordance with Section 2.7. Promptly upon receipt by the Trustee of written notification signed by a Servicing Officer to the effect that the Purchase Price for any such Mortgage Loan has been so deposited into the Collection Account, the Document Custodian shall release to the Seller the Mortgage File for the repurchased Mortgage Loan and the Trustee shall execute and deliver to the Seller an assignment substantially in the form of Exhibit E, without recourse, in order to vest in the Seller legal and beneficial ownership of such repurchased or removed Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto). The form of assignment attached as Exhibit E may be modified from time to time to the extent required by applicable law, as evidenced by an Opinion of Counsel delivered to the Trustee, it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose. The obligation of the Seller to repurchase or substitute for any Mortgage Loan shall constitute the sole remedy with respect to such defect available to Certificateholders or the Trustee against the Seller on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.7(d) shall be delivered to the Trustee in connection with any such repurchase.



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        SECTION 2.3.     REPRESENTATIONS AND WARRANTIES REGARDING THE DEPOSITOR.

        The Depositor represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date:

                     (i) It is a corporation, validly existing and in good standing under the laws of North Carolina and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged;

                    (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                   (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                    (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Incorporation or Bylaws or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                     (v) Neither this Agreement, the Prospectus nor the Prospectus Supplement nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                    (vi) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would adversely affect its performance hereunder;

                   (vii) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened,

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        against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (viii) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

                    (ix) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor has good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                     (x) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

                    (xi) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

        SECTION 2.4. REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER
        SERVICER.

        The Master Servicer represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date:

                     (i) It is a national banking association, validly existing and in good standing under the laws of the United States of America and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

                    (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                   (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval

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

        or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                    (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                     (v) Neither this Agreement nor the Prospectus nor the Prospectus Supplement, to the extent each relates to the Master Servicer, nor any statement, report or other document prepared by the Master Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                    (vi) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would adversely affect its performance hereunder or under any subservicing agreement;

                   (vii) The collection practices used by the Master Servicer with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business and in compliance with the Master Servicer's servicing procedures as described in the Prospectus and this Agreement;

                  (viii) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                    (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer; and

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

                     (x) The Master Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

        It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the Mortgage Files to the Document Custodian or the Trustee.

        Upon discovery by the Seller, the Depositor, the Master Servicer, or the Trustee, as the case may be, of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

        SECTION 2.5.      REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER.

        The Seller represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date:

                     (i) It is a national banking association, validly existing and in good standing under the laws of the United States of America and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

                    (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                   (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

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

                    (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Association or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                     (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                    (vi) Neither this Agreement nor the Prospectus nor the Prospectus Supplement nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                   (vii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would adversely affect its performance hereunder;

                  (viii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in the State of North Carolina;

                    (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller; and

                     (x) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

        It is understood and agreed that the representations and warranties set forth in this Section 2.5 shall survive delivery of the Mortgage Files to the Document Custodian or the Trustee.

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

        Upon discovery by the Depositor, the Master Servicer, the Seller or the Trustee, as the case may be, of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller shall cure such breach in all material respects.

        SECTION 2.6. REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THIS AGREEMENT AND THE MORTGAGE LOANS; TRANSFER OF CERTAIN MORTGAGE LOANS.

        (a) The Seller represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date with respect to the Mortgage Loans:

                     (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the applicable Cut-Off Date;

                    (ii) All of the Related Documents set forth in Section 2.1 (including all material documents related thereto) will have been delivered to the Document Custodian within the time periods set forth in
        Section 2.1. Each Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                   (iii) (A) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, including, without limitation, condominiums, townhouses, planned unit developments, manufactured homes and mobile homes. Each mobile home and manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and (B) each mobile home constituting any portion of any Mortgaged Property is a Single-Family Residence;

                    (iv) Each Mortgage Loan is being master serviced by the Master Servicer;

                     (v) Each Mortgage Note has a fixed rate of interest and an original term to maturity of not more than 30 years from the date on which the first monthly payment was due. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note;

                    (vi) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject to the exceptions to title set forth in the title insurance policy or attorney's opinion, as the case may be, with respect to the related Mortgage Loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not

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

        individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Document Custodian on behalf of the Trustee establishes in the Seller a valid and subsisting first lien and first priority security interest on the property described therein, and the Seller has full right to assign the same to the Trustee;

                   (vii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no Liens; the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Depositor (or its assignee) and the Depositor (or its assignee) will hold good, marketable and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (viii) None of the Mortgage Loans were delinquent (i.e. not 30 or more days past due) as of the Cut-Off Date; none of the Mortgage Loans has ever been delinquent in payment for 60 or more days nor more than once during the twelve months preceding the Cut-Off Date been delinquent in payment for 30 or more days;

                    (ix) To the best knowledge of the Seller, there is no delinquent tax, fee or assessment lien on any Mortgaged Property;

                     (x) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                    (xi) (A) There is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage except those liens which are fully insured against by the title insurance policy referred to in clause (xiii) below; and (B) to the best of its knowledge, each Mortgaged Property is free of material damage and is in good repair;

                   (xii) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, real estate settlement procedures,

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

        consumer credit, truth-in-lending and disclosure laws and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xiii) Either an attorney's opinion of title has been obtained or a lender's title insurance policy or binder issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance thereof insuring the Seller, its successor and assigns as to the first priority of the lien of the Mortgage, subject only to the exceptions of the character referred to in (vi) above, and the Seller is the sole insured of such lender's title insurance policy, and each such policy or binder is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

                   (xiv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 3.5;

                    (xv) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 3.5, if and to the extent required by Section 3.5;

                   (xvi) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed;

                  (xvii) All individual insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                 (xviii) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Document Custodian on behalf of the Trustee. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage (other than the assignment to the

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

        Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                   (xix) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                    (xx) No Mortgage Note permits or obligates the Seller to make future advances to the related Mortgagor at the option of the Mortgagor. There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                   (xxi) To the best knowledge of the Seller, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxii) To the best of its knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                 (xxiii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

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

                  (xxiv) No Mortgage Loan was originated under a buydown plan or under a limited documentation program or is in violation of the Home Ownership and Equity Protection Act of 1994;

                   (xxv) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                 (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial or non-judicial foreclosure. To the Seller's best knowledge, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

                (xxviii) Except for Mortgage Loans that are delinquent for a time period less than 30 days, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (xxix) All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Seller is not entitled have been deposited into the Collection Account and are as of the Closing Date in the Collection Account;

                   (xxx) Each of the Mortgage Loans was originated substantially in accordance with the credit underwriting guidelines set forth in the Prospectus and the Prospectus Supplement;

                  (xxxi) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially the form of Exhibit F hereto;

                 (xxxii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

                (xxxiii) Each Mortgage Loan was originated based upon an appraisal of the related Mortgaged Property; each such appraisal is on a Fannie Mae-approved form signed prior to the approval of such Mortgage Loan application by a qualified appraiser, appointed

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        by the Seller or the originator of such Mortgage Loan, as appropriate, who has no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan;

                 (xxxiv) Each Mortgage Loan was originated by the Seller or an affiliate of the Seller or purchased by the Seller;

                  (xxxv) Each Mortgaged Property is located in the state identified on the Mortgage Loan Schedule and consists of a single-family residence (which may be detached, part of a two- to four-family dwelling, a condominium unit, a mobile, manufactured or modular home, a townhouse or a unit in a planned unit development). With respect to the Cut-Off Date Aggregate Pool 1 Loan Balance and the Pool 1 Mortgage Loans, (a) at least 74.66% of the Pool 1 Mortgage Loans (by Cut-Off Date Aggregate Pool 1 Loan Balance) are secured by real property improved by a one-family residence erected thereon, (b) no more than 0.39% of the Pool 1 Mortgage Loans (by Cut-Off Date Aggregate Pool 1 Loan Balance) are secured by real property improved by two- to four-family dwellings,
        (c) no more than 24.54% of the Pool 1 Mortgage Loans (by Cut-Off Date Aggregate Pool 1 Loan Balance) are secured by real property improved by individual condominium units and units in a planned unit development and
        (d) no more than 0.41% of the Pool 1 Mortgage Loans (by Cut-Off Date Aggregate Pool 1 Loan Balance) are secured by real property improved by a single-family residence of a type other than those enumerated in clause (a), (b) or (c) above. With respect to the Cut-Off Date Aggregate Pool 2 Loan Balance and the Pool 2 Mortgage Loans, (a) at least 92.53% of the Pool 2 Mortgage Loans (by Cut-Off Date Aggregate Pool 2 Loan Balance) are secured by real property improved by a one-family residence erected thereon, (b) no more than 7.47% of the Pool 2 Mortgage Loans (by Cut-Off Date Aggregate Pool 2 Loan Balance) are secured by real property improved by two- to four-family dwellings; and (c) as of the Cut-Off Date, no more than 8.65% of the Pool 2 Mortgage Loans (by Cut-Off Date Aggregate Pool 2 Loan Balance) are secured by Mortgaged Properties located in one United States postal zip code.

                 (xxxvi) All Mortgage Loans had Loan-to-Value Ratios of less than or equal to 100%;

                (xxxvii) With respect to the Cut-Off Date Aggregate Loan Balance, 0.68% and 0.00% of the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans, respectively, (by Cut-Off Date Loan Balance) are secured by Mortgaged Properties that are non-owner occupied properties (i.e., investor-owned);

               (xxxviii) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (vi) above;

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                 (xxxix) Each Pool 1 Mortgage Loan was originated on or
        purchased after December, 1986 and each Pool 2 Mortgage Loan was originated on or purchased after December, 1991;

                    (xl) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

                   (xli) To the best knowledge of the Seller, all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be qualified or licensed in such state;

                  (xlii) To the best knowledge of the Seller, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                 (xliii) None of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans are mobile homes or manufactured housing;

                  (xliv) None of the Mortgage Loans are Cooperative Share Mortgages;

                   (xlv) Each Mortgage Loan is directly secured by a mortgage on real property and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, as of the origination date, was the only security for the Mortgage Loan, provided, that the Mortgage Loan has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default thereto was not reasonably foreseeable or (2) the fair market value of such real property was at least equal to 80% of the adjusted issue price of the Mortgage Loan (A) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (B) at the Closing Date;

                  (xlvi) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1) and (3);

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

                 (xlvii) The Cut-Off Date Loan Balance for each Mortgage Loan is the Loan Balance indicated on the Mortgage Loan Schedule for such Mortgage Loan as of the Cut-Off Date;

                (xlviii) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any Person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (xlix) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder; and

                        (l) With respect to each Mortgage Loan secured by a mobile home or manufactured housing: (a) such mobile home or manufactured housing is permanently affixed to a foundation which is suitable for the soil conditions of the site; all foundations, both perimeter and interior, having footings that are located below the frost line; any wheels, axles and trailer hitches are removed from such mobile home or manufactured housing and (b) the related Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified such mobile home or manufactured housing as part of the real property and insures or indemnifies against any loss if such mobile home or manufactured housing is determined not to be part of the real property.

               With respect to the representations and warranties set forth in this Section 2.6(a) that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Master Servicer, the Depositor, the Trustee or the Document Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

        (b) The representations and warranties set forth in Section 2.6(a) shall survive the delivery of the Mortgage Files to the Document Custodian or the Trustee. Upon discovery by the Seller, the Master Servicer, the Depositor or the Trustee of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan, the party discovering such breach shall give written notice thereof to the other parties within five (5) days after such discovery but only to the extent that such breach materially and adversely affects the interests of Certificateholders. Promptly after its discovery or its receipt of notice of any such breach, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless at the expiration of the 60-day period following receipt of such notice, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than two Business Days immediately preceding the Distribution Date in the month following the related Collection Period in which any such cure period expired (but in the case of a breach that

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if discovered before the Startup Day, would have prevented the obligation from being a "qualified mortgage" as defined in the Code, within 90 days of discovery of the breach), but only to the extent that such uncured breach materially and adversely affects the interests of the Certificateholders, repurchase at the Purchase Price such Defective Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) in the same manner and subject to the same conditions as set forth in
Section 2.2 or shall substitute an Eligible Substitute Mortgage Loan in accordance with Section 2.7. Upon making any such repurchase, the Seller shall be entitled to receive an assignment of the repurchased or removed Mortgage Loan and a release of the related Mortgage File from the Document Custodian to the extent set forth in Section 2.2. The obligation of the Seller to repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller with respect to such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

        SECTION 2.7. SUBSTITUTION OF MORTGAGE LOANS.

        (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under this Article II, the Seller may deliver to the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to this Article II. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment Amount, if any, and shall deposit such amount, along with the Unreimbursed Advances, unreimbursed Servicing Advances, unpaid Master Servicing Fees and Subservicing Fees with respect to the Defective Mortgage Loan to the Collection Account on or before the second Business Day prior to the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

        (b) The Seller shall notify the Master Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to this Article II of its intention to effect a substitution under this Section. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee, with a copy to the Master Servicer (except as to (1) below), (1) the Eligible Substitute Mortgage Loans to be substituted for the original Mortgage Loans, (2) a list of the original Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans in the same format as required for the list provided on the Closing Date, (3) an Officers' Certificate (A) stating that no default by the Master Servicer described in Section 8.1 shall have occurred and be continuing,
(B) stating that the aggregate principal balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 10% of the Aggregate Loan Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and that each such substituted Mortgage Loan constitutes an Eligible Substitute Mortgage Loan and attaching as an exhibit a supplemental Mortgage Loan Schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of

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

information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.6 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Section 2.6 and this Section 2.7,
(4) a Nondisqualification Opinion to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment Amount, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such original Mortgage Loans to the Seller.

        (c) Concurrently with the satisfaction of the conditions set forth in
Section 2.7(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Trustee pursuant to Section 2.7(a) above, Exhibit D to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

        (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee a Nondisqualification Opinion to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under
Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day," the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Master Servicer has determined there is an actual or reasonably foreseeable default with respect thereto.

        SECTION 2.8.      EXECUTION AND AUTHENTICATION OF CERTIFICATES.

        The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Certificates in authorized denominations.

        SECTION 2.9.      REMIC PROVISIONS.

        (a) This Agreement shall be construed so as to carry out the intention of the parties that the REMIC I be treated as a REMIC at all times prior to the date on which the Trust is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the REMIC I shall consist of the Class 1A-1 Certificates, Class 1A-2 Certificates, Class 1A-3 Certificates, Class 1A-4 Certificates, Class 1A-5 Certificates, Class 1A-6 Certificates, Class 1A-

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

7 Certificates, Class 1A-8 Certificates, Class 1A-9 Certificates, Class 1A-10 Certificates, Class 1A-11 Certificates, Class 1A-12 Certificates, Class 1A-PO Certificates, Class 1A-WIO Certificates, Class 1M Certificates, Class 1B-1 Certificates, Class 1B-2 Certificates, Class 1B-3 Certificates, Class 1B-4 Certificates, Class 1B-5 Certificates, Class 2A Certificates, Class 2M Certificates, Class 2B-1 Certificates, Class 2B-2 Certificates, Class 2B-3 Certificates, Class 2B-4 Certificates and Class 2B-5 Certificates. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of the REMIC I shall consist of the Class A-R Certificate.

        (b) The Trustee shall provide to the Internal Revenue Service and to the Person described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to each REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

        (c) For federal income tax purposes, the Final Scheduled Distribution Date for each Class of the Certificates is hereby set to be the Distribution Date indicated below:

                                                               Final Scheduled
                    Class                                     Distribution Date
                    -----                                     -----------------
        Class 1A-1 Certificates                                 August 25, 2028

        Class 1A-2 Certificates                                 August 25, 2028

        Class 1A-3 Certificates                                 August 25, 2028

        Class 1A-4 Certificates                                 August 25, 2028

        Class 1A-5 Certificates                                 August 25, 2028

        Class 1A-6 Certificates                                 August 25, 2028

        Class 1A-7 Certificates                                 August 25, 2028

        Class 1A-8 Certificates                                 August 25, 2028

        Class 1A-9 Certificates                                 August 25, 2028

        Class 1A-10 Certificates                                August 25, 2028

        Class 1A-11 Certificates                                August 25, 2028

        Class 1A-12 Certificates                                August 25, 2028

        Class 1A-PO Certificates                                August 25, 2028

        Class 1A-WIO Certificates                               August 25, 2028

        Class 1M Certificates                                   August 25, 2028

        Class 1B-1 Certificates                                 August 25, 2028

        Class 1B-2 Certificates                                 August 25, 2028

        Class 1B-3 Certificates                                August 25, 2028

        Class 1B-4 Certificates                                August 25, 2028

        Class 1B-5 Certificates                                August 25, 2028

        Class 2A Certificates                                  September 25, 2026

        Class 2M Certificates                                  September 25, 2026

        Class 2B-1 Certificates                                September 25, 2026

        Class 2B-2 Certificates                                September 25, 2026
        Class 2B-3 Certificates                                September 25, 2026

        Class 2B-4 Certificates                                September 25, 2026

        Class 2B-5 Certificates                                September 25, 2026

        Class A-R Certificate                                  September 25, 2026

        (d) The Closing Date is hereby designated as the "startup day" of the REMIC I within the meaning of Section 860G(a) (9) of the Code.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

        SECTION 3.1.      THE MASTER SERVICER.

        (a) It is intended that the Trust formed hereunder shall consist of the REMIC I and that the affairs of the Trust shall be conducted so as to qualify the REMIC I as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC I.

        (b) The Master Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the Trustee and the Certificateholders for the performance of its duties and obligations hereunder in accordance with the terms hereof and any amounts in respect of the Mortgage Loans received by any such Subservicer shall be deemed to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, in

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

connection with the Trust taking possession of any Mortgaged Property or upon receipt from the Mortgagor of the amounts owed under the related Mortgage Loan and upon delivery of written notice to the Trustee, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall upon written request of a Servicing Officer furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder, which powers of attorney or other documents shall be prepared by the Master Servicer.

        The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer and any Subservicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

        (c) In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer shall assume the terminated Master Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

        (d) [RESERVED]

        (e) The Master Servicer may agree to changes in the terms of a Mortgage Loan that would not cause the REMIC I to fail to qualify as a REMIC, as evidenced by a Nondisqualification Opinion delivered by the Master Servicer to the Trustee prior to the effective date of any such change, provided, however, that such changes (i) do not adversely affect the interests of Certificateholders, (ii) are consistent with prudent business practice, as evidenced by an Officer's Certificate, substantially in the form of Exhibit G, delivered by the Master Servicer to the Trustee prior to such effective date,
(iii) do not extend the maturity date of such Mortgage Loan in excess of one year, and (iv) do not result in any change of the Loan Rate of such Mortgage Loan.

        (f) [RESERVED]

        (g) The Master Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement and (1) has been designated as an approved Seller/Servicer by FHLMC or Fannie Mae, or (2) is an Affiliate of the Master Servicer. The Master Servicer shall give notice to the Trustee of the appointment of any Subservicer. Any subservicing arrangement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any such arrangement or any of the provisions of this Agreement relating to arrangements between the Master Servicer and a Subservicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Any such arrangement shall be deemed to be between the Subservicer and the

Master Servicer alone and the Trustee and the Trust shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer.

        (h) The Master Servicer and all Subservicers shall be deemed a single entity for the purpose of determining compliance with the terms of this Agreement and the Master Servicer shall be deemed to have received Principal Collections and Interest Collections on the Mortgage Loans when any Subservicer has received such Principal Collections and Interest Collections.

        SECTION 3.2. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

        (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided, that such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to Section 5.2.

        (b) The Master Servicer shall establish and maintain a separate account (the "Collection Account") which may, as provided in Section 3.2(d), be maintained as a deposit account with the Seller, provided that, upon the occurrence and continuance of the failure of any of the events described in clauses (i) or (ii) of Section 3.2(d), the Collection Account shall be established and maintained with an entity meeting the requirements of the definition of "Eligible Account", as a separate trust account titled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-B." Funds in the Collection Account in respect of the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans and amounts withdrawn from the Collection Account attributable to each of such Pools shall be accounted for separately. The Master Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received as of the Cut-Off Date and prior to the Closing Date and due for periods after such Cut-Off Date and thereafter deposit within two Business Days following receipt and identification thereof by the Master Servicer the following payments and collections received or made by it (without duplication):

                (i) all Interest Collections and Principal Collections (including any Payaheads received);

                (ii) Net Liquidation Proceeds net of any related Foreclosure Profit;

                (iii) Insurance Proceeds;

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

                (iv) any amounts payable in connection with the repurchase of any Mortgage Loan and the Substitution Adjustment Amount pursuant to
        Article II hereof; and

                (v) any amount required to be deposited in the Collection Account pursuant to Sections 3.2(c), 3.4, 3.5, 3.7 or 3.13;

provided, however, with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Master Servicing Fee and the Subservicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The Master Servicer may retain, as additional servicing compensation, all Foreclosure Profits and fees and late charge penalties collected from Mortgagors.

        The Seller shall deposit the amounts required to be deposited in respect of Mortgage Loans purchased by the Seller pursuant to Sections 2.2 and 2.6 to the Collection Account no later than the date specified therein.

        (c) All funds in the Collection Account shall be held (i) uninvested or
(ii) invested at the direction of the Master Servicer in Eligible Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to the second Business Day preceding the immediately succeeding Distribution Date. Any investment earnings on funds held in the Collection Account shall be for the account of the Master Servicer and may be withdrawn from the Collection Account by the Master Servicer at any time. Any investment losses on funds held in the Collection Account shall be for the account of the Master Servicer and promptly upon the realization of such loss shall be contributed by the Master Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

        (d) Notwithstanding anything in this Agreement to the contrary, (i) for so long as (A) the Master Servicer remains an Affiliate of the Seller, (B) no Event of Default shall have occurred and be continuing and (C) the Seller maintains a short-term rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in such rating, or (ii) if following the occurrence and continuation of any event described in subclause (i) of this Section 3.2(d), an arrangement is established that is satisfactory to the Rating Agencies and which does not in itself result in any reduction of any rating issued in respect of the Senior Certificates, the Master Servicer may establish and maintain the Collection Account as a deposit account with the Seller.

        (e) For all purposes of this Agreement, any amount received at any time during the term hereof by any Subservicer shall be deemed to constitute receipt of such amount by the

Master Servicer (receipt by the Master Servicer shall also be deemed to occur on the same day as the amount is actually received by the relevant Subservicer), regardless of whether the Master Servicer actually receives such amount.

        SECTION 3.3. WITHDRAWALS FROM THE COLLECTION ACCOUNT.

        The Trustee or the Master Servicer, if the Master Servicer is then maintaining the Collection Account pursuant to Section 3.2(d), shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                     (i) one Business Day prior to each Distribution Date, to deposit to the Distribution Account (a) the Pool 1 Distribution Amount and the Pool 2 Distribution Amount for such Distribution Date and (b) an amount equal to the Trustee Fee, in each case to the extent the aggregate of such amounts is available from amounts received during the Collection Period with respect to the related Collection Period, and not used to reimburse the Master Servicer for a Monthly Advance;

                    (ii) to reimburse the Master Servicer for any accrued unpaid Pool 1 Master Servicing Fees, Pool 1 Subservicing Fees, Pool 2 Master Servicing Fees and Pool 2 Subservicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Master Servicer's right to reimbursement under this clause (ii) for unpaid Pool 1 Master Servicing Fees, Pool 1 Subservicing Fees, Pool 2 Master Servicing Fees and Pool 2 Subservicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Master Servicer's right to reimbursement under this clause
        (ii) for unreimbursed Monthly Advances shall be limited to collections, Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan;

                   (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                    (iv) to pay to the Master Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                     (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

                    (vi) to pay the Servicing Compensation pursuant to Section
        3.9 hereof to the extent not retained or paid pursuant to Section
        3.2(b);

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

                   (vii) to reimburse the Master Servicer for Nonrecoverable Advances; and

                  (viii) (a) to pay the unpaid Class Principal Balance of the Class A-R Certificate and (b) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Class A-R Certificateholders.

        SECTION 3.4. MONTHLY ADVANCES; COMPENSATING INTEREST.

        (a) No later than 12:00 noon New York City time on the first Business Day immediately preceding each Distribution Date, the Master Servicer shall, from its own funds, deposit in the Distribution Account in immediately available funds by wire transfer an amount (a "Monthly Advance") equal to the aggregate of the Monthly Payment of each Mortgage Loan due during the related Collection Period, but not received by the Master Servicer on or before the related Determination Date, such Monthly Advance to be in an amount net of the Master Servicing Fee and Subservicing Fee payable with respect to such Mortgage Loans on the related Distribution Date. Notwithstanding the foregoing, the Master Servicer shall not be required to make a Monthly Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance would constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Responsible Officer of the Master Servicer delivered to the Trustee and stating the basis for such determination. The Master Servicer's obligation to make a Monthly Advance with respect to any Mortgage Loan will continue until such Mortgage Loan becomes a Liquidated Mortgage Loan. The Master Servicer may distribute Payaheads paid to the Master Servicer not yet due in lieu of a required advance of scheduled principal and interest, but must increase its advances in subsequent months for which such Payaheads are due to cover scheduled payments represented thereby.

        (b) If a Principal Prepayment occurs on any Mortgage Loan during any Collection Period, the Compensating Interest shall be deposited by the Master Servicer to the Collection Account one Business Day prior to the next succeeding Distribution Date and shall be included in the amount to be made available to the Trustee on such day.

        SECTION 3.5. MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES.

        The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (B) the principal balance owing on such Mortgage Loan or (C) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the principal balance owing on such Mortgage Loan or (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent required by Section 3.2. If the Mortgage Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended. The Master Servicer shall also maintain on REO for the benefit of the Trust, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.

        SECTION 3.6. ASSUMPTION AND MODIFICATION AGREEMENTS.

        In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Master Servicer and without regard to the inclusion of such Mortgage Loan in the Trust unless prohibited by law from doing so. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Master Servicer (so long as such action conforms with the Seller's underwriting standards at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage and, to the extent permitted by applicable law, the Mortgagor remains liable thereon; provided, however, that the Master Servicer shall not enter into any such assumption or modification agreement unless the Master Servicer has determined that the Person to become liable under the Mortgage Loan has achieved a credit grade under the Seller's then current credit scoring policy of at least the same (or comparable) level achieved by the original Mortgagor at the time the Mortgage Loan was originated and provided that the requirements of Section 3.1(e) are satisfied. The Master Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 3.6 and by forwarding to the Document Custodian the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Mortgage Loan may be made by the Master Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Mortgage Loan pursuant to
Section 3.1(e). Any fee collected by the Master Servicer for entering into any such agreement will be retained by the Master Servicer as additional servicing compensation.

        SECTION 3.7. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

        The Master Servicer shall pursue the liquidation of such of the Mortgage Loans as come into and continue in default when, in the determination of the Master Servicer, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2. Each such liquidation shall be either by sale of such Mortgage Loan or by foreclosure (or other comparable conversion to ownership of the Mortgaged Property securing such Mortgage Loan) as determined by the Master Servicer, to result in the receipt by the Trust of the maximum recovery on such Mortgage Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Loan Rate). The determination with respect to the maximum recovery on a Mortgage Loan shall be in accordance with, and consider the factors, costs, fees and expenses described on Exhibit Q and the Master Servicer shall have no liability for such determination, or actions taken pursuant to such determination, made in good faith and absent gross negligence or willful misfeasance. If the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with any foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In connection with any sale of any Mortgage Loan arranged by the Master Servicer, the purchase price of such Mortgage Loan payable to the Trust will be equal to the amount received from such purchaser net of costs and expenses related to such sale (which fees shall include a disposition fee payable to the Master Servicer as compensation for arranging such sale in an amount not more than $250 for each Mortgage Loan). Such purchase price shall be deposited into the Collection Account pursuant to Section 3.2 on the day of such sale. Promptly upon receipt by the Trustee and the Document Custodian of a written notification signed by a Servicing Officer to the effect that such purchase price has been so deposited into the Collection Account, the Document Custodian shall release to the Master Servicer the Mortgage File for such sold Mortgage Loan and the Trustee shall execute and deliver an assignment, prepared by the Master Servicer and furnished by it to the Trustee, substantially in the form of Exhibit E.

        The Master Servicer shall cause to be deposited, no later than each Determination Date, in the Collection Account, all revenues received with respect to the related REO for the preceding Collection Period and shall retain funds necessary for the proper operation, management and maintenance of the REO and the fees of any managing agent acting on behalf of the Master Servicer.

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        The disposition of REO shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO shall be promptly deposited in the Collection Account, net of Foreclosure Profits accrued and unpaid Master Servicing Fee and Subservicing Fee and unreimbursed Servicing Advances and Monthly Advances payable to the Master Servicer in accordance with Section 3.3, for distribution to the Certificateholders in accordance with Section 5.1 hereof.

        In the event that title to any Mortgage Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which may be the Master Servicer) on behalf of Certificateholders.

        In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of the Trust within three (3) years after its acquisition by the Trust unless the Trustee shall have received a Nondisqualification Opinion to the effect that the holding by the Trust of such Mortgaged Property subsequent to three (3) years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Master Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) unless otherwise required by law or otherwise used for the production of income by or on behalf of the Trust, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than three (3) years is permitted under this Agreement and is necessary to sell any REO, the Master Servicer shall give appropriate notice to the Trustee and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO.

        The Master Servicer will provide to the Trustee on each Distribution Date a report in the form attached as Exhibit O (a "Liquidation Report") with respect to each Liquidated Mortgage Loan during the related Collection Period.

        SECTION 3.8. TRUSTEE TO COOPERATE.

        On or before each Distribution Date, the Master Servicer will notify the Trustee of the payment in full of the Loan Balance of any Mortgage Loan during the preceding Collection Period. Upon any such payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in
Section 3.1, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses

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incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account.

        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Document Custodian shall, or if the Trustee is holding the Mortgage Files, the Trustee shall, upon request of the Master Servicer and delivery to the Document Custodian or the Trustee, as applicable, of a trust receipt, in the form annexed hereto as Exhibit I, signed by a Servicing Officer, release the related Mortgage File to the Master Servicer and the Document Custodian or the Trustee, as applicable, shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee or the Document Custodian appointed by it when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Document Custodian or the Trustee, as applicable, to the Master Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account, it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

        SECTION 3.9. SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER.

        (a) The Master Servicer shall be entitled to receive the Master Servicing Fee and the Subservicing Fee in accordance with the terms of this Agreement as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges, Foreclosure Profits or other receipts not required to be deposited in the Collection Account shall be retained by the Master Servicer as additional compensation. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

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        (b) The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of the independent accountants referred to in Section 3.11, taxes imposed on the Master Servicer, and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders (including, without limitation, the cost of obtaining Opinions of Counsel required under this Agreement, except as otherwise provided herein), and shall not be entitled to reimbursement therefor except to the extent that such expenses constitute Liquidation Expenses or as otherwise specifically provided herein.

        SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE.

        The Master Servicer, at its expense, will deliver to the Trustee, on or before the last day of the fifth calendar month of each year, beginning in 1999, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and the steps being taken to remedy such default. In addition, the Master Servicer, at its expense, will deliver to the Trustee, on or before June 30, 1999, an Officer's Certificate stating that it is in compliance with Section 2.4(x).

        SECTION 3.11. ANNUAL SERVICING REPORT.

        Not later than the last day of the fifth month following the end of the Master Servicer's fiscal year (December 31), beginning in 1999, the Master Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Depositor to furnish a letter or letters to the Depositor and the Trustee to the effect that such firm has with respect to the Master Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

        SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

        (a) The Master Servicer and the Document Custodian shall provide to the Trustee, and, to the extent that any Certificateholder is a federally insured savings association, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, to the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision, reasonable access to the documentation regarding the Mortgage Loans, and the right to inspect the Master Servicer's servicing operations and discuss such operations, such access being afforded without charge but only upon reasonable notice and reasonable in scope and during normal business hours at their respective offices. Nothing in this
Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

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

        (b) The Master Servicer shall supply information to the Trustee and the Paying Agent in such form as the Trustee shall reasonably request, on or before the start of the fifth Business Day preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders.

        SECTION 3.13. MAINTENANCE OF CERTAIN INSURANCE POLICIES.

        (a) The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and
(ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for persons performing servicing for mortgage loans purchased by Fannie Mae. Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of Master Servicer employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee or such Certificateholder a certified true copy of such fidelity bond and insurance policy.

        (b) In the event that the Master Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of
Section 3.5, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard (including flood) insurance coverage under Section 3.5, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.5, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.5 and the amount paid under such blanket policy. Upon the request of the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

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

        SECTION 3.14. REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY, RETURNS RELATING TO MORTGAGE INTEREST RECEIVED FROM INDIVIDUALS AND RETURNS RELATING TO CANCELLATION OF INDEBTEDNESS.

        The Master Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each calendar year beginning in 1998. The Master Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

        SECTION 3.15. REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION.

        The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller, the Master Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

        SECTION 3.16. CUSTODY OF MORTGAGE FILES.

        The Trustee hereby agrees to act as Document Custodian of the Related Documents for each Mortgage Loan. From time to time following delivery of the Mortgage Files and the Related Documents to the Trustee pursuant to Section 2.01(a) hereof, the Trustee may engage the services of another Person (other than the Depositor or an Affiliate of the Depositor) who is acceptable to the Depositor, the Seller and the Master Servicer with the consent of the Rating Agencies, to act as Document Custodian. Upon execution of a custodial agreement consistent with the terms hereof, such Document Custodian shall maintain possession of the Mortgage Files, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such custodial agreement. The Seller shall be required to pay the Trustee (or any other Person designated by the Trustee to act as document custodian) reasonable fees based on the reciprocal fees charged by the Trustee and the Seller for similar services. The Document Custodian (if other than the Trustee) shall acknowledge that it is bailee for the Trustee and is holding all of Related Documents delivered to it in trust for the Trustee. The Trustee shall not be liable to any Person for actions or failures to take action of the Document Custodian, unless, and only to the extent, such actions or failures to act constitute willful misconduct or negligence.

        While the Mortgage Files and the Related Documents are required to be in the possession of the Trustee or a Document Custodian appointed by it, the Trustee shall keep the Master Servicer apprised at all times of the location of the Mortgage Files.

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        SECTION 3.17. DUTIES OF DOCUMENT CUSTODIAN; AUTHORITY; INDEMNIFICATION.

        (a) Safekeeping. The Document Custodian shall hold the Mortgage Files for the benefit of the Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Mortgage File as shall enable the Depositor, the Seller, the Master Servicer and the Trustee to comply with this Agreement. The Document Custodian shall act with reasonable care, using that degree of skill and attention in the performance of its duties as it exercises with respect to the mortgage files relating to all comparable mortgage loans that it owns or services for itself or others. The Document Custodian shall conduct, or cause to be conducted, periodic audits of the Mortgage Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Master Servicer's record keeping. The Document Custodian shall promptly report to the Trustee and the Master Servicer any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

        (b) Maintenance of and Access to Records. The Document Custodian shall maintain each Mortgage File at one of its offices specified in Schedule 1 or at such other office as shall be specified to the Trustee by written notice immediately upon any change in location. The Document Custodian (if other than the Trustee) shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Mortgage Files and the related accounts, records and computer systems maintained by the Document Custodian at such times during normal business hours as the Trustee shall instruct.

        (c) Release of Documents. Upon written instruction in the form of
Exhibit I from the Trustee (if other than the Document Custodian), the Master Servicer or a Subservicer, the Document Custodian shall release any Mortgage File to the Trustee, the Trustee's agent, the Trustee's designee, the Master Servicer or a Subservicer requested in such written instruction, as the case may be, at such place or places as requested in such written instruction, as soon as practicable. The Document Custodian shall provide written notice to the Master Servicer monthly of any such release to a Subservicer.

        (d) Review of Documents. The Document Custodian shall perform the review (described in Section 2.1(c)) of each Related Document in each Mortgage File within 180 days from (i) the Closing Date (or the date of actual receipt of such document if not received on the Closing Date), with respect to each Mortgage Loan transferred to the Trust on the Closing Date and (ii) the Transfer Date, with respect to each Eligible Substitute Mortgage Loan transferred to the Trust. Upon completion of such 180-day period, the Document Custodian will notify the Trustee (if the Trustee is not also the Document Custodian) and the Master Servicer of any material defect discovered in such review and the Trustee shall notify the Depositor of such material defect, as provided in Section 2.1(c) and on each annual anniversary of the Closing Date shall provide the Trustee, the Master Servicer and the Depositor a report updating the status of such defects.

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        (e) Instructions; Authority To Act. The Document Custodian (if other than the Trustee) shall be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

        (f) Document Custodian's Indemnification. The Document Custodian shall indemnify the Seller, the Master Servicer, the Depositor, the Trust, and the Trustee (if the Trustee is not also the Document Custodian), and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any such person or any of their officers, directors and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Document Custodian as custodian of the Mortgage Files; provided, however, that the Document Custodian shall not be liable to any such Person for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 3.17(f) shall survive the termination of this Agreement.

        (g) Location of Mortgage Loans. The Mortgage Loans and Related Documents shall not be located outside the State of Minnesota unless the Document Custodian shall deliver an Opinion of Counsel to the Trustee to the effect that all actions have been taken, including the filing of UCC financing statements, to perfect the rights of the Trustee in the Mortgage Loans and Related Documents.

        SECTION 3.18. [RESERVED]

        SECTION 3.19. PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

        With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting fire and hazard (including flood) insurance coverage.

        With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

        SECTION 3.20. [RESERVED]

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                                   ARTICLE IV

                            DISTRIBUTIONS IN RESPECT
                     OF CERTIFICATES; SERVICING CERTIFICATES

        SECTION 4.1.   DISTRIBUTIONS WITH RESPECT TO POOL 1.

        (a) On each Distribution Date, the Pool 1 Distribution Amount will be applied in the following amounts, to the extent the Pool 1 Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

        first, to the Classes of Class 1A Certificates, pro rata based upon their respective Class 1A Interest Accrual Amounts, in an aggregate amount up to the sum of the Class 1A Interest Accrual Amounts with respect to such Distribution Date;

        second, to the Classes of Class 1A Certificates, pro rata based upon their respective unpaid Class 1A Interest Shortfall Amounts, in an aggregate amount up to the sum of the Aggregate Class 1A Unpaid Interest Shortfall Amounts;

        third, concurrently, to the Class 1A Certificates (other than the Class 1A-PO Certificates) and the Class 1A-PO Certificates, pro rata, based on their respective Class 1A Non-PO Optimal Principal Amount and Class 1A-PO Optimal Principal Amount, (A) to the Classes of Class 1A Certificates (other than the Class 1A-PO Certificates), in an aggregate amount up to the Class 1A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.1(b) or Section 4.1(c), as applicable, and (B) to the Class 1A-PO Certificates in an amount up to the Class 1A-PO Optimal Principal Amount;

        fourth, to the Class 1A-PO Certificates in an amount up to the Class 1A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class 1B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class 1B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class 1B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class 1B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class 1B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class 1M Certificates pursuant to Paragraph seventh below;

        fifth, to the Class 1M Certificates in an amount up to the Class 1M Interest Accrual Amount with respect to such Distribution Date;

        sixth, to the Class 1M Certificates in an amount up to the Class 1M Unpaid Interest Shortfall;

        seventh, to the Class 1M Certificates in an amount up to the Class 1M Optimal Principal Amount; provided, however, that the amount distributable to the Class 1M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been

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

distributable to the Class 1M Certificates hereunder used to pay the Class 1A-PO Deferred Amount as provided in Paragraph fourth above;

        eighth, to the Class 1B-1 Certificates in an amount up to the Class 1B Interest Accrual Amount for the Class 1B-1 Certificates with respect to such Distribution Date;

        ninth, to the Class 1B-1 Certificates in an amount up to the Class 1B-1 Unpaid Interest Shortfall;

        tenth, to the Class 1B-1 Certificates in an amount up to the Class 1B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class 1B-1 Certificates hereunder used to pay the Class 1A-PO Deferred Amount as provided in Paragraph fourth above;

        eleventh, to the Class 1B-2 Certificates in an amount up to the Class 1B Interest Accrual Amount for the Class 1B-2 Certificates with respect to such Distribution Date;

        twelfth, to the Class 1B-2 Certificates in an amount up to the Class 1B-2 Unpaid Interest Shortfall;

        thirteenth, to the Class 1B-2 Certificates in an amount up to the Class 1B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class 1B-2 Certificates hereunder which is instead used to pay the Class 1A-PO Deferred Amount as provided in Paragraph fourth above;

        fourteenth, to the Class 1B-3 Certificates in an amount up to the Class 1B Interest Accrual Amount for the Class 1B-3 Certificates with respect to such Distribution Date;

        fifteenth, to the Class 1B-3 Certificates in an amount up to the Class 1B-3 Unpaid Interest Shortfall;

        sixteenth, to the Class 1B-3 Certificates in an amount up to the Class 1B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class 1B-3 Certificates hereunder which is instead used to pay the Class 1A-PO Deferred Amount as provided in Paragraph fourth above;

        seventeenth, to the Class 1B-4 Certificates in an amount up to the Class 1B Interest Accrual Amount for the Class 1B-4 Certificates with respect to such Distribution Date;

        eighteenth, to the Class 1B-4 Certificates in an amount up to the Class 1B-4 Unpaid Interest Shortfall;

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        nineteenth, to the Class 1B-4 Certificates in an amount up to the Class
1B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class 1B-4 Certificates hereunder which is instead used to pay the Class 1A-PO Deferred Amount as provided in Paragraph fourth above;

        twentieth, to the Class 1B-5 Certificates in an amount up to the Class 1B Interest Accrual Amount for the Class 1B-5 Certificates with respect to such Distribution Date;

        twenty-first, to the Class 1B-5 Certificates in an amount up to the Class 1B-5 Unpaid Interest Shortfall;

        twenty-second, to the Class 1B-5 Certificates in an amount up to the Class 1B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class 1B-5 Certificates hereunder which is instead used to pay the Class 1A-PO Deferred Amount as provided in Paragraph fourth above; and

        twenty-third, to the Holder of the Class A-R Certificate.

        Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class of Group 1 Certificates (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

        With respect to any Distribution Date, the amount of the Group 1 Principal Adjustment, if any, attributable to any Class of Class 1B will be allocated pro rata based on principal balance among the Class 1A Certificates (other than the Class 1A-WIO and Class 1A-PO Certificates), the Class 1M Certificates and any Class of Class 1B Certificates with a lower numerical designation, and the amount of the Group 1 Principal Adjustment, if any, attributable to the Class 1M Certificates will be allocated to the Classes of Class 1A Certificates (other than the Class 1A-WIO and Class 1A-PO Certificates) pro rata based on the Class 1A Principal Balances.

        The Class 1A-WIO Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

        (b) On each Distribution Date occurring prior to the Group 1 Cross-Over Date, the Class 1A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Class 1A Principal Balances of the Classes of Class 1A Certificates (other than the Class 1A Principal Balance of the Class 1A-PO Certificates) as follows:

        first, to the Class 1A-10 Certificates, up to the Class 1A-10 Priority Amount;

        second, to the Class A-R Certificate until the Class 1A Principal Balance thereof has been reduced to zero;

        third, concurrently, 24.0773441639% to the Class 1A-1 Certificates, 2.0399081759% to the Class 1A-2 Certificates, 43.8121137206% to the Class 1A-3 Certificates, 4.3754193890% to the Class 1A-5 Certificates and 25.6952145506% to the Class 1A-6 Certificates until the Class A Principal Balance of the Class 1A-1 Certificates have been reduced to zero;

        fourth, concurrently, 2.0399081759% to the Class 1A-2 Certificates, 43.8121137206% to the Class 1A-3 Certificates, 24.0773441639% to the Class 1A-4
Certificates, 4.3754193890% to the Class 1A-5 Certificates and 25.6952145506% to the Class 1A-6 Certificates until the Class A Principal Balance of the Class 1A-2 Certificates have been reduced to zero;

        fifth, concurrently, 43.8121137206% to the Class 1A-3 Certificates, 24.0773441639% to the Class 1A-4 Certificates, 4.3754193890% to the Class 1A-5 Certificates, 25.6952145506% to the Class 1A-6 Certificates and 2.0399081759% to the Class 1A-7 Certificates until the Class A Principal Balance of the Class 1A-3, Class 1A-4 and Class 1A-7 Certificates have been reduced to zero;

        sixth, concurrently, 7.5323184564% to the Class 1A-5 Certificates, 74.4595370193% to the Class 1A-6 Certificates and 18.0081445243% to the Class 1A-8 Certificates until the Class A Principal Balance of each such Class has been reduced to zero;

        seventh, concurrently, 56.2313060818% to the Class 1A-9 Certificates, 34.7574900299% to the Class 1A-11 Certificates and 9.0112038883% to the Class 1A-12 Certificates until the Class A Principal Balance of each such Class has been reduced to zero; and

        eighth, to the Class 1A-10 Certificates, without regard to the Class 1A-10 Priority Amount, until the Class A Principal Balance thereof has been reduced to zero.

        (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Group 1 Cross-Over Date, the Class 1A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class 1A Certificates (other than the Class 1A-PO Certificates) pro rata in accordance with their outstanding Class 1A Principal Balances without regard to either the proportions or the priorities set forth in Section 4.1(b).

        (d) (i) For purposes of determining whether the Classes of Class 1B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current Class 1M Fractional Interest is less than the Original Class 1M Fractional Interest and the Class 1M Principal Balance is greater than zero, the Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class 1B-1 Fractional Interest is less than the Original Class 1B-1 Fractional Interest and the Class 1B-1 Principal Balance is greater than zero, the

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

        Class 1B-2, Class 1B-3, Class 1B-4 and Class 1B-5 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class 1B-2 Fractional Interest is less than the Original Class 1B-2 Fractional Interest and the Class 1B-2 Principal Balance is greater than zero, the Class 1B-3, Class 1B-4 and Class 1B-5 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class 1B-3 Fractional Interest is less than the Original Class 1B-3 Fractional Interest and the Class 1B-3 Principal Balance is greater than zero, the Class 1B-4 and Class 1B-5 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class 1B-4 Fractional Interest is less than the Original Class 1B-4 Fractional Interest and the Class 1B-4 Principal Balance is greater than zero, the Class 1B-5 Certificates shall not be eligible to receive distributions of principal.

        (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class 1M Certificates and/or the Classes of Class 1B Certificates entitled to receive distributions of principal would reduce the Class 1M Principal Balance and/or the Class 1B Principal Balances of the Class 1M Certificates and/or the Classes of Class 1B Certificates entitled to receive distributions of principal below zero, first the Class 1M Prepayment Percentage and/or the Class 1B Prepayment Percentage of any affected Class of Class 1B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class 1M Percentage and/or the Class 1B Percentage of such Class of the Class 1B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class 1M Principal Balance and/or the Class 1B Principal Balance of such Class 1B to zero. The Class 1B Prepayment Percentages and the Class 1B Percentages of the remaining Class 1B Certificates will be recomputed substituting for the Group 1 Subordinate Prepayment Percentage and Subordinate Percentage in such computations the difference between (A) the Group 1 Subordinate Prepayment Percentage or Group 1 Subordinate Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class 1M Principal Balance and/or the Class 1B Principal Balances of the affected Class 1B Certificates to zero; provided, however, that if the Class 1B Principal Balances of all the Class 1B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class 1B Prepayment Percentage and the Class 1B Percentage of the Class 1B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group 1 Subordinate Prepayment Percentage for such Distribution Date minus the sum of the Class 1M Prepayment Percentage and the Class 1B Prepayment Percentages of the Class 1B Classes having lower numerical Class designations, if any, and the remainder of the Group 1 Subordinate Percentage for such Distribution Date minus the sum of the Class 1M Percentage and the Class 1B Percentages of the Class 1B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class 1B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class 1B Percentage or Class 1B Prepayment Percentage.

        SECTION 4.2. ALLOCATION OF REALIZED LOSSES WITH RESPECT TO POOL 1.

        (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) with respect to Pool 1 will be allocated as follows:

        first, to the Class 1B-5 Certificates until the Class 1B-5 Principal Balance has been reduced to zero;

        second, to the Class 1B-4 Certificates until the Class 1B-4 Principal Balance has been reduced to zero;

        third, to the Class 1B-3 Certificates until the Class 1B-3 Principal Balance has been reduced to zero;

        fourth, to the Class 1B-2 Certificates until the Class 1B-2 Principal Balance has been reduced to zero;

        fifth, to the Class 1B-1 Certificates until the Class 1B-1 Principal Balance has been reduced to zero;

        sixth, to the Class 1M Certificates until the Class 1M Principal Balance has been reduced to zero; and

        seventh, concurrently, to the Class 1A Certificates (other than the Class 1A-PO Certificates) and Class 1A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

        This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

        (b) With respect to any Distribution Date, the principal portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses occurring with respect to any Pool 1 Mortgage Loan allocable to the Class 1A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Pool 1 Mortgage Loan. The principal portion of any Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses remaining after allocation to the Class 1A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class 1A Certificates (other than the Class 1A-PO Certificates), Class 1M Certificates and Class 1B Certificates based on the Class 1A Non-PO Principal Balance, Class 1M Principal Balance and the Class 1B Principal Balance, respectively. Any such loss allocated to the Class

1A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class 1A Certificates (other than the Class 1A-PO Certificates) in accordance with the Class 1A Loss Percentages as of such Determination Date. Any such loss allocated to the Class 1B Certificates shall be allocated pro rata among the outstanding Classes of Class 1B Certificates based on their Class 1B Principal Balances.

        (c) Any Realized Losses allocated to a Class of Class 1A Certificates or Class 1B Certificates or to the Class 1M Certificates pursuant to Section 4.2(a) or Section 4.2(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

        (d) In the event that there is a Recovery of an amount in respect of principal of a Pool 1 Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class 1A Certificates, the Class 1M Certificates or any Classes of Class 1B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class 1A-PO Certificates, based on the PO Fraction of such Pool 1 Mortgage Loan and, with respect to the Class 1A Certificates (other than the Class 1A-PO Certificates), Class 1M Certificates and Class 1B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Pool 1 Mortgage Loan by the Seller pursuant to Section 2.6, or (ii) represents in whole or part funds which the Master Servicer had received in respect of a Liquidated Mortgage Loan but failed to remit to the Collection Account on or prior to the Business Day preceding the Distribution Date following the Collection Period in which the Pool 1 Mortgage Loan became a Liquidated Mortgage Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Group 1 Certificates and to the principal balances of the Group 1 Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Collection Account on or prior to the Business Day preceding the Distribution Date following the applicable Collection Period in which the Mortgage Loan became a Liquidated Mortgage Loan.

        (e) The interest portion of Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses shall be allocated among the Class 1A Certificates, Class 1M Certificates and Class 1B Certificates, pro rata based on the Class 1A Interest Accrual Amount, the Class 1M Interest Accrual Amount and the Class 1B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class 1A Certificates shall be allocated among the outstanding Classes of Class 1A Certificates based on their Class 1A Interest Percentages. Any such loss allocated to the Class 1B Certificates will be allocated among the outstanding Classes of Class 1B Certificates based on their Class 1B Interest Percentages. In addition, after the Class 1M Principal Balance and the Class 1B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Pool 1 Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool 1 Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class 1A Certificates based on their Class 1A Interest Percentages.

        (f) Realized Losses allocated in accordance with this Section 4.2 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

        SECTION 4.3. DISTRIBUTIONS WITH RESPECT TO POOL 2.

        (a) On each Distribution Date, the Pool 2 Distribution Amount will be applied in the following amounts, to the extent the Pool 2 Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

        first, to the Class 2A Certificates in an aggregate amount up to the Class 2A Interest Accrual Amounts with respect to such Distribution Date;

        second, to the Class 2A Certificates in an aggregate amount up to the sum of the previously unpaid Class 2A Interest Shortfall Amounts;

        third, to the Class 2A Certificates in an aggregate amount up to the Class 2A Optimal Principal Amount;

        fourth, to the Class 2M Certificates in an amount up to the Class 2M Interest Accrual Amount with respect to such Distribution Date;

        fifth, to the Class 2M Certificates in an amount up to the Class 2M Unpaid Interest Shortfall;

        sixth, to the Class 2M Certificates in an amount up to the Class 2M Optimal Principal Amount;

        seventh, to the Class 2B-1 Certificates in an amount up to the Class 2B Interest Accrual Amount for the Class 2B-1 Certificates with respect to such Distribution Date;

        eighth, to the Class 2B-1 Certificates in an amount up to the Class 2B-1 Unpaid Interest Shortfall;

        ninth, to the Class 2B-1 Certificates in an amount up to the Class 2B-1 Optimal Principal Amount;

        tenth, to the Class 2B-2 Certificates in an amount up to the Class 2B Interest Accrual Amount for the Class 2B-2 Certificates with respect to such Distribution Date;

        eleventh, to the Class 2B-2 Certificates in an amount up to the Class 2B-2 Unpaid Interest Shortfall;

        twelfth, to the Class 2B-2 Certificates in an amount up to the Class 2B-2 Optimal Principal Amount;

        thirteenth, to the Class 2B-3 Certificates in an amount up to the Class 2B Interest Accrual Amount for the Class 2B-3 Certificates with respect to such Distribution Date;

        fourteenth, to the Class 2B-3 Certificates in an amount up to the Class 2B-3 Unpaid Interest Shortfall;

        fifteenth, to the Class 2B-3 Certificates in an amount up to the Class 2B-3 Optimal Principal Amount;

        sixteenth, to the Class 2B-4 Certificates in an amount up to the Class 2B Interest Accrual Amount for the Class 2B-4 Certificates with respect to such Distribution Date;

        seventeenth, to the Class 2B-4 Certificates in an amount up to the Class 2B-4 Unpaid Interest Shortfall;

        eighteenth, to the Class 2B-4 Certificates in an amount up to the Class 2B-4 Optimal Principal Amount;

        nineteenth, to the Class 2B-5 Certificates in an amount up to the Class 2B Interest Accrual Amount for the Class 2B-5 Certificates with respect to such Distribution Date;

        twentieth, to the Class 2B-5 Certificates in an amount up to the Class 2B-5 Unpaid Interest Shortfall; and

        twenty-first, to the Class 2B-5 Certificates in an amount up to the Class 2B-5 Optimal Principal Amount.

        Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class of Group 2 Certificates of Group 2 Certificates has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

        With respect to any Distribution Date, the amount of the Group 2 Principal Adjustment, if any, attributable to any Class of Class 2B will be allocated pro rata based on principal balance among the Class 2A Certificates, the Class 2M Certificates and any Class of Class 2B Certificates with a lower numerical designation and the amount of the Group 2 Principal Adjustment, if any, attributable to the Class 2M Certificates will be allocated to the Class 2A Certificates.

        (b) On each Distribution Date occurring prior to the Group 2 Cross-Over Date, the Class 2A Principal Distribution Amount will be distributed in reduction of the Class 2A Principal Balance of the Class 2A Certificates.

        (c) [RESERVED]

        (d) (i) For purposes of determining whether the Classes of Class 2B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current Class 2M Fractional Interest is less than the Original Class 2M Fractional Interest and the Class 2M Principal Balance is greater than zero, the Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class 2B-1 Fractional Interest is less than the Original Class 2B-1 Fractional Interest and the Class 2B-1 Principal Balance is greater than zero, the Class 2B-2, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class 2B-2 Fractional Interest is less than the Original Class 2B-2 Fractional Interest and the Class 2B-2 Principal Balance is greater than zero, the Class 2B-3, Class 2B-4 and Class 2B-5 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class 2B-3 Fractional Interest is less than the Original Class 2B-3 Fractional Interest and the Class 2B-3 Principal Balance is greater than zero, the Class 2B-4 and Class 2B-5 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class 2B-4 Fractional Interest is less than the Original Class 2B-4 Fractional Interest and the Class 2B-4 Principal Balance is greater than zero, the Class 2B-5 Certificates shall not be eligible to receive distributions of principal.

        (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class 2M Certificates and/or the Classes of Class 2B Certificates entitled to receive distributions of principal would reduce the Class 2M Principal Balance and/or the Class 2B Principal Balances of the Class 2M Certificates and/or the Classes of Class 2B Certificates entitled to receive distributions of principal below zero, first the Class 2M Prepayment Percentage and/or the Class 2B Prepayment Percentage of any affected Class of Class 2B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class 2M Percentage and/or the Class 2B Percentage of such Class of the Class 2B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class 2M Principal Balance and/or the Class 2B Principal Balance of such Class 2B to zero. The Class 2B Prepayment Percentages and the Class 2B Percentages of the remaining Class 2B Certificates will be recomputed substituting for the Group 2 Subordinate Prepayment Percentage and Group 2 Subordinate Percentage in such computations the difference between (A) the Group 2 Subordinate Prepayment Percentage or Group 2 Subordinate Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class 2M Principal Balance and/or the Class 2B Principal Balances of the affected Class 2B Certificates to zero; provided, however, that if the Class 2B Principal Balances of all the Class 2B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class 2B Prepayment Percentage and the Class 2B Percentage of the Class 2B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group 2 Subordinate Prepayment Percentage for such Distribution Date minus the sum of the Class 2M Prepayment Percentage and the Class 2B Prepayment Percentages of the Class 2B Classes having lower numerical Class designations, if any, and the remainder of the Group 2 Subordinate Percentage for such Distribution Date minus the sum of the Class 2M Percentage and the Class 2B Percentages of the Class 2B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class 2B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class 2B Percentage or Class 2B Prepayment Percentage.

        SECTION 4.4. ALLOCATION OF REALIZED LOSSES WITH RESPECT TO POOL 2.

        (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses) with respect to Pool 2 will be allocated as follows:

        first, to the Class 2B-5 Certificates until the Class 2B-5 Principal Balance has been reduced to zero;

        second, to the Class 2B-4 Certificates until the Class 2B-4 Principal Balance has been reduced to zero;

        third, to the Class 2B-3 Certificates until the Class 2B-3 Principal Balance has been reduced to zero;

        fourth, to the Class 2B-2 Certificates until the Class 2B-2 Principal Balance has been reduced to zero;

        fifth, to the Class 2B-1 Certificates until the Class 2B-1 Principal Balance has been reduced to zero;

        sixth, to the Class 2M Certificates until the Class 2M Principal Balance has been reduced to zero; and

        seventh, to the Class 2A Certificates.

        This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

        (b) With respect to any Distribution Date, the principal portion of Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses occurring with respect to any Pool 2 Mortgage Loan shall be allocated pro rata among the Class 2A Certificates, Class 2M Certificates and Class 2B Certificates based on the Class 2A Principal Balance, Class 2M Principal Balance and the Aggregate Class 2B Principal Balance, respectively. Any such loss allocated to the Class 2B Certificates shall be allocated pro rata among the outstanding Classes of Class 2B Certificates based on their Class 2B Principal Balances.

        (c) Any Realized Losses allocated to the Class 2A Certificates or a Class of Class 2B Certificates or to the Class 2M Certificates pursuant to
Section 4.4(a) or Section 4.4(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

        (d) In the event that there is a Recovery of an amount in respect of principal of a Pool 2 Mortgage Loan which had previously been allocated as a Realized Loss to the Class 2A Certificates, the Class 2M Certificates or any Classes of Class 2B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Pool 2 Mortgage Loan by the Seller pursuant to Section 2.6, or (ii) represents in whole or part funds which the

Master Servicer had received in respect of a Liquidated Mortgage Loan but failed to remit to the Collection Account on or prior to the Business Day preceding the Distribution Date following the Collection Period in which the Pool 2 Mortgage Loan became a Liquidated Mortgage Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Group 2 Certificates and to the principal balances of the Group 2 Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Collection Account on or prior to the Business Day preceding the Distribution Date following the applicable Collection Period in which the Mortgage Loan became a Liquidated Mortgage Loan.

        (e) The interest portion of Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses shall be allocated among the Class 2A Certificates, Class 2M Certificates and Class 2B Certificates, pro rata based on the Class 2A Interest Accrual Amount, the Class 2M Interest Accrual Amount and the Class 2B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class 2B Certificates will be allocated among the outstanding Classes of Class 2B Certificates based on their Class 2B Interest Percentages. In addition, after the Class 2M Principal Balance and the Class 2B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses) will be allocated to the Class 2A Certificates.

        (f) Realized Losses allocated in accordance with this Section 4.4 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

        SECTION 4.5.         SERVICING CERTIFICATE.

        Not later than the Determination Date each month, the Master Servicer shall deliver to the Trust Administrator a Servicing Certificate (substantially in the form of Exhibit H or the form of computer readable media or such other electronic form as may be agreed to by the Trust Administrator and the Master Servicer) (which Servicing Certificate shall be deemed to constitute a certification that the information contained in such Servicing Certificate is true and correct in all material respects), stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

                     (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period, separately stating the amounts received in respect of principal and interest;

                    (ii) the aggregate amount of (a) Interest Collections and
        (b) Principal Collections for such Collection Period; and

                   (iii) any other information regarding the Mortgage Loans necessary for the Trustee to make distributions and payments in accordance with Section 5.1 and for the Trust Administrator to prepare the reports required to be delivered to Certificateholders pursuant to
        Section 5.2.

        The Trust Administrator shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.1 and for all other purposes, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Master Servicer and the Trust Administrator.


                                    ARTICLE V

                           DISTRIBUTION; STATEMENTS TO
                CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS;

        SECTION 5.1.      DISTRIBUTIONS.

        (a) With respect to the Distribution Account, on each Distribution Date, the Trustee shall make the following disbursements from amounts transferred thereto pursuant to Section 3.3(i), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

               (i)  First, to the Trustee, the Trustee Fee;

               (ii) Second, to each Certificateholder, from the amount and to the extent of the Pool 1 Distribution Amount and the Pool 2 Distribution Amount, respectively, such Certificateholder's share (based on the aggregate Percentage Interests represented by the Certificates of the applicable Class held by such Certificateholder) of the amounts and in the order of priority as set forth in
Article IV, by wire transfer in immediately available funds for the account of each Certificateholder, or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 10.1 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.

        (b) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Mortgage Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the Class A-R Certificate upon termination of the Trust) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Trustee specified in the notice delivered pursuant to Section 5.1(c) or Section 10.1.

        (c) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Collection Period, the Trustee believes, that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee, shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriters and to each Rating Agency a notice to the effect that:

                (i) it is expected that funds sufficient to make such final distribution will be available in the Collection Account on such Distribution Date, and

               (ii) if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

        (d) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.1 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depositor or such Certificateholder owns of record either (a) one or more Certificates of a Class aggregating at least $1,000,000 Original Class Certificate Principal Balance or (b) one or more Class Certificates of a Class with Percentage Interests aggregating 30%). Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

        (e) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Trustee, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

        SECTION 5.2. STATEMENTS.

        (a) Not later than 12:00 a.m. New York time on the day that is two Business Days before each Distribution Date, the Trust Administrator will deliver to the Trustee (by hard copy) and the Master Servicer, the Depositor and the Seller (by electronic transmission) in the format specified in Exhibit K (unless otherwise agreed to by the parties hereto), with a hard copy thereof to be delivered on such Distribution Date, a statement (the "Remittance Report") (based solely on the computer or electronic Servicing Certificate for such Distribution Date provided pursuant to Section 4.1) containing the information set forth below with respect to such Distribution Date:

         (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

        (ii) the amount of distribution set forth in paragraph (i) above in respect of interest in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

       (iii) the amount of distribution set forth in paragraph (i) above in respect of principal in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

        (iv) the Pool Distribution Amount for such Distribution Date in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

         (v) for the applicable Group of Certificates: any Class A Interest Shortfall Amount or Class B Interest Shortfall Amount arising with respect to each Class or any Class M Interest Shortfall Amount on such Distribution Date, any remaining unpaid Class A Interest Shortfall Amount or Class B Interest Shortfall Amount with respect to each Class, or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Class with respect to such Distribution Date;

        (vi) for the applicable Pool: the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), if applicable, and the Pool Scheduled Principal Balance of the Mortgage Loans in such Pool and, for the Holders of Group 1 Certificates, the aggregate Scheduled Principal Balance of the Discount Pool 1 Mortgage Loans for such Distribution Date;

       (vii) for the applicable Group of Certificates: the Class A Percentage, Class M Percentage and Class B Percentage of each Class of Class B Certificates for the following Distribution Date (without giving effect to Unscheduled Principal Receipts for the related Pool received after the applicable Collection Period for the current Distribution Date that are applied during such Collection Period);

        (viii) for the Holders of Group 1 Certificates, the Class 1A-PO Deferred Amount;

        (ix) the aggregate Master Servicing Fee, Subservicing Fee, Trust Administration Fee and Trustee Fee for the applicable Pool;

        (x) the Aggregate Loan Balance, as of the close of business on the last day of the preceding Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xi) the Class Principal Balance for each Class after giving effect to payments allocated to principal above in respect of the Group 1 Certificates or the Group 2 Certificates, as applicable;

        (xii) the number and aggregate Loan Balances of the Mortgage Loans as to which the scheduled monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xiv) the aggregate amount of Prepayments received on the Mortgage Loans during the previous Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xv) the aggregate amount of scheduled principal payments received on the Mortgage Loans during the previous Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xvi) the weighted average maturity of the Mortgage Loans as of the first day of the month prior to the Distribution Date in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xvii) the weighted average Loan Rate on the Mortgage Loans as of the first day of the month prior to the Distribution Date in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xviii)the aggregate amount of Realized Losses related to such Collection Period in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xix) the Aggregate Loan Balance and the Weighted Average Loan Rate, in respect of the Pool 1 Mortgage Loans or the Pool 2 Mortgage Loans, as applicable;

        (xx) for Holders of Group 1 Certificates, the Notional Amount of the Class 1A-WIO Certificates; and

        (xxi) for the Holders of Group 1 Certificates, the Certificate Rate for the Class 1A-11 and Class 1A-12 Certificates and the applicable LIBOR.

        The Trustee shall forward such report to the Certificateholders on such Distribution Date. The Trustee may fully rely upon the information contained in each Remittance Report and shall have no liability with respect to information provided by the Master Servicer or the Trust Administrator. The Trustee shall not be obligated to verify, recompute, reconcile or recalculate any information contained in any Remittance Report.

        To the extent that there are inconsistencies between the telecopy of the Remittance Report and the hard copy thereof, the Master Servicer may rely upon the latter.

        In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

        (b) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (ii) and
(iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trust Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

        (c) On each Distribution Date, the Trustee shall forward to the Residual Certificateholders a copy of the reports forwarded to any other Certificateholders in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Residual Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

        (d) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

        (e) The Master Servicer and the Trust Administrator shall furnish to each Certificateholder (if requested in writing), during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder may reasonably require; provided, that the Master Servicer and the Trust Administrator shall be entitled to be reimbursed by such Certificateholder for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

        (f) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law, and to the extent the Seller instructs the Trust Administrator in acting to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

        SECTION 5.3. DISTRIBUTION ACCOUNT.

        The Trustee shall establish at the Corporate Trust Office a separate trust account (the "Distribution Account") titled "Norwest Bank Minnesota, National Association as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-B." The Distribution Account shall be maintained as an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.3 for deposit to the Distribution Account.

        SECTION 5.4. INVESTMENT OF ACCOUNTS.

        (a) Consistent with any requirements of the Code, all or a portion of the Distribution Account held by the Trustee shall be (i) uninvested or (ii) invested and reinvested by the Trustee, in one or more Eligible Investments bearing interest or sold at a discount. Any investment earnings on funds held in the Distribution Account shall be for the account of the Trustee. No such investment in such accounts shall mature later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible Investment is an obligation of or is advised or managed by the Trustee or an affiliate of the Trustee, then such Eligible Investment shall mature not later than such Distribution Date and (ii) any other date as may be approved by the Rating Agencies).

        (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursements, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.

        (c) The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor.

        SECTION 5.5. DETERMINATION OF CERTIFICATE RATES FOR LIBOR CERTIFICATES.

        On each LIBOR Determination Date so long as the LIBOR Certificates are outstanding, the Trust Administrator shall determine LIBOR and the Certificate Rates for the Class 1A-11 and Class 1A-12 Certificates based on quotations provided by the Reference Banks.

        LIBOR for each Interest Accrual Period will be established by the Trust Administrator on each LIBOR Determination Date as follows:

        (a) On any LIBOR Determination Date, the Trust Administrator will determine LIBOR based on LIBOR quotations provided by each of the Reference Banks as of approximately 11:00 a.m. (London Time) on such LIBOR Determination Date, as such quotations appear on the Telerate Page 3750 (as defined in the International Swap Dealers Association Inc. Code of 1987 Interest Rate and Currency Exchange Definitions).

        (b) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

        (c) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trust Administrator, being so made, or
(ii) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

        (d) If on any LIBOR Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above,

LIBOR shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the initial LIBOR Rate used to determine the Certificate Rate for the LIBOR Certificates for the July 1998 Interest Accrual Period.

        Until all of the LIBOR Certificates are paid in full, the Trust Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Master Servicer initially shall designate the Reference Banks. Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Seller and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Trust Administrator shall promptly appoint or cause to be appointed another Reference Bank. The Trust Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control. The initial Reference Banks shall be selected by the Trust Administrator.

        In determining LIBOR, any Certificate Rate for the LIBOR Certificates or any Reserve Interest Rate, the Trust Administrator may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Telerate Screen) from the Reference Banks or the New York City banks as to LIBOR or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trust Administrator shall not have any liability or responsibility to any Person for (i) the Trust Administrator's selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 5.5.

        The establishment of LIBOR and each Certificate Rate for the LIBOR Certificates by the Trust Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trust Administrator.


                                   ARTICLE VI

                                THE CERTIFICATES

        SECTION 6.1.      THE CERTIFICATES.

        (a) The Class 1A Certificates, the Class 2A Certificates, the Class 1M Certificates, the Class 2M Certificates, the Class 1B Certificates, the Class 2B Certificates and the Class A-R Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, B-1, B-2 and B-3, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust Assets.

        The Class 1A Certificates (other than the Class 1A-7 Certificates, the Class 1A-WIO Certificates and the Class A-R Certificates), the Class 2A Certificates, the Class 1M Certificates, the Class 2M Certificates, the Class 1B Certificates and the Class 2B Certificates shall be initially evidenced by one or more certificates representing the entire aggregate Original Class Principal Balance for each Class and shall be held in minimum dollar denominations of $25,000 and integral dollar multiples in excess thereof. The Class 1A-7 Certificates shall be initially evidenced by one or more certificates representing the entire Original Class Principal Balance of such Class and shall be held in minimum dollar denominations of $1,000 and integral dollar multiples in excess thereof. The Class 1A-WIO Certificates shall be initially evidenced by one or more certificates representing the entire Class 1A-WIO Notional Amount as of the Cut-Off date and shall be held in minimum dollar denominations of $38,000,000 and integral dollar multiples in excess thereof. The Class A-R Certificate shall be initially evidenced by one certificate representing the entire Original Class Principal Balance of such Class.

        (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        Subject to Section 6.2(b), the Class 1A Certificates (other than the Class A-R Certificates), the Class 2A Certificates, the Class 1M Certificates, the Class 2M Certificates, the Class 1B-1 Certificates, the Class 2B-1 Certificates, the Class 1B-2 Certificates and the Class 2B-2 Certificates shall be Book-Entry Certificates. The Class A-R Certificates, the Group 1 Junior Subordinate Certificates and the Group 2 Junior Subordinate Certificates shall not be Book-Entry Certificates.

        (c) (i) As of any Distribution Date, with respect to the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 1A-7, Class 1A-8, Class 1A-9, Class 1A-10, Class A-R, Class 1M and Class 1B Certificates, the Certificate Rate is 6.75% per annum.

            (ii) As of the First Distribution Date, with respect to the Class 1A-11 Certificates, the Certificate Rate is 6.5063%. As of each Distribution Date thereafter, with respect to the Class 1A-11 Certificates, the Certificate Rate is equal to the lesser of (A) 8.50% per annum and (B) the greater of (I) the sum of (x) LIBOR and (y) 0.85% per annum and (II) 0.85% per annum.

            (iii) As of the First Distribution Date, with respect to the Class 1A-12 Certificates, the Certificate Rate is 7.689985% per annum. As of each Distribution Date thereafter, with respect to the Class 1A-12 Certificates, the Certificate Rate is equal to the lesser of (A) 29.507143% per annum and (B) the greater of (I) the excess of (x) 29.507143% over (y) the product of (1) 3.857143 and (2) LIBOR, per annum and (II) 0.00%.

            (iv) The Class 1A-PO Certificates do not bear interest.

             (v) As of the First Distribution Date, with respect to the Class 1A-WIO Certificates, the Certificate Rate is 0.467633% per annum. As of each Distribution Date thereafter, with respect to the Class 1A-WIO Certificates, the Certificate Rate is a per annum rate equal to the excess of (A) the weighted average Net Mortgage Interest Rates of the Premium Pool 1 Mortgage Loans (based on Scheduled Principal Balances of such Mortgage Loans as of such date) over (B) 6.75%.

            (vi) As of the first Distribution Date, with respect to the Group
2 Certificates, the Certificate Rate is 7.065746% per annum. As of each Distribution Date thereafter, with respect to the Group 2 Certificates, the Certificate Rate is a per annum rate equal to the weighted average Net Mortgage Interest Rates of the Pool 2 Mortgage Loans (based on Scheduled Principal Balances of such Mortgage Loans as of such date).

        (d) The principal balance (or with respect to the Class 1A-WIO Certificates, the notorial amount) of each class of Certificates as of the Cut-Off Date is:

                 Class                                          Principal Amount
                 -----                                          ----------------
        Class 1A-1 Certificates                                   $  23,175,000

        Class 1A-2 Certificates                                   $   5,000,000

        Class 1A-3 Certificates                                   $ 124,054,000

        Class 1A-4 Certificates                                   $  45,000,000

        Class 1A-5 Certificates                                   $  15,145,000

        Class 1A-6 Certificates                                   $ 100,000,000

        Class 1A-7 Certificates                                   $     776,000

        Class 1A-8 Certificates                                   $   6,589,000

        Class 1A-9 Certificates                                   $  18,048,000

        Class 1A-10 Certificates                                  $  41,194,000

        Class 1A-11 Certificates                                  $  11,155,764

        Class 1A-12 Certificates                                  $   2,892,236

        Class 1A-PO Certificates                                  $     372,518

        Class 1A-WIO Certificates                                 $ 378,009,974 (1)

        Class 1M Certificates                                     $   6,180,000

        Class 1B-1 Certificates                                   $   5,149,000

        Class 1B-2 Certificates                                   $   2,060,000

        Class 1B-3 Certificates                                   $   3,295,000

        Class 1B-4 Certificates                                   $     824,000

        Class 1B-5 Certificates                                   $1,030,643.44

        Class 2A Certificates                                     $  64,361,000

        Class 2M Certificates                                     $     832,000

        Class 2B-1 Certificates                                   $     332,000

        Class 2B-2 Certificates                                   $     566,000

        Class 2B-3 Certificates                                   $     166,000

        Class 2B-4 Certificates                                   $     133,000

        Class 2B-5 Certificates                                   $  133,650.91

        Class A-R Certificate                                     $        100

(1) Notional amount

        SECTION 6.2. REGISTRATION OF TRANSFER AND EXCHANGE OF THE CERTIFICATES.

        (a) The Certificate Registrar shall maintain or cause to be maintained a Certificate Register in its Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and of Transfers of the Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering the Certificates and Transfers of the Certificates as herein provided. Neither the Trustee nor the Certificate Registrar shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Junior Subordinate Certificates in the form of Book-Entry Certificates. Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of DTC or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions.

        Upon surrender for registration of Transfer of any Certificate (other than Book-Entry Certificates which shall be subject to Section 6.2(b)(i) and
(ii) below) at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class M Certificates, the Class B Certificates and Residual Certificates upon the satisfaction of those conditions applicable to such Certificates, as set forth in Sections 6.2(b) and (c) hereof, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and of the same aggregate Percentage Interest.

        At the option of the Certificateholders, Certificates (other than Book-Entry Certificates which shall be subject to Section 6.2(b)(i) and (ii) below) may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

        No service charge shall be made for any registration of Transfer or exchange of any Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        All Certificates surrendered for registration of Transfer shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

        (b) (i) Except as provided in paragraph (b)(ii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) the Depository shall be responsible for crediting the amount of distributions to the accounts of the Certificate Owners entitled thereto, in accordance with the Depository's normal procedures;
(viii) unless and until Definitive Certificates are issued pursuant to Section 6.2(b)(ii) below, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Depository Participants; and
(ix) whenever notice or other communication to the Certificate Owners is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.2(b)(ii) below, the Trustee shall give all such notices and communications specified herein to be given to such Certificate Owners to the Depository.

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               All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which its acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Depositary Agreement with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to Depository. In the event of any conflict between the terms of any such Depositary Agreement and this Agreement the terms of this Agreement shall control.

               (ii) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Trustee of each Class of Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (i) and (ii) above, or the Seller's expense, in the case of (iii) above, execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

               (iii) No Transfer of a Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate shall be made or registered unless such Transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and laws. In the event that such a Transfer of a Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate is to be made, the Trustee may require (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit L-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit L-2A or as Exhibit L-2B; or (B) a written Opinion of Counsel substantially in the form of Exhibit L-3 or otherwise acceptable to the Trustee to the effect that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and laws or is being made pursuant to such Act and laws. The Holder of a Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

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        No Opinion of Counsel delivered pursuant to this subsection 6.2(b)(iii)
shall be an expense of the Trustee or the Master Servicer, but shall, in each case, be paid either by the Holder of the Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate subject to the proposed Transfer or by the proposed transferee.

        (c) No Transfer of a Class M Certificate in the form of a Definitive Certificate, a Class B Certificate in the form of a Definitive Certificate or Residual Certificate shall be made or registered unless the Trustee shall have received either (i) a representation letter in the form of Exhibit J from the transferee of such Class M Certificate, Class B Certificate or Residual Certificate, or (ii) in the case of any such Class M Certificate, Class B Certificate or Residual Certificate presented for registration in the name of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such Class M Certificate, Class B Certificate or Residual Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor, the Master Servicer or the Seller to any obligation in addition to those undertaken in this Agreement. No representation letter or Opinion of Counsel delivered pursuant to this subsection 6.2(c) shall be an expense of the Trustee, the Depositor, the Master Servicer or the Seller, but shall, in each case, be paid either by the Holder of the Class M Certificate, Class B Certificate or Residual Certificate subject to the proposed Transfer or by the proposed transferee.

        By its acceptance of a Class M Certificate, a Class B Certificate or Residual Certificate, whether upon original issuance or subsequent transfer, each Holder of such Certificate acknowledges the restrictions on transfer of such Certificate set forth thereon and in this Agreement and agrees that it will transfer such a Certificate only as provided herein. In addition, each purchaser of a Class M Certificate in the form of a Book-Entry Certificate or a Class B Certificate in the form of a Book-Entry Certificate shall be deemed to have made the representation contained in paragraph 3 on the fifth page of Exhibit J hereto.

        Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (vii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee, shall not be holding or acquiring such Ownership Interest on behalf of any Person that is not a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status or the status of any beneficial owner as a Person who is not a Permitted Transferee.

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         (viii) No Person shall acquire an Ownership Interest in a Residual
        Certificate unless such Ownership Interest is a pro rata undivided interest.

           (ix) No Ownership Interest in a Residual Certificate may be transferred without the express written consent of the Trustee. In connection with any proposed registered Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall, as a condition to such consent, require delivery to it of each of the following:

                      (A) an affidavit from the proposed transferee in the form
               attached as Exhibit M (a "Transfer Affidavit") to the effect that
               (a) such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; (b) the proposed transferee does not have the intention to impede the assessment or collection of tax legally required to be paid with respect to any Ownership Interest in a Residual Certificate; (c) it has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as it holds any Ownership Interest in a Residual Certificate; and (d) it will abide by the provisions of clause (vii) below; and

                      (B) a covenant of the proposed transferee stating that the proposed transferee agrees to be bound by and to abide by the Transfer restrictions applicable to the Residual Certificates.

               (x) Notwithstanding the delivery of a Transfer Affidavit by a proposed transferee under clause (iii) above, if an officer of the Trustee assigned to its Corporate Trust Administration Department has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (xi) Any attempted or purported registered Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of subsections 6.2(b) or (c) shall be absolutely null and void and shall vest no rights in the purported Transferee, to the extent permitted by applicable law. If any purported Transferee shall, in violation of the provisions of subsections 6.2(b) or (c), become a Holder of a Residual Certificate, the prior Holder of such Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not permitted by subsections 6.2(b) or (c), be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by subsections 6.2(b) or (c) or for making any distributions due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement. The Trustee shall be entitled, but shall not be obligated, to recover from any Holder of a Residual Certificate that was not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be

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        distributed and delivered by the Trustee to the prior Holder of such
        Certificate that is a Permitted Transferee.

               (xii) If any Person other than a Person who is a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in subsections 6.2(b) or (c), the Trustee shall have the right, but shall not be obligated, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purchaser may be the Trustee itself or any affiliate of the Trustee. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, shall be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under subsection 6.2(b) or (c) or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (xiii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall provide the Trustee with its written agreement (in form and substance satisfactory to the Trustee) (a) to require a Transfer Affidavit in the form of Exhibit M hereto from any other Person to whom such Person attempts to transfer any Ownership Interest in a Residual Certificate and (b) not to transfer any Ownership Interest in, or to cause the transfer of any Ownership Interest in, a Residual Certificate if it has actual knowledge that such other Person is not a Permitted Transferee or will be holding any Ownership Interest in a Residual Certificate on behalf of a Person that is not a Permitted Transferee.

        Upon notice to the Trustee by any Person, or if an officer of the Trustee assigned to its Corporate Trustee Administration Department otherwise has actual knowledge, that any Ownership Interest in a Residual Certificate has been transferred, either directly or indirectly, to any Person that is not a Permitted Transferee or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, the Trustee agrees to furnish to the Internal Revenue Service and to the Person described in Section 860E(e)(3) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto. The Trustee shall be permitted to be reimbursed by such Person for the cost of providing such information, but the Trustee shall in all events be required to furnish such information.

        The foregoing provisions of the third and fourth paragraphs of subsection 6.2(c) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form satisfactory to the Trustee, a Nondisqualification Opinion.

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        SECTION 6.3. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such reasonable security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.3, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.3, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        SECTION 6.4. PERSONS DEEMED OWNERS.

        Prior to due presentation of a Certificate for registration of Transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar, any Paying Agent, and any agent of the Seller, the Master Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner (the "Owner") of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Seller, the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by notice to the contrary.

        SECTION 6.5. APPOINTMENT OF PAYING AGENT.

        (a) The Paying Agent shall make distributions to the Holders of Certificates from the Distribution Account pursuant to Section 5.1 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a national banking association or a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Seller.

        (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Holders of Certificates in trust for the benefit of the Holders of Certificates entitled thereto until such sums

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shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

        SECTION 6.6. MAINTENANCE OF OFFICE OR AGENCY.

        The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE VII

                 THE DEPOSITOR, THE SELLER, THE MASTER SERVICER
                           AND THE TRUST ADMINISTRATOR

        SECTION 7.1. LIABILITY OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER AND THE TRUST ADMINISTRATOR.

        The Seller, the Master Servicer and the Trust Administrator shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller, the Master Servicer and the Trust Administrator, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

        SECTION 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER, THE MASTER SERVICER OR THE TRUST ADMINISTRATOR.

        Any corporation into which the Depositor, the Seller, the Master Servicer or the Trust Administrator may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor, the Seller, the Master Servicer or the Trust Administrator shall be a party, or any corporation succeeding to the business of the Depositor, the Seller, the Master Servicer or the Trust Administrator shall be the successor of the Depositor, the Seller, the Master Servicer or the Trust Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        SECTION 7.3. LIMITATION ON LIABILITY OF THE MASTER SERVICER, THE TRUST ADMINISTRATOR AND OTHERS.

        None of the Master Servicer, the Trust Administrator or any of the directors or officers or employees or agents of the Master Servicer or the Trust Administrator shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any

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action by the Master Servicer or the Trust Administrator in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Trust Administrator or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Master Servicer or the Trust Administrator, as applicable, or by reason of its reckless disregard of its obligations and duties of the Master Servicer or the Trust Administrator, as applicable, hereunder. The Master Servicer, the Trust Administrator and any director or officer or employee or agent of the Master Servicer or the Trust Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Trust Administrator and any director or officer or employee or agent of the Master Servicer or the Trust Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's or the Trust Administrator's, as applicable, failure to perform its obligations under this Agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Master Servicer nor the Trust Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer or the Trust Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer or the Trust Administrator, as applicable, shall be entitled to be reimbursed therefor. The Master Servicer's and the Trust Administrator's right to indemnity or reimbursement pursuant to this Section 7.3 shall survive any resignation or termination of the Master Servicer or the Trust Administrator, as applicable, pursuant to Section 7.4 or 8.1 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

        SECTION 7.4. MASTER SERVICER NOT TO RESIGN.

        Subject to the provisions of Section 7.2, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor Master Servicer to the Trustee in writing and such proposed successor Master Servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Master

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Servicer stating that the proposed appointment of such successor Master Servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of any Class of Certificates; provided, however, that no such resignation by the Master Servicer shall become effective until such successor Master Servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder (including, without limitation the obligations of the Master Servicer under Section 3.4) or the Trustee shall have designated a successor Master Servicer in accordance with Section 8.2. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.1 and 8.2 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificateholders. The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Master Servicer pursuant to any provision of this Agreement. The Trustee shall provide written notice to each Holder of a Certificate promptly after any resignation by the Master Servicer hereunder.

        SECTION 7.5. DELEGATION OF DUTIES.

        In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section
3.1. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.4. The Master Servicer shall provide the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

        SECTION 7.6. INDEMNIFICATION OF THE TRUST BY THE SELLER AND MASTER SERVICER.

        (a) The Master Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Master Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Master Servicer's failure to perform hereunder. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of the Agreement.

        (b) Notwithstanding anything to the contrary contained herein, the Seller (i) agrees to be liable directly to the injured party for the entire amount and (ii) shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (including, without limitation, any prohibited transactions tax imposed on the Trust, but excluding any loss, liability, expense, damage, claim or injury attributable to a Holder of a

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Regular Certificate in its capacity as an investor in such Certificate as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Master Servicer or the Trust Administrator including, in either case, but not limited to, amounts payable to the Master Servicer pursuant to Section 7.3, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, that the Seller shall not indemnify the Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeasance, bad faith or negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of the Agreement.


                                  ARTICLE VIII

                                     DEFAULT

        SECTION 8.1. EVENTS OF DEFAULT.

        If any one of the following events (an "Event of Default") shall occur and be continuing:

               (i) (A) The failure by the Master Servicer to make any Monthly Advance; or (B) any other failure by the Master Servicer to deposit in any Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the earlier of the (a) knowledge of the Master Servicer of such failure and (b) the date upon which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder; or

               (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which failure, in each case, materially and adversely affects the interests of Certificateholders and which continues unremedied for a period of 60 days after the earlier of (a) knowledge of the Master Servicer of such failure and (b) date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder; or

               (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar

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        proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) The consent by the Master Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

               (v) Any breach by the Master Servicer of a representation or warranty made in Section 2.4, which breach continues unremedied for a period of 60 days after the earlier of (a) knowledge of the Master Servicer of such failure and (b) the date on which written notice of such breach, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder; or

               (vi) the occurrence of a Master Servicer Removal Right Event;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Master Servicer within the time periods provided for above, (x) subject to the succeeding paragraph, with respect solely to clause
(i)(A) above, if such Monthly Advance is not made by 4:00 P.M. New York time on the second Business Day following written notice to the Master Servicer of such event, the Trustee shall terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor Master Servicer appointed in accordance with Section 8.2, shall immediately make such Monthly Advance and assume, pursuant to Section 8.2 hereof, the duties of a successor Master Servicer and (y) in the case of clause (i)(B), (ii), (iii),
(iv), (v), or (vi), the Trustee shall, at the direction of the Holders of each Class Certificates evidencing Percentage Interests aggregating not less than 51% by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as Master Servicer under this Agreement. Upon the Trustee's obtaining actual knowledge that a required amount described in clause (i) above has not been made by the Master Servicer, the Trustee shall notify the Master Servicer in writing as soon as is reasonably practical. Any such notice to the Master Servicer shall also be given to each Rating Agency and each Certificateholder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.1; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation,

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the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.1 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

        Notwithstanding the foregoing, a delay in or failure of performance under Section 8.1(i) for a period of ten Business Days or under Section 8.1(ii) for a period of 30 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the existence of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Trustee and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Event of Default and such notice shall include references to this Agreement, the Trust, and the Certificates. Furthermore, for purposes of this Section 8.1, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee.

        SECTION 8.2. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

        (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.1 or has resigned pursuant to Section 7.4, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. As compensation therefor, the Trustee shall be entitled to all such compensation and expenses as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i) above) or shall (in the situation described in clause (ii) above) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such

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appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation and expenses which the Master Servicer would otherwise have received pursuant to Section 3.9 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer (including, without limitation, the obligation to pay any deductible under an insurance policy pursuant to Section 3.5 or to indemnify the Trustee pursuant to
Section 7.6), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        (b) Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.13.

        SECTION 8.3. WAIVER OF DEFAULTS.

        The Trustee may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VIII, provided, however, that the Trustee may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

        SECTION 8.4. NOTIFICATION TO CERTIFICATEHOLDERS.

        Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII or Section 7.4, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.


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                                   ARTICLE IX

                                   THE TRUSTEE

        SECTION 9.1. DUTIES OF TRUSTEE.

        The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        The Trustee represents and warrants to the Seller, the Master Servicer and the Depositor that the Trustee's computer and other systems used in performing its duties and obligations under this Agreement will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (1) the Trustee can perform such duties and obligations in accordance with the terms of this Agreement and (2) the Trustee can operate its business in the same manner as it is operating on the date hereof.

        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents, orders or other instruments.

        No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Certificateholders under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 8.1 unless a Responsible Officer of the Trustee at the

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        Corporate Trust Office obtains actual knowledge of such failure or the
        Trustee receives written notice of such failure from the Master
        Servicer.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Seller or the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

        SECTION 9.2. CERTAIN MATTERS AFFECTING THE TRUSTEE.

        Except as otherwise provided in Section 9.1:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

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               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

        SECTION 9.3. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

        The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the successor Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the

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completeness of any Mortgage Loan; the performance or enforcement of any
Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), any subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer), or any Subservicer taken in the name of the Trustee; the failure of the Master Servicer or any Subservicer to act or perform any duties acquired of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.1(c). The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

        SECTION 9.4. TRUSTEE MAY OWN CERTIFICATES.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and/or trust business with the Depositor, the Seller, the Master Servicer or their Affiliates.

        SECTION 9.5. TRUSTEE'S AND DOCUMENT CUSTODIAN'S EXPENSES.

        The Trustee shall be entitled to receive the Trustee Fee pursuant to
Section 5.1(a)(i) and, unless payable by the Master Servicer pursuant to Section 7.6(a), the Seller will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any other agreement related hereto (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, unless payable by the Master Servicer pursuant to
Section 7.6(a), the Seller covenants and agrees to indemnify the Trustee and any directors, officers, employees and agents of the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Trustee's negligence or bad faith of the Trustee. In the event the Seller fails to perform its

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obligations hereunder, then the Trustee shall be indemnified by the Trust for the payment of the Trustee's monthly fee which right of the Trustee shall have priority over all other distributions and payments from the Distribution Account. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

        The Document Custodian shall be entitled to receive the fee agreed to with the Seller. In addition, the Seller covenants and agrees to indemnify the Document Custodian and any directors, officers, employees and agents of the Document Custodian from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Document Custodian's negligence or bad faith of the Document Custodian. This section shall survive termination of this Agreement or the resignation or removal of any Document Custodian hereunder.

        SECTION 9.6. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

        The Trustee hereunder shall at all times be a national banking association or a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having (or in the case of a bank or corporation included in a bank holding company system, the related bank holding company shall have) a rating with respect to its long-term unsecured debt obligations of at least A-by S&P and Baa3 by Moody's (or such lower rating as such Rating Agencies may from time to time agree). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

        SECTION 9.7. RESIGNATION OR REMOVAL OF TRUSTEE.

        The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust by any state in which the Trustee is located, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Immediately upon its appointment and qualification hereunder, the successor Trustee shall provide written notice to each Holder of a Certificate of its appointment and qualification.

        The Holders of Certificates evidencing Percentage Interests aggregating at least 51% may at any time remove the Trustee by written instrument or instruments delivered to the Depositor, the Master Servicer, the Seller and the Trustee and shall thereupon use their best efforts to appoint a successor trustee in accordance with this Section.

        Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.8.

        SECTION 9.8. SUCCESSOR TRUSTEE.

        Any successor Trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

        No successor Trustee shall accept appointment as provided in this
Section 9.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.6.

        Upon acceptance of appointment by a successor Trustee as provided in this Section 9.8, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

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        SECTION 9.9.      MERGER OR CONSOLIDATION OF TRUSTEE.

        Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any, merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        SECTION 9.10.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

        Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee shall each have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. The parties hereto acknowledge that any such co-trustee or separate trustee will act as co-trustee or separate trustee hereunder pursuant to any co-trustee agreement between the Trustee and such co-trustee or separate Trustee, and shall be entitled to the same rights and subject to the same standards as the Trustee with respect to all rights and immunities of the Trustee, including with respect to indemnification and the obligations and duties of the Depositor, the Seller or the Master Servicer to the Trustee pursuant to the terms hereof. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.8. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act

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        or acts, in which event such rights, powers, duties and obligations
        (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Master Servicer and the Trustee may each at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

        Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

        SECTION 9.11. LIMITATION OF LIABILITY.

        The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

        SECTION 9.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES.

        All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement

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and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

        SECTION 9.13. SUITS FOR ENFORCEMENT.

        In case an Event of Default or other default by the Master Servicer, the Seller or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

        SECTION 9.14. WAIVER OF BOND REQUIREMENT.

        The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

        SECTION 9.15. WAIVER OF INVENTORY, ACCOUNTING AND APPRAISAL REQUIREMENT.

        The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                    ARTICLE X

                                   TERMINATION

        SECTION 10.1. TERMINATION.

        (a) The respective obligations and responsibilities of the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Document Custodian and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee of the earliest of (i) the Distribution Date on which the Aggregate Class Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Master Servicer of the Mortgage Loans pursuant to Section 10.1(b) and (iv) the Distribution Date in August, 2028. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

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        (b) The Master Servicer shall have the right to exercise the option to effect the transfer to it of each Mortgage Loan pursuant to Section 10.1(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Aggregate Loan Balance is less than five percent (5%) of the Cut-Off Date Aggregate Loan Balance by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the Aggregate Loan Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Collection Period preceding the final Distribution Date. The exercise of such purchase right shall be conditioned upon receipt by the Trustee of a Nondisqualification Opinion. If such right is exercised, the Master Servicer shall provide to the Trustee the certification required by Section 3.8 and, promptly following payment of the repurchase price, the Trustee shall execute proper instruments acknowledging termination and discharge of this Agreement in the form provided by the Master Servicer. Such certificate shall be delivered by the Master Servicer to the Trustee in a timely manner so as to enable the Trustee to timely notify the Holders of Certificates pursuant to Section 10.1(c).

        (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Holders of Certificates may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Master Servicer, if the Master Servicer is exercising its right to retransfer the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) by letter to the Holders of Certificates mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made, (ii) the amount of each such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable. In the event written directions are delivered by the Master Servicer to the Trustee as described in the preceding sentence, the Master Servicer shall deposit in the Distribution Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Distribution Account that are payable to the Holders of Certificates, will be equal to the retransfer amount for the Mortgage Loans computed as above provided.

        (d) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders thereof on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Holders of such Certificates pursuant to Section 5.1 for such Distribution Date.

        (e) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such

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Certificateholders and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class A-R Certificateholder for payment.

        SECTION 10.2. ADDITIONAL TERMINATION REQUIREMENTS.

        (a) In the event that the Master Servicer exercises its purchase option as provided in Section 10.1, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received a Nondisqualification Opinion to the effect that the failure of the Trust to comply with the requirements of this subsection 10.2(a) will not (A) result in the imposition of taxes on "prohibited transactions" of the Trust, as defined in
Section 860F of the Code, or contributions to REMIC I after the "startup day," as defined in Section 860G(d) of the Code, or (B) cause REMIC I to fail to qualify as a REMIC at any time any Certificate is outstanding:

               (i) within ninety (90) days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 10.1, the Trustee, at the direction of the Depositor, shall adopt a plan of complete liquidation of the Trust in the form prepared by the Depositor;

               (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the Distribution Date for the final distribution, the Trustee shall sell all of the assets of the Trust either to the Depositor or other purchaser of the assets of the Trust, as the case may be, for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the such final Distribution Date, the Trustee shall not sell any of the assets of the Trust prior to the close of that calendar quarter; and

               (iii) the Trustee shall make the distributions specified in subsection 10.1(d) and (e) on or before the final Distribution Date referred to in clause (i) above.

        (b) The Trustee hereby agrees to adopt a plan of complete liquidation as specified in subsection 10.2(a) upon the written direction of the Depositor and to take such other action in connection therewith as may be reasonably requested by the Depositor.


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                                   ARTICLE XI

                              REMIC ADMINISTRATION

        SECTION 11.1. REMIC ADMINISTRATION.

        (a) It is intended that the REMIC I shall constitute, and that the affairs of the REMIC I shall be conducted so as to qualify REMIC I as a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trust Administrator covenants and agrees that it shall act as agent (and the Trust Administrator is hereby appointed to act as agent) and as agent of the Tax Matters Person on behalf of the REMIC in the Trust, and that in such capacities, it shall:

               (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by REMIC I, using a calendar year as the taxable year for the REMIC I;

               (ii) make, or cause to be made, an election, on behalf of the REMIC I, to be treated as a REMIC on the federal tax return of the REMIC I for its first taxable year;

               (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

               (iv) to the extent that the affairs of the Trust are within its control, conduct such affairs of the Trust at all times that any Certificates are outstanding so as to maintain the status of the REMIC I as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

               (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC I;

               (vi) pay or cause to be paid from the Trust the amount of any and all federal, state, and local taxes, imposed upon the Trustee or the Certificateholders in connection with the Trust or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall reimburse the Trust for any taxes paid by it pursuant to this clause (vi) to the extent that such taxes are imposed as a result of the

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

        bad faith, willful misfeasance or negligence of the Master Servicer in the performance of its obligations hereunder;

               (vii) ensure that any such returns or reports filed on behalf of the REMIC I in the Trust by the Trust Administrator are properly executed by the appropriate person;

               (viii) represent the REMIC I in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC I in the Trust, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of the REMIC I in relation to any tax matter involving the Trust at the expense of the Master Servicer;

               (ix) as provided in Section 6.2 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of Residual Certificates to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Master Servicer and the Trust Administrator in the foregoing matters and that it will sign, as Trustee, any and all tax returns prepared by the Trust Administrator required to be filed on behalf of the Trust. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Master Servicer, the Holder of the largest Percentage Interest of each Class of Residual Certificates shall serve as Tax Matters Person for such Class until such time as an entity is appointed to succeed the Trustee as servicer;

               (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trust Administrator; and

               (xi) Upon filing with the Internal Revenue Service, the Trust Administrator shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters but only to the extent the Trustee has the information available with respect to such matters:

                      (1) The original projected principal and interest cash
               flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

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                      (2) The projected remaining principal and interest cash
               flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                      (3) The Prepayment Assumption (and any multiple thereof
               used to calculate the issue price of the Certificates) and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                      (4) The original issue discount (or, in the case of the
               Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                      (5) The treatment of losses realized with respect to the
               Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC I with respect to such regular interests or bad debt deductions claims with respect to the Mortgage Loans;

                      (6) The amount and timing of any non-interest expenses of
               the REMIC I; and

                      (7) Any taxes (including penalties and interest) imposed
               on the REMIC I, including, without limitation, taxes on "prohibited transactions," "contribution" or "net income from foreclosure property" or state or local income or franchise taxes.

        SECTION 11.2. PROHIBITED TRANSACTIONS AND ACTIVITIES.

        Subject to the provisions of Article II, neither the Trustee nor the Master Servicer shall permit the sale, disposition or substitution of a Mortgage Note or the substitution of a property for a Mortgaged Property (except in a disposition pursuant to (i) the bankruptcy or insolvency of the REMIC I or (ii) the termination of the REMIC I in a "qualified liquidation" as defined in
Section 860F(a)(4) of the Code), nor acquire any assets for the REMIC I (other than REO), nor sell or dispose of any investments in the Accounts for gain, nor accept any contributions to the REMIC I (except as contemplated by Section 4.2), unless it has received (x) a Nondisqualification Opinion (at the expense of the Person requesting the Trustee or the Master Servicer to take such action) to the effect that such disposition, acquisition, substitution, or acceptance will not
(a) affect adversely the status of regular interests therein; (b) result in the encumbrance of the assets transferred or assigned to the REMIC I (except pursuant to the provisions of this Agreement) or (c) cause the REMIC I to be subject to a tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions and (y) (i) as to any sale or disposition of a Mortgage Note, a statement in writing by the Master Servicer

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delivered to the Trustee setting forth the analysis described in Section 3.7 hereof and stating the Master Servicer's conclusion that the aggregate distribution of interest and principal on the Certificates will not be reduced by such sale or disposition or (ii) as to any other described transaction, a statement delivered the Trustee by the party requesting such transaction that the transaction will not reduce the aggregate disposition of interest or principal on the Certificates.

        SECTION 11.3. INDEMNIFICATION WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS.

        (a) In the event that the REMIC I fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution or the receipt of "net income from foreclosure property" subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance by the Trust Administrator of its duties and obligations specifically set forth herein, or by reason of the Trust Administrator's reckless disregard of its obligations and duties thereunder, the Trust Administrator shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting therefrom; provided, however, that the Trust Administrator shall not be liable for any Losses attributable to the action or inaction of the Depositor, the Master Servicer, the Trustee, the Seller or a Holder of a Residual Certificates nor for any Losses resulting from misinformation provided by the Depositor, the Master Servicer, the Seller or the Holder of a Residual Certificates on which the Trust Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Residual Certificates at law or in equity.

        (b) In the event that REMIC I fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution or the receipt of "net income from foreclosure property" subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance of the Master Servicer in the performance of its duties and obligations set forth herein, or by reason of the Master Servicer's reckless disregard of its obligations and duties hereunder, the Master Servicer shall indemnify the Trust against any and all tax related liabilities and expenses, including interest and penalties ("Expenses") resulting therefrom; provided, however, that the Master Servicer shall not be liable for any such Expenses attributable to the action or inaction of the Trustee, the Depositor the Seller, or the Holder of the Residual Certificates nor for any such Expenses resulting from misinformation provided by the Trustee, the Depositor, the Seller or a Holder of the Residual Certificates on which the Master Servicer has reasonably relied.

        The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Residual Certificates at law or in equity.




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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

        SECTION 12.1. AMENDMENT.

        This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Seller, the Trust Administrator, the Document Custodian and the Trustee, in each case without the consent of any of the Certificateholders
(i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or the Prospectus Supplement or the Prospectus, (iii) to add to the duties of the Depositor, the Seller, the Trust Administrator, the Trustee (subject to the penultimate paragraph of this Section 12.1) or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Trustee, the Trust Administrator, the Depositor or the Master Servicer is obligated to obtain, maintain or improve any such rating), or (vi) to add, delete or modify any provision to such extent as shall be necessary or desirable to maintain the qualification of the REMIC I as a REMIC; provided, however, that such action shall be accompanied by a Nondisqualification Opinion.

        This Agreement also may be amended from time to time by the Depositor, the Master Servicer, the Seller, the Document Custodian and the Trustee; and the Master Servicer may from time to time consent to the amendment of this Agreement with the consent of the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments on the Certificates without the consent of the Holder of such Certificate, or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Prior to execution of any such amendment, the Depositor shall furnish the Trustee with a Nondisqualification Opinion stating whether such amendment would cause the REMIC I to fail to qualify as a REMIC. An amendment made with the consent of Certificateholders and executed in accordance with this Section 12.1 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would cause the REMIC I to fail to qualify as a REMIC; provided, however, that the Trustee shall not be liable to any Person for any amendment to this Agreement permitted under the terms hereof.

        Prior to the execution of any such amendment, the Master Servicer shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Holders of the Certificates, the Trustee shall furnish fully executed original counterparts of the instruments effecting such amendment to the each Holder of a Certificate.

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        The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

        The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

        In connection with any amendment pursuant to this Section 12.1, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement.

        SECTION 12.2. RECORDATION OF AGREEMENT.

        This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer, but only upon direction of Holders of a majority of the Certificates accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Holders of Certificates. The Holders of Certificates requesting such recordation shall bear all costs and expenses of such recordation. The Master Servicer shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        SECTION 12.3. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

        The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as provided in Section 12.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a

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written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of 25% or more of Percentage Interests in any Class of the Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        SECTION 12.4. GOVERNING LAW.

        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 12.5. NOTICES.

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Seller, First Union National Bank, One First Union Center, Charlotte, North Carolina 28288, Attention: Mortgage Finance, (b) in the case of the Master Servicer and Trust Administrator, First Union National Bank, One First Union Center, Charlotte, North Carolina 28288, Attention: Mortgage Finance, (c) in the case of the Trustee, at Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Todd Emerick, FURST 1998-B, or in the case of the Document Custodian, at Norwest Bank Minnesota, National Association, 1015 Tenth Avenue, S.E., Minneapolis, Minnesota 55479, Attention:
FURST 1998-B, (d) in the case of the Depositor, First Union Residential Securitization Transactions, Inc., One First Union Center, Charlotte, North Carolina 28288-0600, Attention: Patrick J. Tadie, (e) in case of S&P, 26 Broadway, New York, New York 10004, (f) in the case of Moody's, 99 Church Street, New York, New York 10002, and (g) in the case of Fitch, One State Street Plaza, New York, New York 10004 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

        SECTION 12.6. SEVERABILITY OF PROVISIONS.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        SECTION 12.7. CERTIFICATES NONASSESSABLE AND FULLY PAID.

        The parties agree that the Holders of Certificates shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.1 are and shall be deemed fully paid.

        SECTION 12.8. THIRD-PARTY BENEFICIARIES.

        This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

        SECTION 12.9. COUNTERPARTS.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 12.10. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 12.11. PROVISION OF INFORMATION TO PROSPECTIVE PURCHASERS; RULE 144A.

        For so long as any Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 or Class 2B-5 Certificate is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), the Trust Administrator shall, upon the request of any Owner and any prospective purchaser of such Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 or Class 2B-5 Certificate, make available to such Owner and any prospective purchaser of such Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 or

Class 2B-5 Certificate designated by such Owner (a) a copy of a private resale memorandum, to be prepared by the Seller for this purpose, (b) a copy of the most recent report distributed to the Owners pursuant to Section 5.2 hereof, together with (c) any additional information required pursuant to Rule 144A, as from time to time amended, under the Securities Act in order for a sale of such Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 or Class 2B-5 Certificates by such Owner to such prospective purchaser to qualify for the exemption under the Securities Act provided by Rule 144A; provided, however, that the Trust Administrator shall have no obligation to deliver any information or item described in clauses (a) or (c) unless and until the Seller shall provide the same to the Trust Administrator and the Trust Administrator 's obligation with respect to such delivery shall be limited to any such information or item supplied to it by the Seller. The Seller shall promptly furnish to the Trust Administrator, upon receipt of a request from the Trustee or any Holder of a Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 or Class 2B-5 Certificate the items described in clauses (a) and (c) to the Trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Trust Administrator, the Trustee and the Document Custodian have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                    FIRST UNION RESIDENTIAL SECURITIZATION
                                    TRANSACTIONS, INC., as Depositor


                                    By /s/ Patrick J. Tadie
                                      -----------------------------------------
                                      Title: Vice President


                                    FIRST UNION NATIONAL BANK, as Seller


                                    By /s/ Patrick J. Tadie
                                      -----------------------------------------
                                      Title: Vice President


                                    FIRST UNION NATIONAL BANK, as Master
                                    Servicer


                                    By /s/ Jeffrey B. Mandel
                                      -----------------------------------------
                                      Title: Vice President


                                    FIRST UNION NATIONAL BANK, as Trust
                                    Administrator


                                    By /s/ Patrick J. Tadie
                                      -----------------------------------------
                                      Title: Vice President


                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By /s/ Amy Wahl
                                      -----------------------------------------
                                      Title:  Assistant Vice President

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Document Custodian


                                    By /s/ Amy Wahl
                                      -----------------------------------------
                                      Title: Assistant Vice President
                                            -----------------------------------

COMMONWEALTH OF NORTH CAROLINA

COUNTY OF MECKLENBURG


        I, a Notary Public of the County and State of aforesaid, certify that Patrick J. Tadie personally came before me this day and acknowledged that [s]he is a Senior Vice President of First Union Residential Securitization Transactions, Inc., and that by authority duly given and as the act of the corporation, [s]he signed [his] [her] name thereto.

        WITNESS my hand and official stamp or seal, this 30th day of July, 1998.

                                                 /s/ Angela Henson
                                           -----------------------------
                                                   Notary Public
My Commission Expires:

         8/29/2000
---------------------------

       (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


        I, a Notary Public of the County and State of aforesaid, certify that Amy Wahl personally came before me this day and acknowledged that she is an Assistant Vice President of Norwest Bank Minnesota, National Association, and that by authority duly given and as the act of the corporation, she signed her name thereto.

        WITNESS my hand and official stamp or seal, this 30th day of July, 1998.

                                                 /s/ Angela Henson
                                           -----------------------------
                                                   Notary Public


My Commission Expires:

         8/29/2000
---------------------------

       (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


        I, a Notary Public of the County and State of aforesaid, certify that Amy Wahl personally came before me this day and acknowledged that [s]he is a Assistant Vice President of Norwest Bank Minnesota, National Association, and that by authority duly given and as the act of the corporation, she signed her name thereto.

        WITNESS my hand and official stamp or seal, this 30th day of July, 1998.

                                                 /s/ Angela Henson
                                           -----------------------------
                                                   Notary Public

My Commission Expires:

        8/29/2000
-------------------------

      (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


        I, a Notary Public of the County and State of aforesaid, certify that Patrick J. Tadie personally came before me this day and acknowledged that [s]he is a Vice President of First Union National Bank, a national banking association, and that by authority duly given and as the act of the corporation, [s]he signed [his] [her] name thereto.

        WITNESS my hand and official stamp or seal, this 30th day of July, 1998.

                                                /s/ Angela Henson
                                           -----------------------------
                                                  Notary Public

My Commission Expires:

        8/29/2000
-------------------------

      (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


        I, a Notary Public of the County and State of aforesaid, certify that Jeffrey B. Mandel personally came before me this day and acknowledged that [s]he is a Vice President of First Union National Bank, and that by authority duly given and as the act of the corporation, [s]he signed [his] [her] name thereto.

        WITNESS my hand and official stamp or seal, this 30th day of July, 1998.

                                                /s/ Sonya D. Price
                                           -----------------------------
                                                   Notary Public

My Commission Expires:

        1-19-2003
---------------------------

      (Notary Seal)